AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 1, 2001



                                                      REGISTRATION NO. 333-45778

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------



                                AMENDMENT NO. 5



                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------
                             PROTOSOURCE CORPORATION
        (Exact name of small business issuer as specified in its charter)

         California                        7373                  77-0190772
         ----------                        ----                  ----------
(State or other jurisdiction of   (Primary and industrial     (I.R.S. Employer
incorporation or organization)  classification code number)  Identification No.)

                   -------------------------------------------
                          2300 Tulare Street, Suite 210
                                Fresno, CA 93721
                                 (559) 486-8600
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                   -------------------------------------------
                            William Conis, President
                          2300 Tulare Street, Suite 210
                                Fresno, CA 93721
                                 (559) 486-8600
          (Name and address, including zip code, and telephone number, including area code, of agent for service)
                   ------------------------------------------
                                   Copies to:
       Gregory Sichenzia, Esq.                        Charles Snow, Esq.
   Sichenzia, Ross & Friedman, LLP                 Snow Becker Krauss P.C.
  135 West 50th Street, 20th Floor                    605 Third Avenue
     New York, New York 10020                     New York, New York 10158
         (212) 664-1200                                (212) 455-0300
                   ------------------------------------------

                  Approximate date of proposed sale to public:
  As soon as practicable after this registration statement becomes effective.

                   ------------------------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           --------------------------

                                        CALCULATION OF REGISTRATION FEE
==================================== ================ ======================= ======================== ================
                                                         PROPOSED MAXIMUM        PROPOSED MAXIMUM         AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES    AMOUNT TO BE        OFFERING PRICE        AGGREGATE OFFERING      REGISTRATION
         TO BE REGISTERED              REGISTERED          PER SECURITY                PRICE                 FEE
------------------------------------ ---------------- ----------------------- ------------------------ ----------------


Units, consisting of two shares of   1,150,000        $7.00(1)(2)             $8,050,000               $2,126
Common Stock, no par value and one
Warrant                              Units
------------------------------------ ---------------- ----------------------- ------------------------ ----------------
Common Stock underlying the          2,300,000        ---                     ---                      ---
Units(3)                             Shares
------------------------------------ ---------------- ----------------------- ------------------------ ----------------
Warrants underlying the Units        1,150,000        ---                     ---                      ---
                                     Warrants
------------------------------------ ---------------- ----------------------- ------------------------ ----------------
Common Stock underlying Warrants     1,150,000        $4.55                   $5,232,500               $1,382
included in the Unit(4)              Shares
------------------------------------ ---------------- ----------------------- ------------------------ ----------------
Underwriters' Warrants               100,000          $.0001                  $10                      ---
                                     Warrants
------------------------------------ ---------------- ----------------------- ------------------------ ----------------
Units underlying Underwriters'       100,000          $11.55(6)               $1,155,000               $305
Warrants consisting of two shares    Units(5)
of Common Stock and one Warrant
------------------------------------ ---------------- ----------------------- ------------------------ ----------------
Common Stock underlying Units        200,000          ---                     ---                      ---
contained in Underwriters' Warrants  Shares
------------------------------------ ---------------- ----------------------- ------------------------ ----------------
Warrants underlying the Units        100,000          ---                     ---                      ---
underlying Underwriter's Warrants    Warrants
------------------------------------ ---------------- ----------------------- ------------------------ ----------------
Common Stock, no par value,          100,000          $5.78(1)                $578,000                 $153
underlying Warrants included in      Shares
Underwriters' Warrants
------------------------------------ ---------------- ----------------------- ------------------------ ----------------
Common Stock, no par value,          22,500           $6.00                   $135,000.00              $36
underlying options(7)                Shares
------------------------------------ ---------------- ----------------------- ------------------------ ----------------
Common Stock, no par value           15,000           $6.00                   $90,000                  $24
underlying options(8)                Shares
------------------------------------ ---------------- ----------------------- ------------------------ ----------------
Common Stock, no par value,          30,000           $6.00                   $180,000.00              $48
underlying options                   Shares
------------------------------------ ---------------- ----------------------- ------------------------ ----------------
Common Stock, no par value(9)        1,303,072        $6.00(8)                $7,818,432               $2,065
                                     Shares
------------------------------------ ---------------- ----------------------- ------------------------ ----------------
Common Stock, no par value(10)       74,870           $6.00(8)                $449,220.00              $119
                                     Shares
==================================== ================ ======================= ======================== ================
TOTAL                                                                         $23,687,662              $6,258
==================================== ================ ======================= ======================== ================

1.   Based upon an offering price in the range of $5-$9 per Unit.
2.   Assumes a price of $3.50 per share.
3. Includes the underwriter's over-allotment of 300,000 shares of common stock.
4. Includes the underwriter's over-allotment of 150,000 common stock purchase warrants.
5. Pursuant to Rule 416 of the Securities Act of 1933, as amended, the number of shares issuable upon exercise of the Underwriters' Warrants is subject to adjustment with anti-dilution provisions of such warrants.
6.   Based upon 165% of the Units public offering price.
7. Shares issuable upon exercise of options issued as severance to Raymond Meyers, former Chief Executive Officer.
8. Shares issuable to Continental Capital & Equity Corporation for marketing services.
9. Shares issued in connection with the acquisition of Suncoast Automation, Inc.
10. Shares issued in connection with the acquisition of MicroNet Technologies, Inc.


-----------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


                           IMPORTANT EXPLANATORY NOTE

     This registration statement contains two forms of prospectus: one to be used in connection with a firm-commitment underwritten public offering through Kashner Davidson Securities Corporation, and one to be used in connection with the sale of common stock by the selling stockholders of Protosource. The two prospectuses are identical in all respects except for the front and back cover pages; the "Use of Proceeds" section; the section entitled "Underwriting" in the prospectus relating to the underwritten offering, which is replaced by a section entitled "Plan of Distribution" in the prospectus relating to the selling stockholder offering; and references to our public offering, which are prospective in the prospectus relating the underwritten offering and retrospective in the prospectus relating to the to the selling stockholder offering.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


Prospectus Subject To Completion, dated February 1, 2001


                             PROTOSOURCE CORPORATION


                                 1,000,000 units


     We are offering 1,000,000 units, each unit consisting of two shares of our common stock with no par value and one class B common stock purchase warrant, which entitles the holder to purchase one share of our common stock at an
exercise price of $   per share at anytime within a five year period from the
date on this prospectus. The anticipated price range for one unit is between $5.00 and $9.00.


     Concurrent with the offer and sale of shares of our units described in this prospectus, our selling stockholders are offering shares of our common stock for sale in a non-underwritten offering by a separate prospectus. We will not receive any proceeds from sales by our selling stockholders. We and the selling stockholders will sell a combined total of 2,435,041 shares of our common stock.

     Our common stock trades on the Nasdaq SmallCap Market under the symbol PSCO and our class A common stock purchase warrants trade under the symbol PSCOW. Our class B common stock purchase warrants will trade under the symbol PSCOZ. The units will not be a traded security. On January 31, 2001, the reported last sale price of our common stock on The Nasdaq SmallCap Market was $3.63 per share.



                               ------------------

        Your investment in our securities involves a high degree of risk.
Before investing in our securities, you should consider carefully the risks described under "Risk Factors" beginning on page 7.

                               ------------------

--------------------------------------------------------------------------------
The offering                                    Per unit          Total
------------                                    --------          -----
Public offering price
Underwriting discounts
Proceeds to ProtoSource Corporation
--------------------------------------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is complete or accurate. Any representation to the contrary is a criminal offense.




KASHNER DAVIDSON SECURITIES CORPORATION
                                         ANDREW, ALEXANDER, WISE & COMPANY, INC.

                                TABLE OF CONTENTS
                                -----------------


Section                                                             Page Number
-------                                                             -----------

Prospectus Summary .............................................        2
Recent Developments ............................................        6
Risk Factors ...................................................        7
Use of Proceeds ................................................       14
Price Range of Common Stock ....................................       16
Dividend Policy ................................................       17
Dilution .......................................................       18
Capitalization .................................................       19
Selected Financial Data ........................................       20
Management's Discussion and Analysis of
 Financial Condition and Results of Operations .................       22
Business .......................................................       28
Management .....................................................       39
Summary Compensation Table .....................................       42
Security Ownership of Management  and
 Certain Beneficial Owners .....................................       46
Description of Capital Stock ...................................       48
Shares Eligible for Future Sale ................................       51
Underwriting ...................................................       53
Certain Transactions ...........................................       56
Legal Matters ..................................................       56
Experts ........................................................       56
Additional Information .........................................       57
Index to Financial Statements ..................................       F-1


                         NOTICE TO CALIFORNIA RESIDENTS
                         ------------------------------

     This offering was approved in the state of California based on a limited offering qualification to investors who meet certain financial suitability requirements, and as a result thereof the issuer did not have to demonstrate compliance with some or all of the merit regulations of the Department of Corporations as found in Title 10, CA Code of Regulations, Rule 260.140.

     The exemptions available for resales in the state of California under Corporations Code Sec. 25104(h) have been withheld and are not available to the California investors, however, other exemptions may be available to the investors to cover certain private sales by the bona-fide owner for his own account, without advertising and without being effected by or through a broker dealer in a public offering.

                    DEALER PROSPECTUS DELIVERY OBLIGATIONS

     Until , 2001, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY


                             ProtoSource Corporation


Our Business..............  ProtoSource Corporation is made up of two divisions,
                            psnw.com and Suncoast Automation, Inc.

                            Our psnw.com division is an Internet Service
                            Provider based in Fresno, California. Earlier this year, the division refocused its strategy away from dial-up access into three new services: (1) high-speed Internet access reselling ADSL/SDSL; (2) web design, development and hosting for small and medium-sized businesses; and (3) outsourced technical support for other ISPs.

                            We recently acquired Suncoast Automation, Inc., a Delaware corporation. Suncoast is the second of our two operating divisions. It provides interactive cable TV systems to the vacation ownership, or timeshare industry. The interactive system allows the resort guest to interface with the set-top box via a remote keyboard to access basic and premium TV programming, the Internet, games and the resort's property management system.

                            As a result of the recent acquisition, we expect to concentrate our efforts and resources on providing interactive cable TV systems and high-speed Internet access via cable, to the timeshare industry.

Our Products..............  Through our psnw.com division, we offer Internet access to residential customers through dial-up and ADSL connections and to business customers via SDSL and private lines. We also offer Web design, development, and hosting services. Through Suncoast we provide basic cable TV, premium channel packages and high-speed Internet access to the timeshare industry.

Our Customers.............  psnw.com currently has over 6,000 dial-up customers, over 200 customers for web hosting, over 10 customers for web design and development, and over 60 for ADSL/SDSL. Additionally, we provide technical support for over 6,500 dial-up customers for 9 other ISP's.

                            Suncoast Automation currently has two resort owners for its cable TV systems - Sunterra Communications Corp. and Bluegreen Resorts Management, Inc. These two customers have contracted with us for 2,794 units across 10 resorts. Currently, over 80% of Suncoast's revenues come from Sunterra Communications Corp., as Bluegreen has not been installed.

Our Industry..............  According to Dataquest, the worldwide help desk market is growing at over 25% per year. According to Telechoice, the DSL market is expected to grow from 500,000 subscribers in 1999, to over 9.5 million by 2003.According to Zona Research, the market for outsourced web development services will grow from $4 billion in 1998 to over $15.8 billion in 2002. According to a survey sponsored by the American Resort Developers Association, there are over 1,600 timeshare resorts in the US today. Their study indicates "a consistent growth of sales volume of between 14% and 17% annually over the last decade."


Our Strategy..............  Our strategy is to operate as two divisions: 1)
                            psnw.com, which will focus on Internet access, web design/development/hosting and outsourced technical support primarily to business customers; and 2) Suncoast Automation, which will provide cable TV and high-speed Internet access to the timeshare industry.

Our Risks ................  An investment in our securities offered in this offering, involves a high degree of risks. Please see our "Risk Factors" section beginning on page 6.

Our Principal Offices.....  Our principal executive offices are located at 2300
                            Tulare Street, Suite 210, Fresno, CA 93721 and our telephone number is (559) 486-8600. We are a California corporation.

                                  The Offering



Common stock outstanding prior to
this offering........................   2,734,648 shares of common stock

Securities offered directly by us in
this offering........................   1,000,000 units consisting of two shares
                                        of our common stock with no par value
                                        and one class B common stock purchase
                                        warrant.


Securities offered by the selling
stockholders in a concurrent
non-underwritten offering............   435,041 shares of common stock




Common stock to be outstanding
 after this offering.................   4,734,648 shares of common stock. In
                                        calculating the number of shares, we
                                        included the shares being offered by the selling stockholders in a concurrent non-underwritten offering by a separate prospectus

Use of
proceeds.............................   We intend to use the net proceeds of
                                        this offering for repayment of
                                        promissory notes, business expansion of
                                        Suncoast Automation, trade payables
                                        working capital purposes and to repay
                                        certain indebtedness.


Trading symbols.......................  Our common stock trades on The Nasdaq
                                        SmallCap Market under the symbol PSCO
                                        and our class A common stock purchase
                                        warrants trade under the symbol PSCOW.
                                        Our class B common stock purchase
                                        warrants will trade under the symbol
                                        PSCOZ. The units will not be a traded
                                        security.


     The number of shares of common stock to be outstanding immediately after this offering excludes:

     o 1,137,000 shares of common stock issuable upon the exercise of 1,137,000 class A common stock purchase warrants

     o 1,150,000 shares of common stock issuable upon the exercise of 1,150,000 class B common stock purchase warrants, including underwriter's over-allotment option.

     o 300,000 shares of common stock issuable upon the exercise of the underwriter's warrant and class B common stock purchase warrants

     o 300,000 shares of common stock subject to the underwriter's over-allotment option

     o 649,378 shares of common stock issuable upon the exercise of additional warrants and options

     o 135,167 shares of common stock issuable upon the exercise of options issued in connection with our 1994 Stock Option Plan

     o 100,000 shares of common stock issuable upon the exercise of options issued in connection with our 1999 Stock Option Plan


     o 866,988 shares of common stock issuable upon shareholder approval in connection with the acquisition of Suncoast Automation, Inc.

           Summary Selected Financial Data and Proforma Financial Data

     The summary financial data set forth below has been derived from our audited and unaudited financial statements included in this prospectus.

                                                  Nine Months Ended                      Year Ended
                                                    September 30,                        December 31,
                                      ----------------------------------------    --------------------------
                                      2000 (1)         2000           1999           1999            1998
                                      --------         ----           ----           ----            ----
                                     (proforma)            (unaudited)
Statement of Operations Data:
-----------------------------
Revenues                             $ 1,305,372    $ 1,187,820    $   759,708    $ 1,125,225    $   882,651
Operating expenses                     4,573,663      3,349,972      1,675,395      2,566,218      2,068,145
Operating loss                        (3,268,291)    (2,162,152)      (915,687)    (1,440,993)    (1,185,494)
Total other income (expense)            (869,870)      (843,816)       162,253        147,353       (510,735)
Income (loss) before income taxes     (4,138,161)    (3,005,968)      (753,434)    (1,293,640)    (1,696,229)

Income taxes                              10,565          1,279           --             --             --
Net income (loss)                     (4,148,726)    (3,007,247)      (753,434)    (1,293,640)    (1,696,229)

Basic and diluted income (loss)
         Per share                   $     (1.23)   $     (1.34)   $     (0.42)   $     (0.72)   $     (1.24)
Basic and diluted weighted average
Number of common shares
outstanding                            3,363,458      2,250,615      1,775,177      1,789,453      1,365,484


                                 December 31,  September 30,  September 30, 2000
                                    1999           2000        as Adjusted (2)
                                    ----           ----        ---------------
                                                        (unaudited)

Balance Sheet Data:
-------------------
Cash and cash equivalents      $    677,319    $    240,783     $  4,449,340
Working capital (deficit)           554,668      (1,621,322)       4,237,235
Total assets                      3,685,181      12,795,229       16,878,229
Long-term debt                       21,019         163,050          163,050
Stockholders' equity              3,400,308      10,150,428       15,583,428



(1) Proforma shows the effect of the acquisition of Suncoast Automation, Inc. See the proforma unaudited financial statements and accompanying notes for a further explanation.

(2) As adjusted to give effect to the receipt and application of the estimated net proceeds of this offering without giving effect to the exercise of class A or class B warrants, the underwriters' warrants or other outstanding warrants or stock options.

                               RECENT DEVELOPMENTS

The Suncoast Acquisition


     On August 22, 2000, we acquired all the outstanding common stock of Suncoast Automation, Inc. in exchange for 1,303,072 shares of our common stock. In addition, we agreed to deposit 1,000,000 shares of our common stock with an escrow agent. Over the 27 months following the effective date of this offering, Suncoast's shareholders may earn some or all of these shares based upon meeting the following criteria: 500,000 shares will be released when Suncoast installs 19,000 subscribers/rooms and achieves $1,300,000 in cumulative cash flow. The balance of the shares will be released in 10% increments for each additional increment of 1,900 subscribers/rooms and $190,000 in cumulative cash flow added.


     In January 2001, Nasdaq informed us that as a result of the Suncoast transaction, we violated a Nasdaq marketplace rule, which requires shareholder approval for the issuance of 20% or more of an issuer's securities in connection with an acquisition of assets or securities of another company. In order to remain in compliance with Nasdaq continued listing requirements, Suncoast shareholders agreed to return to us 866,988 shares out of the 1,303,073 shares of common stock issued to them in order to reduce the issuance of our common stock in this acquisition to under 20% and maintain our listing on the Nasdaq SmallCap Market.

     Effective January 16, 2001, we entered into an amendment to the stock exchange agreement with the former Suncoast shareholders which provides the following:

     o The former Suncoast shareholders agreed to return an aggregate of 866,988 shares of our common stock.

     o The 866,988 shares of common stock will be reissued to the former shareholders of Suncoast in the event shareholder approval is obtained.

     o The Suncoast acquisition agreement was further modified to provide that no additional shares of common stock will be issued to the former Suncoast shareholders, unless and until our shareholders approve the issuance. The agreement also states that no other compensation of any kind or nature will be issued to the former Suncoast shareholders at any time in the event we fail to receive shareholder approval for the issuance. The agreement specifically states that even if we are eventually delisted from Nasdaq, no further compensation will be issued to the former Suncoast shareholders.

                                  RISK FACTORS

     Investing in our securities will provide you with an equity ownership interest in Protosource. As one of our shareholders, your investment will be subject to risks inherent in our business. If any of the following risks actually occur, our business could be harmed. In that event, the trading price of our shares might decline, and you could lose all or part of your investment. You should carefully consider the following factors as well as other information contained in this prospectus before deciding to invest in shares of our securities. Additional risks that are not currently known to us or that we deem immaterial may also harm us and the value of your investment. An investment in our securities involves a high degree of risk.

Risks Related To Our Business And Industry

We have a history of operating losses and we expect these losses to continue.

     We have experienced significant losses. We expect to continue to incur significant losses for the foreseeable future. For the past five years, we have funded our operations with the proceeds from two public offerings and various private placements. We incurred net losses of approximately $1,696,229 and $1,293,640 for the years ended December 31, 1998 and 1999, respectively, and $3,007,247 for the nine months ended September 30, 2000. We have an accumulated deficit of $11,064,021 at September 30, 2000. We expect our expenses to increase as we expand our business. We cannot assure you that our revenues will increase as a result of our increased spending. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations, we may not become profitable. Even if we become profitable, we may not be able to sustain our profitability. See "Management Discussion and Analysis and Results of Financial Conditions and Results of Operations" on page 22.

We have experienced significant growth in a short period of time and may have trouble integrating acquired businesses and managing our expansion.

     Since November 1999, we have completed two acquisitions. Acquisitions may involve numerous risks, including difficulty in integrating operations, technologies, systems, and products and services of acquired companies, diversion of management's attention and disruption of operations, increased expenses and working capital requirements, entering markets in which we have limited or no prior experience and where competitors in such markets have stronger market positions and the potential loss of key employees and customers of acquired companies. In addition, acquisitions may involve financial risks, such as the potential liabilities of the acquired businesses, the dilutive effect of the issuance of additional equity securities, the incurrence of additional debt, the financial impact of transaction expenses and the amortization of goodwill and other intangible assets involved in any transactions that are accounted for using the purchase method of accounting, and possible adverse tax and accounting effects.

We have a limited history of owning and operating our acquired businesses on a consolidated basis, which could result in ineffective management of these businesses.

     There can be no assurance that we will be able to meet performance expectations or successfully integrate our acquired businesses on a timely basis without disrupting the quality and reliability of service to our customers or diverting management resources. Our rapid growth has placed and will continue to place a significant strain on management, our financial resources, and on our information, operating and financial systems. If we are unable to manage this growth effectively, it may have an adverse effect on our business, financial condition and results of operations. See "Business" on page 18.

Our recent acquisition of Suncoast may have an adverse effect on our earnings.

     We recently acquired Suncoast Automation, Inc. Suncoast is one of our two operating divisions and provides interactive cable TV systems to the timeshare industry. If we are unable to effectively integrate Suncoast's business into our existing business, it may have an adverse effect on our earnings or revenue growth. See "Business" on page 28.

Because Suncoast has a limited operating history, we cannot assure that we can successfully execute our business strategy.

     We are relying heavily on the prospects of Suncoast for our future revenue growth. In the year ended December 31, 1999, Suncoast had total revenues of only $164,535. Our expectations for growth may not be realized unless Suncoast is able to obtain substantial additional long-term contacts with timeshare resorts. If we are unable to successfully execute our business strategy, we would likely not achieve anticipated levels of revenue growth. In this event, we would be unable to achieve profitability. See "Management Discussion and Analysis and Results of Financial Conditions and Results of Operations" on page 22.

All of Suncoast's revenue comes from two customers; if Suncoast loses either of these customers, our revenue could decline significantly.

     At present, approximately 80% of Suncoast's business is from a single account, Sunterra Communications Corp. and the 20% balance is derived from one other account. If Suncoast loses either of these customers, we could experience a significant reduction in our revenue. Also, the insolvency of these customers could decrease revenue. As many of our costs and operating expenses are relatively fixed, a reduction in net revenue can decrease our profit margins and adversely affect our business, financial condition and results of operations.

Our growth strategy may not be successful.

     Our growth strategy for our Suncoast division is largely dependent upon selling long-term contracts to the owners/operators of timeshare resort properties. We may not be successful, however, in convincing these owners of the advantages of our technology. In addition, our psnw.com division may encounter substantial competition from other cable operators, ISPs and telecommunications providers that are seeking to protect or expand their customer base. Most of these competitors have larger customer bases and greater financial resources. Our inability to acquire these contracts on favorable terms in the future could have an adverse effect on our business, financial condition, and results of operations.

Our efforts to concentrate our psnw.com business in commercial accounts may be unsuccessful resulting in significant financial losses.

     Because acquisition of monthly residential accounts has required excessive marketing costs in relation to revenue expectations, we have elected to cease advertising and other marketing expenses directed towards that business. As a consequence, we are concentrating our efforts to obtain commercial accounts, which we believe can be profitable. If we are unable to obtain a sufficient number of commercial accounts or that business is not profitable as we project, our business, financial conditions and results of operations. See "Business" on page 28.

If we are unable to respond to rapidly changing technology and process development, we may not be able to compete effectively.

     Rapidly changing technology and continuing process development characterize the market for our products and services. The future success of our business will depend in large part upon our ability to maintain and enhance our technological capabilities, to develop and market products and services that meet changing customer needs, and to successfully anticipate or respond to technological changes on a cost-effective and timely basis. In addition, the Internet industry could in the future encounter competition from new or revised technologies that render existing technology less competitive or obsolete or that reduce the demand for our services. There can be no assurance that we will effectively respond to the technological requirements of the changing market. To the extent we determine that new technologies and equipment are required to remain competitive, the development, acquisition and implementation of such technologies and equipment may require us to make significant capital investments. There can be no assurance that capital will be available for these purposes in the future or that investments in new technologies will result in commercially viable technological processes. See "Business" on page 28.

Our business will suffer if we are unable to attract and retain key personnel and skilled employees.

     We depend on the services of our key senior executives, including William Conis, Mark Blanchard, and Theodore Triantafilu. Our business also depends on our ability to continue to recruit, train and retain skilled employees, particularly executive management, engineering and sales personnel. Recruiting personnel in our industry is highly competitive. In addition, our ability to successfully integrate acquired companies depends in part on our ability to retain key management and existing employees at the time of the acquisition. There can be no assurance that we will be able to retain our executive officers and key personnel or attract additional qualified management in the future.

Our future indebtedness could adversely affect our financial health and severely limit our ability to plan for or respond to changes in our business.

     We plan to incur indebtedness from time to time to finance acquisitions or capital expenditures or for other purposes. This debt could have adverse consequences for our business, including:

 .    We will be more vulnerable to adverse general economic conditions;

 .    We will be required to dedicate a substantial portion of our cash flow from operations to repayment of debt, limiting the availability of cash for other purposes;

 .    We may have difficulty obtaining additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes;

 .    We may have limited flexibility in planning for, or reacting to, changes in our business and industry;

 .    We could be limited by financial and other restrictive covenants in our credit arrangements in our borrowing of additional funds; and

 .    We may fail to comply with the covenants under which we borrowed our indebtedness, which could result in an event of default. If an event of default occurs and is not cured or waived, it could result in all amounts outstanding, together with accrued interest, becoming immediately due and payable. If we were unable to repay such amounts, the lenders could proceed against any collateral granted to them to secure that indebtedness. See "Management Discussion and Analysis and Results of Financial Conditions and Results of Operations" on page 22.

If Internet usage does not continue to grow, we may not be able to continue our business plan resulting in a curtailment or cessation of operations.

     Widespread use of the Internet is a relatively recent phenomenon. Our future success depends on continued growth in the use of the Internet and the continued development of the Internet as a viable commercial medium. We cannot be certain that Internet usage will continue to grow at or above its historical rates or that extensive Internet content will continue to be developed or be accessible at no or nominal cost to users. If Internet use does not continue to grow or users do not accept our products and services, our business could be adversely affected and as a result the price of our common stock may decline.

State and federal government regulation could require us to change our business.

     We provide Internet access and cable TV, in part, using telecommunications services provided by carriers that are subject to the jurisdiction of state and federal regulators. Due to the increasing popularity and use of the Internet, state and federal regulators may adopt additional laws and regulations relating to content, user privacy, pricing, copyright infringements and other matters. We cannot predict the impact, if any, that future regulation or regulatory changes may have on our business.

We face risks of claims from third parties for intellectual property infringement and other matters that could adversely affect our business.

     Our services operate in part by making Internet content and cable TV programming available to our users. This creates the potential for claims to be made against us, either directly or through contractual indemnification provisions with third parties. Claims might, for example, be made for defamation, negligence, copyright, trademark or patent infringement, personal injury, invasion of privacy or upon other legal theories. Any claims could result in costly litigation and be time consuming to defend, divert management's attention and resources, cause delays in releasing new or upgraded existing services or require us to enter into royalty or licensing agreements. Royalty or licensing agreements, if required, may not be available on acceptable terms, if at all.

     Litigation regarding intellectual property rights is common in the Internet and software industries. We expect that Internet technologies and software products and services may be increasingly subject to third-party infringement claims as the number of competitors in our industry segment grows and the functionality of products in different industry segments overlaps.

     There can be no assurance that our services do not infringe the intellectual property rights of third parties. A successful claim of infringement against us and our failure or inability to license the infringed or similar technology could adversely affect our business, financial condition and results of operations.

We may incur liabilities for the activities of users of our service resulting in unanticipated expenses.

     The law relating to the liability of providers of online services for activities of their users is currently unsettled and could damage our business. We do not carry insurance that will indemnify us for all liability for activities of our users. Our advertisers' Websites may contain text, images or information that could infringe third-party copyrights, trademarks or other intellectual property rights. We cannot assure you that we will successfully avoid civil or criminal liability for unlawful activities carried out by users of our service. The imposition upon us of potential liability for unlawful activities of users of our service could require us to implement measures to reduce our exposure to such liability, which may require us, among other things, to spend substantial resources or to discontinue certain service offerings. Any costs incurred as a result of such liability or asserted liability could damage our business.

Risks Related To This Offering and Our Common Stock

Sales of our shares by the selling stockholders in a concurrent offering may depress our stock price.



     Concurrent with the offer and sale of shares of our common stock described in this prospectus, our selling stockholders may offer, from time to time, 435,041 shares of our common stock for sale in a non-underwritten offering by a separate prospectus. Sale of a substantial number of shares of our common stock in the public market by our selling stockholders concurrently with this offering could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. Based on shares outstanding as of December 12, 2000, upon completion of this offering we will have outstanding 4,734,648 shares of common stock, assuming no exercise of the underwriters' over-allotment option. Of these shares, the shares of common stock sold in this offering and the concurrent selling stockholders offering will be freely tradable, without restriction, in the public market. The concurrent selling of a substantial number of shares by the selling stockholders within a relatively short period of time could have the effect of depressing the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. See "Shares Eligible for Future Sale" on page 49.


Management will have control of the company and will have broad discretion with the expenditure of 100% of the proceeds of this offering.


     The net proceeds of this offering will be used generally for repayment of certain debt, business expansion, marketing, and general working capital. In addition, up to approximately $400,000 is intended to be used to repay certain liabilities relating to Suncoast. Funds received from this offering will come directly to us, however, and we are not obligated in to spend any funds towards any particular item, giving us broad discretion as to the use of proceeds within the catagories set forth in our "Use of Proceeds" section. We may also use portions of the proceeds for other purposes. No person should invest who is unwilling to entrust all aspects of our affairs and the application of the proceeds of this offering to our existing management.

The exercise of our outstanding warrants and options may depress our stock price.


     Not including the 1,000,000 class B warrants to be issued in connection with this offering, we currently have 2,021,545 warrants and options to purchase shares of our common stock outstanding. The exercise of warrants and/or options by a substantial number of holders within a relatively short period of time could have the effect of depressing the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. See "Description of Capital Stock - Other Warrants" on page 48.

The issuance of up to 1,866,988 additional shares of common stock in connection with our acquisition of Suncoast may dilute your investment in our common stock.


     On August 22, 2000, we acquired all the outstanding common stock of Suncoast Automation, Inc. in exchange for 1,303,072 shares of our common stock. In connection with our continued Nasdaq listing, 866,988 out of the 1,303,073 shares of common stock issued to Suncoast shareholders were returned to us for cancellation and will be reissued in the event we receive shareholder approval for such issuance. We indent to seek such approval as soon as practical after this offering. In addition, we will deposit 1,000,000 shares of our common stock with an escrow agent. Over the 27months following the effective date of this offering, Suncoast's shareholders may earn some or all of these shares based upon meeting the following criteria: 500,000 shares will be released when Suncoast installs 19,000 subscribers/rooms and achieves $1,300,000 in cumulative cash flow. The balance of the shares will be released in 10% increments for each additional increment of 1,900 subscribers/rooms and $190,000 in cumulative cash flow added. The issuance of these earn-out shares may have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering. See "Dilution" on page 19.


We have not obtained an independent appraisal with respect to the Suncoast Acquisition, so we cannot be assured that we paid the fair market value of Suncoast.

     The valuation of Suncoast, at the time of our acquisition of them, was based on the industry standard valuation of similar companies in the cable television industry. We did not obtain a fairness opinion with respect to such transaction, and we did not obtain an independent appraisal to evaluate the fair market value of Suncoast and the consideration paid for the acquisition of Suncoast. Thus, no assurances can be made that the stock issued in connection with the Suncoast acquisition accurately reflected the fair market value and goodwill of the assets of Suncoast.

We may experience variability in our operating results, which could negatively impact the price of our shares.

     Our annual and quarterly results have fluctuated in the past. The reasons for these fluctuations may similarly affect us in the future. Prospective investors should not rely on results of operations in any past period to indicate what our results will be for any future period. Our operating results may fluctuate in the future as a result of many factors, including:

 .    variations in the timing and volume of customer orders;

 .    introduction and market acceptance of our new products;

 .    changes in demand for our existing products;

 .    the accuracy of our forecasts of future requirements;

 .    changes in competitive and economic conditions generally or in our markets;
     and

 .    the timing of, and the price we pay for, acquisitions and related integration costs.

     Any of these factors or a combination of these factors could have a material adverse effect on our business, financial condition and results of operations.

The public offering price is significantly higher than the book value of our shares and you will experience immediate and substantial dilution in the value of your investment.

     The public offering price per share will significantly exceed the net tangible book value per share. Accordingly, investors purchasing shares in this offering will suffer immediate and substantial dilution of their investment of $2.34 based on an assumed offering price of $7.00. Additional dilution will occur upon the exercise of outstanding options. See "Dilution."

We may need additional capital that could dilute the ownership interest of investors.

     We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our common stock may experience additional dilution. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional common stock by our management, may have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

Redemption of our class B warrants may cause an immdediate financial loss for the warrant holders.


     Our class B warrants are redeemable at a price of $0.10 provided that prior notice of not less than 30 days is given to the warrant holders, and the last sale price of our common stock shall have been at least $________per share for a period not less than 20 of 30 days of trading. Warrant holders have exercise rights until the close of the business day preceding the date fixed for redemption. Notice of redemption of the class B warrants could force the holders to exercise the class B warrants at the current market price when they might otherwise wish to hold them, or to accept the redemption price, which may be substantially less than the market value of the class B warrants at the time of redemption. For a complete description of the terms and conditions of redemption of the class B warrants. See "Description of Capital Stock" on page 48.


You may not be able to exercise your class B warrants, or sell the underlying shares of common stock without an effective registration statement, or an otherwise available exemption from the registration rules.

     The registration statement covering the shares and warrants you are purchasing in this offering will not remain effective indefinitely. If you do not exercise your warrants during such time period, you may not be able to exercise your class B warrants without an exemption from the registration rules, and even if you do exercise, you may not be able to sell those underlying shares without a registration statement in effect, absent an exemption from the SEC registration rules.

     If warrants are outstanding in the future, warrant holders may be dependant on us for preparing a registration statement and obtaining effectiveness of the same with the SEC, of which no assurance can be made.

Our securities are thinly traded and the limited liquidity in our securities could be adversely affected with resulting decreases in the price of our shares.


     The trading market price of our common stock may decline below its current price. Our common stock is currently very thinly traded on The Nasdaq SmallCap Market. An active public market for our common stock may not develop or be sustained during or after this offering. The additional shares made available for sale in the market as a result of this offering may depress the price of our common stock.

                                 USE OF PROCEEDS


     We estimate that we will receive net proceeds of approximately $5,733,000 from our sale of the 1,000,000 units offered by us (approximately $6,646,500 if the underwriter fully exercises its over-allotment option). This estimate is based on an offering price of $7.00 per unit and is after deducting estimated underwriting discounts and commissions, the underwriter's non-accountable expense allowance and other estimated offering expenses payable by us. We expect to use the net proceeds of this offering for the following purposes:

                                                   Amount       Percentage
                                                   ------       ----------
Repayment of the 10% promissory notes ........   $2,035,000        35.5%
Business expansion ...........................    1,807,500        31.5
Marketing ....................................      293,000         5.1
Trade payables ...............................      350,000         6.1
Suncoast liabilities .........................      400,000         7.0
Working capital and general corporate purposes      847,500        14.8
                                                 -----------      -----

    Total ....................................   $5,733,000         100%
                                                 ===========      =====


     Repayment of the 10% promissory notes represents the repayment of the principal amount $1,850,000 in promissory notes and $185,000 in interest. We issued these promissory notes in connection with our March and December 2000 and January 2001 bridge financing. The promissory notes are due at the closing of this public offering or one year from the date of issuance, whichever occurs first.

     Business expansion represents the build-out of cable TV and high-speed Internet access to fulfill signed contracts. Build-out costs are approximately $1,000 per room, of which a portion of this cost we expect to finance, and includes equipment and installation. We currently have contracts with two resort owners to provide cable TV equipment in over 3,500 units across ten resorts.

     Marketing expenses include the following:

          o three full-time personnel dedicated to sales to the timeshare industry
          o    travel and entertainment expenses
          o    participation in trade shows and other sales events

     Working Capital and general corporate purposes include the following:

          o    hiring additional personnel
          o acquiring and enhancing our operating, support and management systems
          o    financing future debt for equipment leases
          o    funding short-term losses

     Working capital may also be applied to acquisitions, although we do not have current plans, agreements or commitments for any acquisition. Any proceeds from the exercise of the option we granted to the underwriters to purchase additional shares of common stock from us will be added to working capital.

     We will retain broad discretion in the allocation of the net proceeds of this offering within the categories listed above. We may also use portions of the net proceeds for other purposes. The amount actually expended and their uses will depend on a number of factors, including the amount of our future revenues and the other factors described under "Risk Factors."

     We expect that the net proceeds from this offering, together with cash flow from our operations, will be sufficient to fund our operations and capital requirements for at least 12 months following the consummation of this offering. We may be required to seek additional sources of capital sooner if:

     o    operating assumptions change or prove to be inaccurate; or
     o    we consummate any acquisitions of significant businesses or assets.

     Pending the uses described above, the net proceeds will be invested in a money market account.

                           PRICE RANGE OF COMMON STOCK


     Our common stock has traded on The Nasdaq SmallCap Market from February 9, 1995 until July 10, 1996 and May 15, 1998 until present and under the symbol "PSCO". For the period from July 11, 1996 until May 14, 1998, our common stock traded on the Bulletin Board under the symbol "PSCO". Our common stock purchase warrants have traded on The Nasdaq SmallCap Market under the symbol "PSCOW" since May 15, 1998. Prior to such time there was no public market for our common stock. The following table sets forth for the periods indicated the high and low sales price per share of our common stock and our common stock purchase warrants as reported on The Nasdaq SmallCap Market.


For the quarter ended:        Common Stock                   Warrants
----------------------        ------------                   --------
                              High          Low              High         Low
                              ----          ---              ----         ---

March 31, 1998                $6.25         $5.25
June 30, 1998                 $6.50         $5.38            $1.00        $0.75
September 30, 1998            $5.50         $5.38            $1.06        $0.63
December 31, 1998             $7.38         $5.38            $2.00        $0.66

March 31, 1999                $8.31         $6.25            $3.00        $1.53
June 30, 1999                 $9.25         $6.63            $3.75        $1.25
September 30, 1999            $7.63         $6.25            $2.19        $1.13
December 31, 1999             $7.44         $5.75            $2.00        $1.13

March 31, 2000                $7.18         $5.75            $1.68        $1.12
June 30, 2000                 $6.12         $4.25            $2.25        $0.87
September 30, 2000            $6.31         $5.37            $2.12        $1.37


     As of December 1, 2000, there were approximately 950 record and beneficial owners.

                                 DIVIDEND POLICY

     We have not paid any cash dividends on our common stock and we currently intend to retain any future earnings to fund the development and growth of our business. Any future determination to pay dividends on our common stock will depend upon our results of operations, financial condition and capital requirements, applicable restrictions under any credit facilities or other contractual arrangements and such other factors deemed relevant by our Board of Directors.

                                    DILUTION


     As of September 30, 2000, our net tangible book value was $524,034 or $0.15 per share of common stock. Net tangible book value per share is determined by dividing a company's tangible net worth (total assets, net of intangible assets, less total liabilities) by the number of outstanding common shares. Our pro forma net tangible book value as of September 30, 2000 would have been approximately $6,382,591 or $1.16 per share without taking into account any change in our net tangible book value after September 30, 2000, other than to give effect to the sale of 1,000,000 Units of securities at an assumed price of $7.00 per Unit, and after deducting underwriting discounts and commissions, the Underwriters' non-accountable expense allowance and other estimated offering expenses. This represents an immediate increase in the net tangible book value of $1.01 per share to existing shareholders and an immediate dilution of $2.34 per share to new investors. The following table illustrates this per share dilution:


 Assumed offering price per share underlying the Units...........          $3.50
                                                                           -----
   Net tangible book value per share as of September 30, 2000....  $0.15
   Increase per share attributable to this offering..............  $1.01
                                                                   -----

 Pro forma net tangible book value per share after this offering           $1.16
                                                                           -----

 Dilution to new investors                                                 $2.34
                                                                           =====

                                 CAPITALIZATION


     The following table summarizes our capitalization as of September 30, 2000 and as adjusted as of that date to reflect our sale of 1,000,000 Units and our application of the estimated net proceeds without giving effect to the exercise of the Warrants, the Overallotment Option, the Underwriters' Warrants, or other outstanding warrants or options. The information in the table assumes a public offering price of $7.00 per Unit. The information in the table should be read in conjunction with the more detailed financial statements and notes thereto presented elsewhere in this prospectus.

                                                        September 30, 2000
                                                  -----------------------------
                                                     Actual        As Adjusted
                                                  ------------     ------------

Short-term debt                                   $  1,518,670     $     18,670
                                                  ------------     ------------
Long-term debt                                         163,050          163,050
                                                  ------------     ------------

Stockholders' equity:
Preferred stock, no par, 5,000,000 shares
authorized, none issued or outstanding                    --               --
Common stock, no par value, 10,000,000
shares authorized, 3,501,586 shares issued
and outstanding; 5,501,586 shares issued
and outstanding, as adjusted                        20,993,125
                                                                     26,726,125
Additional paid in capital                             221,324          221,324
Accumulated deficit                                (11,064,021)     (11,064,021)
                                                  ------------     ------------

Total stockholders' equity                          10,150,428       15,883,428
                                                  ------------     ------------

Total capitalization                              $ 11,832,148     $ 16,065,148
                                                  ============     ============


Additional Information About Financial Presentation

     Options and Warrants. Unless this prospectus indicates otherwise, the information presented in this prospectus assumes that neither the Underwriters' over-allotment option nor the warrants to be granted to the Underwriters to purchase an aggregate of 100,000 Units as compensation have been exercised.

                             SELECTED FINANCIAL DATA

     The selected financial data set forth below with respect to our statements of operations for the years ended December 31, 1999 and 1998 and with respect to our balance sheet as of December 31, 1999 is derived from our audited financial statements included elsewhere in this prospectus which have been audited by Angell & Deering. The selected financial data with respect to the Company's balance sheet as of September 30, 2000 is derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting only of normal recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations for the nine months ended September 30, 2000 and 1999. Operating results for the nine months ended September 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000. The financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto appearing elsewhere in the prospectus.

                                                  Nine Months Ended                      Year Ended
                                                    September 30,                        December 31,
                                     -----------------------------------------    --------------------------
                                      2000 (1)         2000            1999          1999            1998
                                      --------         ----            ----          ----            ----
                                     (proforma)             (unaudited)
Statement of Operations Data:
-----------------------------
Revenues                             $ 1,305,372    $ 1,187,820    $   759,708    $ 1,125,225    $   882,651
Operating expenses                     4,573,663      3,349,972      1,675,395      2,566,218      2,068,145
Operating loss                        (3,268,291)    (2,162,152)      (915,687)    (1,440,993)    (1,185,494)
Total other income (expense)            (869,870)      (843,816)       162,253        147,353       (510,735)
Income (loss) before income taxes     (4,138,161)    (3,005,968)      (753,434)    (1,293,640)    (1,696,229)
Income taxes                              10,565          1,279           --             --             --
Net income (loss)                     (4,148,726)    (3,007,247)      (753,434)    (1,293,640)    (1,696,229)

Basic and diluted income (loss)
         Per share                   $     (1.23)   $     (1.34)   $     (0.42)   $     (0.72)   $     (1.24)
Basic and diluted weighted average
Number of common shares
outstanding                            3,363,458      2,250,615      1,775,177      1,789,453      1,365,484



                                                                   September 30,
                                   December 31,   September 30,        2000
                                       1999           2000        as Adjusted(2)
                                   ------------   ------------    --------------
                                                           (unaudited)
Balance Sheet Data:
-------------------
Cash and cash equivalents          $    677,319    $    240,783    $  4,449,340
Working capital (deficit)               554,668      (1,621,322)      4,237,235
Total assets                          3,685,181      12,795,229      16,878,229
Long-term debt                           21,019         163,050         163,050
Stockholders' equity                  3,400,308      10,150,428      15,883,428


(1) Proforma shows the effect of the acquisition of Suncoast Automation, Inc. See the proforma unaudited financial statements and accompanying notes for a further explanation.

(2) As adjusted to give effect to the receipt and application of the estimated net proceeds of the Offering without giving effect to the exercise of the Warrants, the Underwriters' Warrants or other outstanding warrants or stock options.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The statements contained in this prospectus are not purely historical statements, but rather include what we believe are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and
Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about our expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as "anticipate," "expect," "intend," "plan," "will," "we believe," "the company believes", "management believes" and similar words or phrases. The forward-looking statements are based on our current expectations and are subject to certain risks, uncertainties and assumptions, including factors set forth in the following discussion and in the discussions under "Risk Factors" and "Business." Our actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.


Results of Operations
---------------------


Nine Months Ended September 30, 2000 vs. Nine Months Ended September 30, 1999

Net Sales

     For the nine months ended September 30, 2000 net sales were $1,187,820 versus $759,708 in the same period of the prior year. The increase of $428,112 in revenues is attributed to the acquisition of ISP accounts from MicroNet Services, Inc. of approximately $289,816, outsourced technical support of approximately $38,323, completed web development projects of approximately $67,726, and cable services revenues from Suncoast Automation of $32,447 for August and September. We believe that revenues will continue to increase as marketing plans are executed that focus on increasing DSL, Web development and outsourcing technical support for other ISPs, and installing approximately 3,500 cable TV systems in timeshare resorts, already contracted by Suncoast Automation, once additional capital is raised.

Operating Expenses

     For the nine months ended September 30, 2000, total operating expenses were $3,349,972 versus $1,675,395 in the same period of the prior year. This increase of $1,674,577 is attributed to the operating expenses of Suncoast Automation during August and September of $200,340, salary costs of approximately $243,375, an investor relations contract executed in August 2000 of approximately $141,181, impairment of our investment in Infosis $561,161 as discussed in the Liquidity and Capital Resources section, and amortization costs of $313,853. The increase in amortization costs is primarily attributed to the amortization of the goodwill of approximately $117,003 from the MicroNet acquisition in late 1999 and amortization of the goodwill of approximately $196,850 from the Suncaost Automation acquisition in August 2000. The increase in cost of revenues of $252,605 is comprised of increased network line expense of approximately $212,404 which is due to network upgrades and increased network usage and to the cost of revenues for Suncoast Automation of $40,201. We believe that operating expenses will increase as revenues increase but will decrease as a percentage of revenue.

Operating Loss

     Our operating loss for the period ending September 30, 2000 totaled $2,162,152 versus $915,687 in 1999. This increase of $1,246,465 is due to an increase in total operating expenses. We believe that our operating results will improve as revenues increase.

Interest Income (Expense)

     Net interest expense totaled $843,816 for the period ending September 30, 2000 versus net interest income of $57,253 in 1999. The increase in interest expense is a result of interest expense associated with the bridge loans completed in May 2000 and the amortization of debt issuance costs incurred with these bridge loans.

Other Income

     Net other income for the nine months ended September 30, 2000 was $0 versus $105,000 for the same period in 1999. The 1999 total of $105,000 was due to collection of a note receivable which was previously written off as uncollectable

Year Ended December 31, 1999 vs. Year Ended December 31, 1998

Net Sales

     For calendar year 1999, Internet services revenues were $1,125,225 versus $882,651 in calendar 1998, an increase of 27.5%. The increase in revenue is primarily due to an increase in the Internet access subscriber base from the November 1, 1999 acquisition of MicroNet Services Inc., approximately $85,224, and internal marketing activities, approximately $116,433, and web design and development projects, approximately $40,917. Management believes revenues will continue to increase as we (i) develop and implement marketing programs focusing on increasing name brand recognition and differentiation of service offerings (i.e., Internet access, web site development and electronic commerce), and (ii) by entering into agreements with or acquiring other Internet related companies.

Operating Expenses

     1999 operating expenses totaled $2,566,218 versus $2,068,145 in 1998. This increase of $498,073 is primarily attributed to higher network lines, salary, legal, insurance and advertising costs. The increase to network lines expense of $152,855 is attributed to the upgrade of network backbone capacity and the expansion of the dial-in Internet serving area. The increase in employee salary and payroll tax expense from 1998 to 1999 totaled $211,203. This increase is attributed to the hiring of additional senior management and operations staff. We incurred approximately $30,000 of legal fees associated with SEC registration and reporting requirements. Management believes that operating expenses will increase as revenues increase but will decrease as a percentage of revenues.

Operating Loss

     Our 1999 operating loss totaled $1,440,993 versus $1,185,494 in 1998. This increase in operating loss of $255,499 is primarily attributed to higher operating expenses as noted above and lower than expected Internet access revenue growth. Management believes that operating results will improve as revenues increase and operating expenses decrease as a percentage of revenues.

Interest Income (Expense)

     Net interest income (expense) for 1999 totaled $75,103 versus ($577,261) in 1998. Interest expense was reduced from $705,021 in 1998 to $16,763 in 1999 primarily due to the debt issuance costs and associated interest total of $561,059 included in the 1998 expense total. Interest income for 1999 totaled $91,866 versus $127,760 in 1998 and is attributed to investments made with the net proceeds of our May 1998 secondary stock offering.

Other Income

     Net other income decreased from $73,479 in 1998 to $72,250 in 1999. Net other income for 1999 is comprised of $105,000 from the collection of a note receivable that was previously written off as uncollectable and the write off of a $32,750 note receivable deemed uncollectable.

Liquidity And Capital Resources

     This is our third public offering. In February 1995, we completed an initial public offering of our securities, consisting of the sale of 46,000 units to the public. Each unit consisted of one shares of common stock and one common stock purchase warrant. We raised a net amount of $3,215,500 in this initial public offering. In May 1998, we completed a primary offering of our securities, consisting of the sale of 1,050,000 units to the public. Each unit consisted of one shares of common stock and one common stock purchase warrant. We raised a net amount of $5,241,393 in this primary public offering.

     For the year ended December 31, 1998, we used cash of $798,167 for operating activities. We had a working capital of $3,769,731 at December 31, 1998. This surplus is primarily attributed to the May 1998 sale of 1,137,000 units of our securities consisting of one share of common stock and one warrant to purchase one share of common stock at $5.75. As of December 31, 1998, we had $3,885,884 in cash and cash equivalents and $351,025 of total liabilities.

     Capital expenditures relating primarily to the purchase of computer equipment, furniture, fixtures and other assets amounted to $54,082 and $77,552 for the years ended December 31, 1998 and 1997, respectively. The capital investment is mainly in computer equipment to sustain the future growth of our company.

     We acquired computer equipment under capital leases totaling $80,515 for our Internet operations during the year ended December 31, 1998. The computer equipment acquired allows us to meet the requirements of our customers.

     In connection with the cancellation of the Shaw Avenue capital lease, we agreed to purchase 15,112 shares of its common stock from the landlord. The stock was purchased in September 1998 for $77,165 ($5.11 per share) and was subsequently retired to the corporate treasury.

     For the year ended December 31, 1999, we used cash of $1,078,513 for operating activities. We had working capital of $554,668 at December 31, 1999. As of December 31, 1999, we had $677,319 in cash and cash equivalents and $284,873 of total liabilities.

     Capital expenditures relating primarily to the purchase of computer equipment, furniture, fixtures and other assets amounted to $63,793 and $54,082 for the years ended December 31, 1999 and 1998, respectively. The capital investment is mainly in computer equipment to sustain the future growth of our company.

     On April 30, 1999, we entered into a strategic alliance with Infosis Corp., a privately held corporation and purchased 12.7%, on a non-diluted basis, of its outstanding common stock. We paid an aggregate of $1.8 million for 600,000 shares of Infosis Corp. common stock. At the time of the purchase, the $1.8 million payment represented 51.1% of our available cash. 30,000 of the purchased shares were paid to Andrew, Alexander, Wise & Co., Inc., as a finder's fee. After payment of the 30,000 shares of Infosis common stock to AAWC, we owned 570,000 shares of Infosis Corp. common stock. There were no affiliate or related party relationships with Infosis prior to this investment. The strategic alliance pertained to joint marketing and development activities whereby ProtoSource would become the web design and development arm of Infosis Corp. As part of the investment, William Conis, then a Director of ProtoSource, was appointed to the board of directors of Infosis Corp. in June 1999. In June 1999, the board of directors of Infosis Corp. replaced the CEO and CFO of the company. The new management team changed the direction of Infosis Corp. and did not follow through on the alliance with ProtoSource.

     On October 28, 1999, we consummated the acquisition of substantially all of the assets of MicroNet Services, Inc., a Connecticut corporation, in exchange for the issuance of 74,870 shares of ProtoSource common stock and $132,500 in cash consideration. The transaction was completed in accordance with the terms of the asset purchase agreement, dated October 28, 1999, and effective as of November 1, 1999, between Protosource and the shareholders of MicroNet.

     In January 2000, Infosis Corp. issued Protosource 120,000 shares of its common stock as an adjustment to reflect a lower offering price per share in a concluded private placement of their common stock, which brought Protosource's holdings of Infosis Corp. to 690,000 shares. The additional shares issued were the result of the anti-dilution provision which was part of the original investment in Infosis Corp. The receipt of the additional shares from the anti-dilution provision did not result in a change in the cost basis of ProtoSource's original investment in Infosis Corp.

     Andrew, Alexander, Wise & Co., Inc. acted as placement agent for $1,500,000 of bridge financing completed in May 2000. The short-term financing was in the form of units containing promissory notes with interest at 10%. In addition, each $25,000 unit consisted of 4,000 shares of our common stock. The promissory notes will be due at the closing of our public offering or one year from the date of issuance, whichever occurs first. Andrew, Alexander, Wise & Co., Inc. was paid a 10% commission and a 3% non-accountable expense allowance and was issued warrants to purchase up to 10% of the common stock issuable as part of the units at an exercise price equal to 120% of the closing price of the common stock on the day prior to closing. In connection with this bridge financing, we incurred debt issuance costs of approximately $1,722,500. The debt issuance costs will be amortized over the one term of the loan.

     In July 2000, we purchased an $84,177 convertible promissory note from Infosis Corp. in connection with a bridge financing.

     On August 22, 2000, we acquired all the outstanding common stock of Suncoast Automation, Inc. in exchange for 1,303,072 shares of our common stock. Although we did not obtain an independent appraisal of the fair market value of Suncoast, we based our valuation on the cable television industry standard at that time of $5,000 per subscriber. In connection with our continued Nasdaq listing, 866,988 out of the 1,303,073 shares of common stock issued to Suncoast shareholders were returned to us for cancellation and will be reissued in the event we receive shareholder approval for such issuance. We intend to seek such approval as soon as practical after this offering. In addition, we will deposit 1,000,000 shares of our common stock with an escrow agent. Over the 27 months following the effective date of this offering, Suncoast's shareholders may earn some or all of these shares based upon meeting the following criteria: 500,000 shares will be released when Suncoast installs 19,000 subscribers/rooms and achieves $1,300,000 in cumulative cash flow. The balance of the shares will be released in 10% increments for each additional increment of 1,900 subscribers/rooms and $190,000 in cumulative cash flow added.

     In September 2000, we executed a letter of intent with an underwriter to offer 600,000 units of our securities at approximately $13.50 per unit on a firm commitment basis. We will also grant the underwriter an option to purchase an additional 90,000 units from us to cover over-allotments for a period of forty-five days from the effective date of the registration statement.

     In September 2000, Protosource acquired an aggregate of $329,686 principal amount of Infosis Corp. convertible promissory notes at $0.05 on the dollar for a total acquisition price of $16,484. These convertible promissory notes were then converted into 329,686 shares of preferred stock of Infosis Corp. Concurrently with the acquisition of the Infosis Corp. promissory notes by Protosource, Infosis Corp. merged into P2i, Inc., a privately held corporation. ProtoSource's investment in Infosis Corp. was increased by the amount that it paid for the promissory notes which were then converted into preferred stock of Infosis Corp. As a result of this merger, ProtoSource now owns 506,223 shares of common stock or approximately 4% of P2i, Inc. As a result of a lack of interest in the strategic alliance by Infosis and the merger between Infosis and P2i, Inc., our original investment into Infosis, which merged into P2i, Inc., has turned into a passive investment. P2i, Inc. is a privately held company and there can be no assurances that we will realize the full value of this investment if we need to dispose of these assets. In addition, after further review of this investment, although no formal appraisal or valuation report was prepared, we have recorded an impairment expense of $561,161 to write down this investment to its estimated market value. The impairment expense recorded is the difference between $1,340,323 and the total amount of our investment into Infosis.

     For the nine months ended September 30, 2000, we used $932,432 of cash for operating activities. We had a working capital deficit of $1,621,322 at September 30, 2000, which is a decrease of $2,157,320 from December 31, 1999. As of September 30, 2000, we had $240,783 in cash and cash equivalents and total liabilities of $2,644,801.

     Our notes receivable as of September 30, 2000 increased substantially due to a $500,000 loan we made to Suncoast Automation, Inc. of Oldsmar, Florida, prior to completing the acquisition on August 22, 2000.

     In December 2000, Andrew, Alexander, Wise & Co., Inc. acted as placement agent for a $175,000 bridge financing. The short-term financing was in the form of a unit containing promissory notes with interest at 10%. In addition, the unit consisted of 50,000 shares of our common stock. The promissory notes will be due at the closing of the above public offering or one year from the date of issuance, whichever occurs first. Andrew, Alexander, Wise & Co., Inc. was paid a 10% commission and a 3% non-accountable expense allowance and was issued warrants to purchase up to 10% of the common stock issuable as part of the units at an exercise price equal to 120% of the closing price of the common stock on the day prior to closing. In connection with this bridge financing, we will incur debt issuance costs of approximately $202,750. The debt issuance costs will be amortized over the one term of the loan.

     In January 2001, Andrew, Alexander, Wise & Co., Inc. acted as placement agent for a $175,000 bridge financing. The short-term financing was in the form of a unit containing promissory notes with interest at 10%. In addition, the unit consisted of 50,050 shares of our common stock. The promissory notes will be due at the closing of the above public offering or one year from the date of issuance, whichever occurs first. Andrew, Alexander, Wise & Co., Inc. was paid a 10% commission and a 3% non-accountable expense allowance and was issued warrants to purchase up to 10% of the common stock issuable as part of the units at an exercise price equal to 120% of the closing price of the common stock on the day prior to closing. In connection with this bridge financing, we will incur debt issuance costs of approximately $202,750. The debt issuance costs will be amortized over the one term of the loan.

     As a result of the acquisition of Suncoast, cash necessary to fund our operations will increase approximately $80,000 per month to a total of approximately $200,000 per month. It is anticipated that planned savings due to a reduction in network line costs and personnel could reduce the cash needs. Also, a portion of the capital raised by this offering will be used to install set-top boxes in approximately 3,500 rooms already contracted. Installation of these boxes will result in an immediate revenue increase of between $10 and $40 per room. The sale of the dial-up portion of the business is being explored. For a period of several months after such a sale, the cash needs will increase approximately $25,000 per month until the combination of cost saving measures and increases in revenue offset it. Working capital from this offering will be used to fund our shortfall for the next twelve months. The Suncoast division achieves cash flow breakeven after 6,000 units are contracted and installed. Our receivables from the Suncoast division are from two customers. Loss of either one of these two customers may adversely impact our financial condition and results of operations.

Recently Issued Accounting Standards
------------------------------------

     The Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) 101, Revenue Recognition in Financial Statements, in December 1999. The SAB summarizes certain of the SEC staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. In June 2000, the SEC issued SAB 101B, which delays the implementation of 101 until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. We do not believe that adoption of this SAB will have a material impact on our financial statements.

     In March 2000, the Financial Accounting Standards Board (FASB) issued FASB interpretation (FIN) 44, Accounting for Certain Transactions Involving Stock Compensation, which clarifies the application of APB 25 for certain issues. The Interpretation is effective July 1, 2000, except for provisions that relate to modifications that directly or indirectly reduce the exercise price of an award and the definition of an employee, which are effective after December 15, 1998. We do not believe that adoption of FIN 44 will have a material impact on our financial statements.

                                    BUSINESS

Overview

     We operate two divisions:

          o Suncoast Automation, a provider of cable TV and high-speed Internet access to the timeshare industry, with primary offices in Oldsmar, Florida. We acquired Suncoast in August 2000; and

          o psnw.com, a full-service Internet service provider with primary offices in Fresno, California. Psnw.com has refocused its strategy to concentrate on providing three types of services to business customers:

               1.  reselling high-speed Internet access via ADSL/SDSL;
               2.  Web design, development and hosting services; and
               3.  outsourced technical support for other ISPs.

     We were incorporated on July 1, 1988, pursuant to the laws of the State of California under the name SHR Corporation, doing business as Software Solutions Company.

     Our common stock currently trades on the Nasdaq SmallCap Market under the trading symbol "PSCO" and our class A common stock purchase warrants trade under the symbol "PSCOW." Our class B common stock purchase warrants will trade under the symbol PSCOZ.

Suncoast Automation
-------------------

Overview

     Suncoast Automation, is the division of ProtoSource that operates as a private cable operator. Suncoast builds, upgrades and maintains cable TV systems as well as managing programming for the timeshare industry. Suncoast has developed an interactive system that delivers basic cable TV, premium channel packages and high-speed Internet access to this market segment.

Suncoast's History

     Suncoast started business in June 1998 as Suncoast Home Automation, Inc. A group of cable TV veterans saw the opportunity for a Web-enabled, interactive cable TV system that combined many of the features of traditional cable TV services with high-speed Internet access. The result was the development of a system comprised of proprietary software, server-based LAN technology and the best available state-of-the-art cable TV equipment. Using a remote keyboard and the set-top box, the system allows the user to interact with the server to access available features such as a variety of premium channel packages, Internet access, video games, advertising and anything else that can be server-based or web-enabled. With the use of private funding in 1999, the company chose to target the timeshare industry with its system. The system has been recently enhanced so that it interfaces directly into the resort owner's property management system, allowing the delivery of additional services such as express checkout and concierge-type services.

     The timeshare industry was chosen primarily for the following reason:
Timeshare resorts have a unique customer base that results in each unit having four different tenants per month based on a typical one week stay. Suncoast and its partner, the resort operator, can resell these services up to four times per month. Thus, a 250 unit resort enjoys up to 1,000 potential monthly customers for premium programming, Internet access, and other services. Fees paid by guests for premium channels and Internet access are shared between Suncoast and the resort owner.

     Suncoast signed its first contract in May of 1999 with Sunterra Communications Corporation. This contract was for three resorts, one resort with 152 Units in St. Croix, and two resorts in St. Maarten one for 141 Units and the other for 224 Units. Suncoast installed a basic cable TV system in the St. Maarten resorts in June and July of 1999. In September of 1999 Suncoast signed two additional contracts with Sunterra Communications Corp that included three additional resorts. The first contract was for two resorts in Virginia, one with 431 units and one with 130 units. The second was for one resort in Arizona with 128 units. Suncoast is currently billing approximately $12 per unit per month for these resorts. In January of 2000, Suncoast installed a basic cable system in St Croix and began billing $20 per unit per month for basic cable TV. All contracts call for an increase for basic cable TV to over $21 per unit per month once Suncoast's interactive system is installed. Funds from this offering will be used to upgrade these units in their entirety.

     In September of 2000, Suncoast signed an agreement with Bluegreen Resorts Management, Inc. of Boca Raton, Florida for four resorts with 978 units. Suncoast is proceeding with plans to prepare for their installation. Funds from this offering will be used to install interactive cable TV systems in these resorts.

     In November of 2000, Suncoast signed an agreement with Sunterra Communications Corporation for their Cypress Point resort in Lake Buena Vista, Florida. This resort currently consists of 711 units. Funds from this offering will be used to install interactive cable TV systems in this resort.

     With the exception of Cypress Point, all other resort contracts average over $21 per unit per month for basic cable TV service after interactive equipment is installed, the rate for Cypress Point is $18.92 per unit per month. Once interactive systems have been installed in all units currently contracted, approximately 3,500, monthly revenues will exceed $60,000 per month for basic cable TV service. We are projecting a take rate of 25% for premium services and thus anticipate an additional revenue stream of $20 per unit per month, or over $70,000 per month when all units are installed. Thus, if this buy rate proves out, Suncoast's total monthly revenues will exceed $130,000 per month, over six times current levels. Revenues generated by Internet access, video games, advertising and other services could add significantly to this revenue stream. It should be noted that the total number of units in each resort may vary from the number of set-top boxes within each resort. That is because in some of the resorts, there is more than one TV set per unit. Thus, basic cable will be charged per unit and premium services on a per set basis. Starting with the Bluegreen contract this difference has been eliminated.

     In August of 2000, Suncoast installed 65 set top boxes, a server, and proprietary software to provide interactive services to the guests of the 141 unit resort in St. Maarten (many of the rooms at this resort are under renovation; set-top boxes will be installed in the balance of the rooms when renovations are completed.) Immediately, as per the contract terms, revenues increased to $20.76 per unit per month for basic cable TV. October was the first full month with the interactive system installed. Initial response from guests has been positive. There were approximately 65 units for possible occupancy. Out of these 65 units in the month of October, Suncoast experienced 86 sales of the three available premium programming options, Internet access is not available at a reasonable price in St. Maarten, therefore it is not currently available as an option. This represents a 33% buy rate by unit not factoring in the percentage of occupancy. Suncoast averaged $23.46 per unit for premium services.

Industry and Competition

     1996 is the last year for which statistics are available as to the size of the timeshare industry. At that time, according to an RCI Consulting, Inc. study, there were 1,566 resorts in the US with an average of 155 units per resort for a total universe of just over 241,000 units. According to the American Resort Developers Association (ARDA), The State of the US Vacation Ownership Industry: the 1999 Report, sales volume growth has been consistently between 14% and 17% annually over the last decade. According to this same report, there are more than two million timeshare owners in the US. Using these figures, and assuming average ownership of just one week, the total number of units at the end of 2000 could exceed 400,000.

     No specific studies or reports are available on the state of cable TV within the timeshare industry. Thus our conclusions about the opportunity in this industry are based on our own observations from face-to-face meetings with over twenty-five resort owners. As a result, some of the conclusions that we have come to are the following:

          o Resort operators view providing cable TV as an expense. Some rent video tapes as a way to generate income. None we have spoken to offer premium packaged cable TV services or high-speed Internet access, other than what might be available to a guest who wishes to dial up to their own ISP.

          o Resort owners with multiple resorts in different geographic locations, use the local franchise cable provider available in the geography specific to each resort. Thus, there is generally no consistency as to what the guest will find in a given resort from the same owner.

          o The timeshare industry is as competitive as any other segment of the hospitality industry. With many resorts concentrated in Florida, California and recently, Las Vegas, amenities can become a significant differentiator.

          o Resort owners are interested in generating additional profits. Our marketing challenge is to prove that Suncoast's interactive cable TV system can generate more profits for the owner than other alternatives.

          o Resort owners are looking to private cable operators to update and install the latest systems with additional capabilities such as high speed Internet access. Private cable operators are the hospitality industry's alternative to the local franchise cable companies. As a private cable operator, we believe that Suncoast is the first to combine state of the art engineering, custom developed software and hardware technology, in a way which provides a comprehensive channel lineup of video programming and high-speed Internet access.

          o The large franchise cable companies have traditionally shown little interest in the timeshare resort niche. We believe this is because this market has many small properties spread throughout North America while franchise operators are primarily interested in the economics of building out specific geographic areas.

          o An example of a company operating primarily in the hotel segment of the hospitality industry is LodgeNet. The LodgeNet's Video On Command product offering is structured as an overlay on top of the basic cable services provided by private cable operators and franchise cable companies and is targeted at hotels with shorter stays. Video On Command is geared towards expensive impulse purchases and offers the property owner limited additional revenue.

     Generally, both private cable operators and franchise cable companies insist on ownership of the systems they build. Suncoast provides a feature-rich package and a contractual structure that makes the property owner a future partner in the cable system. To our knowledge, Suncoast is the first cable company offering to upgrade and service a property owner's multiple locations and to transfer ownership of the system to the property owner at the end of the initial contract term. Typical contracts are for 7 to 12 years and are renewable for additional 7 year terms.

Suncoast's Current Business

     Sunterra Communications Corp., a wholly owned subsidiary of Sunterra Corporation has signed contracts with Suncoast for 6 resorts representing 1,816 units. The contracts call for the "exclusive cable development and programming services" for an initial term of 7 years for these 6 resorts. Sunterra Communications Corp. has also signed a Letter of Intent for additional projects to be installed totaling over 7,800 units to be completed over the next 2 years. Sunterra Corporation has filed for protection under Chapter 11 of the Federal Bankruptcy laws. However, SCC is not included in this filing and does not pose a receivables problem to our company. On September 25, 2000, Bluegreen Resorts Management, Inc., a wholly owned subsidiary of Bluegreen Corporation, signed a substantially similar contract with Suncoast for 4 resorts representing 978 total units. In addition, under an annual contract with Walt Disney World Co., Suncoast provides cable leakage index testing on an exclusive basis and supplements in house-staff and contract employees for design and repair of the cable TV distribution system for Walt Disney World in Orlando, Florida.

Direct Sales to Property Owners

     Our sales model is based on direct sales to the owners of timeshare resorts.. A dedicated sales staff of four personnel will focus their efforts on those owners that have multiple resorts. Initial sales efforts will be limited to the US and Caribbean. At this time, we have only signed contracts with two resort owners. However, we believe that the advantages offered property owners are compelling and thus additional contracts will be signed as we ramp up our sales effort and install the resorts that have been contracted. The benefits offered to resort owners are as follows:

     Cable TV service is converted from an expense item to a source of revenue from:

     -    the sale of premium channel packages to guests;
     -    high-speed Internet access;
     -    video games;
     -    e-commerce purchases made by guests using the cable system; and
     -    ad insertion and static ads.

     Enhanced marketing tools:

     - Practical access to guest preference data for individualized customer service (e.g., interest in golf or special needs);
     - Ability to analyze aggregate customer preference data for insight and early identification of trends; and
     - Ability to promote additional resort sales and services using two dedicated resort specific cable channels controlled from the home office of the resort owner.

     More centralized control:

     - Provides a consistent image across all properties run under a specific brand;
     - Simplifies administrative operations by dealing with a single cable vendor; and
     -    Allows access to each resort from the corporate office interface.

     Property owner, rather than cable services provider, selects programming options.

     Checkout and room charges are delivered to the guest through the TV easing front desk congestion.

     Cable system, excluding proprietary software and servers, is eventually owned by property owner, not the cable services provider.

     Suncoast offers a resort owner, with properties spread throughout North America, a state of the art entertainment and communications system. This system will have a standardized interface as well as centralized billing and accounting controls, since it interfaces directly into the resort owner's property management system. The property owner deals with a single vendor for all properties and will eventually own the system, while Suncoast will retain programming control through industry standard long-term contracts. The property owner supplies the simple day-to-day maintenance requirements of the system and contracts with Suncoast for specific project-based billable maintenance.

     Currently, nearly all time resort owners we have spoken to, only offer basic cable TV programming. Suncoast's system, gives the resort owner the ability to offer tiered premium programming which could yield significant additional revenue. Considering that the timeshare resort industry enjoys a demographic base of customers that are in the top twenty-percentile income bracket (according to RCI Consulting, Inc, in 1998, the average median income of a timeshare owner was $71,000), it is possible that a substantial percentage of resort guests will select premium channels during their stay. Additionally, Internet access, video games and advertising can be leveraged in a similar manner. According to the NTIA, 60.9% of households earning $50,000 to $74,999 and 77.7% of households earning above $75,000, have Internet access at home today. Thus, we believe that our projections of only 5% of resort guests purchasing high-speed internet access may prove to be conservative.


Profile of Typical Suncoast Agreement

     Suncoast invests capital to upgrade the cable TV hardware and software in the resort.;

     The resort commits to pay Suncoast a monthly fee for a basic level of cable TV programming for an initial 7-12 year period. Generally, this fee is double the cable industry average. Suncoast will recover its initial capital investment in less than 5 years;

     Additional revenues generated by premium channels, Internet access, video games and advertising will be shared with the resort owner yielding a minimum of 50% gross margin to Suncoast; and

     At the end of the initial contract term, ownership of the cable television system is transferred to the resort owner but Suncoast retains exclusive cable TV programming rights for an additional 7 year term.

psnw.com
--------

The Internet

     The Internet is a global collection of thousands of interconnected computer networks that link computers around the world and enable commercial organizations, educational institutions, governmental agencies and individuals to communicate electronically, access and share information and conduct commerce. Unlike other public and private telecommunications networks that are managed by businesses, governmental agencies or other entities, the Internet is a cooperative interconnection of many such public and private networks. The networks that comprise the Internet are connected in a variety of ways, including the public-switched telephone network and dedicated high-speed leased lines. Open communications on the Internet are enabled by TCP/IP, the common Internet communications protocol, which facilitates communication across the Internet regardless of the hardware and software used.

     Recent technological advances, combined with cultural changes and evolving business practices, have led to the integration of the Internet into the daily activities of individuals and the operations and strategies of commercial organizations. Use of the Internet by individuals and relatively small businesses and other organizations has been accelerated by dramatic increases in cost-effective processing power and data storage capabilities in personal computers, as well as widespread availability of multimedia, fax/modem, and networking capabilities to the home computing market. According to an NTIA study, Falling Through the Net series, share of households with Internet access soared 58% rising from 26.2% in December 1998 to 41.5% in August 2000. The same study also notes that there were 116.5 million Americans online at some location in August 2000. The study went on to point out that "If growth continues at that rate, more than half of all Americans will be using the Internet by the middle of 2001." And according to the Gartner Group, "By 2004, 29 million US households will be broadband enabled."

Accessing The Internet.

     Internet access services are the means by which ISPs interconnect business and consumer users to the Internet's resources. Access services vary from dial-up modem access for individuals and small businesses to high speed dedicated transmission lines for broadband access by large organizations. An ISP provides Internet access either by developing a proprietary network infrastructure or by purchasing access service from a wholesale access vendor, or through a combination of both. The rapid development and growth of the Internet have resulted in a highly competitive and fragmented industry consisting of a few large national and regional ISPs and a substantial number of local ISPs with small subscriber bases. The industry has experienced pricing pressure of late due to the number of free access companies that have emerged. Using a revenue model based on advertising, these companies have lost tens of millions of dollars but have siphoned customers away from traditional ISPs. Coupled with the growing demand for high-speed access, the ISP industry is undergoing substantial consolidation. Thus for most ISPs, future success depends on their ability to refocus their business model.

Growth In Electronic Commerce

     For most businesses, the Internet has created a new communication and sales channel that enables companies to interact with large numbers of geographically dispersed consumers and businesses. In the last several years, many companies have emerged that focus solely on the Internet as the preferred medium for selling products or delivering services directly to purchasers, bypassing traditional wholesale and retail channels. Furthermore, traditional businesses are implementing sophisticated web sites to effect electronic commerce initiatives that offer competitive advantages. These businesses are deploying an expanding variety of Internet-enabled applications, ranging from web site marketing and recruiting programs to on-line customer interaction systems and integrated purchase order and "just-in-time" inventory solutions for key customers and suppliers. These capabilities require increasingly complex web sites and support operations. In addition, advances in on-line security and payment mechanisms are alleviating concerns associated with conducting transactions in an open-platform environment, thus prompting more consumers and businesses to use the Internet in conjunction with purchases and more businesses to offer a greater breadth of electronic commerce services. According to the Gartner Group, "the North American Internet retailing market is on pace to surpass $29.3 billion in 2000, an increase of 75 percent over 1999 revenue."

Outsourcing Of Internet Operations

     As the Web increasingly becomes synonymous with electronic commerce, businesses are placing greater emphasis on their Internet transaction and communication operations. Internet-based companies, and to a growing extent, traditional businesses, require non-congested and scalable Internet operations to allow them to perform digital communication and commerce transactions globally over the Internet. Due to constraints posed by the lack of technical personnel with Internet skills or experience, the high cost of advanced networking equipment and the complexity of innovative web solutions, many businesses are unable internally to develop, maintain and continually enhance their facilities and systems to conduct desired levels of Internet-based activities. As a result of these constraints and other factors, many businesses are seeking to outsource their facilities and systems requirements as the preferred means for providing electronic commerce solutions. To this end, an increasing demand is developing for:

     - dedicated and broadband Internet access services to support reliable, high speed and/or constantly connected Internet access and communication;

     - web hosting and co-location services which enable businesses to obtain equipment, technical expertise and infrastructure for their Internet needs on an outsourced basis; and

     - end-to-end electronic commerce solutions to sell goods and services on the web in a secure transaction environment.

     - By outsourcing their facilities and systems needs, businesses are able to focus on their core competencies rather than expending vital resources to support their Internet operations.

The Opportunity for psnw.com


     Management believes that the future of psnw.com is to be found in business rather than residential customers. To this end, this division will focus on three offerings to business customers:

     (1) Web design, development and hosting. A small but highly skilled team of developers has been part of our company for several years. This team previously focused on activities related to maintaining our web portal. Earlier this year, a concerted effort was made to solicit businesses that needed assistance with designing and developing e-commerce solutions. To date, over $100,000 in such contracts have been signed. The acquisition of Suncoast will provide additional potential customers for this effort. Additionally, this team will support and enhance the software that Suncoast has developed, precluding the need for outside development on which they have had to rely.

     (2) High-speed Internet access. In January of this year, we entered into a contract to resell ADSL and SDSL services provided by New Edge Networks, Inc. This service is currently available in the greater Fresno area and will soon be available throughout the San Joaquin Valley of central California. Our focus will remain in this geographic area since competition is limited and our reputation for quality service is well known.

     (3) Outsourced technical support. We provide technical support 24 hours a day, 7 days a week for our 6,500 existing dial-up customers. Recently, we decided to offer this resource to other ISPs on a charge per customer basis. To date, we support an additional 6,500 customers of other ISPs. A potentially lucrative niche that we have found is for bilingual (Spanish/English) support. Now managed as a profit- center, we believe this unit can achieve short-term profitability.

     At present, the major cost, other than personnel expense, associated with this division is the network infrastructure required to provide dial-up access to over 6,500 residential customers. Because we have decided not to make further marketing expenditures for the residential dial-up segment of the business, it is not expected to achieve profitability. Thus, a number of options are being explored for this segment, including selling the customer base. Because of our reputation for quality service, our customer base continues to grow slowly despite the lack of marketing. Therefore, we believe there is inherent value in our customer base, which we expect to exploit.

Competition
-----------

     The Internet services business is highly competitive and highly fragmented. With the exception of the demand for highly skilled personnel, there are few significant barriers to market entry. Coupled with the rapid growth of the Internet, this has resulted in the emergence of thousands of ISPs and Internet consulting companies of various sizes across the country. The market can be segmented into four categories:

     1. Large national access providers (AOL, Earthlink, Microsoft Network) spending large sums on marketing to acquire customers;

     2. Cable and telephone companies providing primarily high-speed/high-priced access through their existing infrastructure;

     3. Thousands of small and medium size companies providing services in a given, local geography, with limited resources to expand; and

     4. Large consulting companies offering customized high-end e-commerce solutions for large businesses.

     psnw.com's first level of competition is Pacific Bell for ADSL/SDSL in central California. Because of "the telephone company's" poor image in the marketplace, demand for our service exceeds our ability to provide it. Our current installed DSL customer base is profitable and we have a backlog of orders. Our objective for this business is to build it to a critical mass that either generates significant profits, or becomes attractive to a potential acquirer.

     The second level of competition is the small and medium sized Internet services companies. The central California valley contains few large businesses and thus has not attracted any major consulting companies. Our Web design and development business will be limited by the size of the clients that are available to us in our geographical area. Although this unit is not currently profitable, we believe that the addition of one or two significant clients will make the unit profitable. Additionally, this unit will provide support for Suncoast's software, making it a critical component of our future growth plans.

     The outsourcing of technical support for other ISPs was driven by our desire to cover the cost of providing technical support 24 hours a day, 7 days a week to our existing customer base. Although the results in a short period of time are modest - 4,000 new customers - several new large-scale opportunities for our bilingual services could potentially make this business very profitable. The competition for this business is other ISPs providing technical support with their own resources. We have thus focused our sales effort on those companies that have already made the decision to outsource technical support.

     The future of psnw.com will clearly depend on our ability to make this division profitable. The leaders of the three business units in this division clearly understand and are committed to achieving this objective.


Trademarks and Registered Domain Names
--------------------------------------


     Our policy is to pursue registration of all the trademarks associated with our key products. We rely on common law trademark rights to protect our unregistered trademarks. Common law trademark rights generally are limited to the geographic area in which the trademark is actually used, while a United States federal registration of a trademark enables the registrant to stop the unauthorized use of the trademark by any third party anywhere in the United States. Furthermore, the protection available, if any, in foreign jurisdictions may not be as extensive as the protection available to us in the United States.

     Although we seek to ensure that we do not infringe upon the intellectual property rights of others, there can be no assurance that third parties will not assert intellectual property infringement claims against us. Any infringement claims by third parties against us may have a materially adverse affect on our business, financial condition, results of operations and cash flows.

Government Regulatory Matters
-----------------------------

     The laws and regulations applicable to the Internet and to our services are evolving and unclear and could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations. The European Union has recently adopted privacy and copyright directives that may impose additional burdens and costs on international operations. In addition, several telecommunications carriers, including America's Carriers' Telecommunications Association, are seeking to have telecommunications over the Internet regulated by the Federal Communications Commission, or FCC, in the same manner as other telecommunications services. A number of proposals have been made at the federal, state and local level that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce and could adversely affect us. Also, Congress recently passed (and the President has signed into law) the Digital Millennium Copyright Act, which is intended to reduce the liability of online service providers for listing or linking to third-party Web sites that include materials that infringe copyrights. Congress also recently passed (and the President has signed into law) the Children's Online Protection Act and the Children's Online Privacy Act, which will restrict the distribution of certain materials deemed harmful to children and impose additional restrictions on the ability of online services to collect user information from minors. There can be no assurance that this legislation will not impose significant additional costs on our business or subject us to additional liabilities. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, copyright, defamation, obscenity and personal privacy is uncertain. We may be subject to claims that our services violate such laws. Any new legislation or regulation in the United States or abroad or the application of existing laws and regulations to the Internet could damage our business.

     Due to the global nature of the Internet, it is possible that the governments of other states and foreign countries might attempt to regulate our transmissions or prosecute us for violations of their laws. We might unintentionally violate such laws. Such laws may be modified, or new laws may be enacted, in the future. Any such development could damage our business.

Employees
---------

     As of December 1, 2000, we had 33 employees. Of these employees, 12 are technical support, 3 are finance, administration, and billing, 8 are operations, 5 are web design and development, 4 are sales and marketing, and 1 is management. None of our employees are covered by a collective bargaining agreement. We believe we have good relations with our employees.

Properties
----------

     The psnw.com division leases 4,000 square feet of space for our offices and operating facilities at 2300 Tulare Street, Suite 210, Fresno, California 93721. The lease term is 5 years, ending May 2002, and requires minimum annual payments of $40,250, increasing each year to a maximum of $55,375 in 2002. The Suncoast Automation division leases 3,000 square feet of office and warehouse space at 150 Dunbar Avenue, Suite C, Oldsmar, Florida 34677. The lease term is 3 years ending July 2002, and requires minimum annual payments of $18,000, increasing each year to a maximum of $19,845 in 2002.

Legal Matters
-------------

     During the ordinary course of business we may be subject to various legal proceedings and claims, either asserted or unasserted. While the outcome of these claims cannot be predicted with certainty, we do not believe that the outcome of any such legal matters will have a material adverse effect on our business, operating results, and financial condition.

                                   MANAGEMENT

Executive Officers, Directors, Director Nominees And Key Employees

     Our executive officers, directors and key employees and their ages and positions with us as of December 1, 2000, are as follows:

NAME                          AGE      POSITION
----                          ---      --------
William Conis                 53       Chief Executive Officer, President,
                                       Chief Financial Officer and Director
Mark Blanchard                46       Vice President and General Manager -
                                       Suncoast Division
Theodore Triantafilu          52       Chief Operating Officer - Suncoast
                                       Division and Director
Andrew Stathopoulos           51       Director
Michael A. Gales              55       Director
Seymour G. Siegel             57       Director

     William Conis became a director in 1998 and became ProtoSource Corporation's Chief Executive Officer and Chief Financial Officer in November 1999. Mr. Conis was Vice President, Eastern Region for Hitachi Data Systems from July 1997 through July 1999, and was Hitachi's New York-based District Manager from July 1995 to July 1997. From March 1984 to July 1995, Mr. Conis was a senior consultant for the Kappa Group, a management consulting firm located in New Jersey. Mr. Conis earned a Bachelor's degree and Master's degree in Electrical Engineering from New York University in 1968 and 1971, respectively.

     Mark Blanchard became Vice President and General Manager of the Suncoast division in August 2000. Mr. Blanchard formed Suncoast in September 1998. Prior thereto, from 1995 to 1998 he was founder and President of Internet Stock Market Inc., which facilitated the promotion of public companies. From 1992 to 1995, Mr. Blanchard was founder and President to Pension Specialists Management Group, a company that advised pension funds on investments. From 1979 to 1992, Mr. Balanchard held several positions with Raymond James and Associates and Smith Barney, full service brokerage firms. His final position with Smith Barney was Senior Vice President of Municipals. He graduated from Rutgers University with a degree in business in 1976.

     Theodore Triantafilu was the Chief Operating Officer of Suncoast Automation, Inc. from July 1999 to August 2000. He became Chief Operating Officer of the Suncoast division and a director upon the completion of the ProtoSource acquisition in August 2000. Mr. Triantfilu has over 29 years experience in telephone operations, digital cable television operations, and marketing as well as establishing new businesses. From 1995 through June 1999, he was the area operations manager for GTE Media Ventures, Pinellas County, Florida, the first overbuild and launch of digital CATV and high-speed cable modem service for GTE Corporation. Prior to that assignment, he served in successive positions of increasing responsibilities both in Florida and World Headquarters in Irving, Texas for GTE during his 28-year career. While serving Corporate Headquarters, he attended GTE Telops Management Development Program for executives.

     Andrew Stathopoulos became a director in 1998. He has over 25 years experience in finance, operations, marketing, mergers and acquisitions, engineering, manufacturing and consulting. From March 1998 to the present he has been with the Bank of New York as a Vice President to launch a software and hardware vendor management program. From 1996 to 1997, he was Vice President of Finance for New Alliance Corp., an emerging markets investment bank specializing in Eastern Europe. He was responsible for financial reporting, internal audit and controls, mid-office and back-office operations, information systems, and management reporting. From 1994 to 1996, he was Vice President of Business Development for Nautical Technology Corp., an independent software developer for the maritime industry. He was responsible for developing and implementing a new marketing and sales program, seeking strategic partners and providing general business advice. Also, from 1994 to 1996, he was Vice President of Business Development for Interbank of New York, a Greek commercial bank where he was responsible for identifying and marketing new products and pursuing new business opportunities. From 1992 to 1994, he was the Vice President of Finance and Administration for Societe Generale Energie, an oil trading products firm. He was responsible for establishing financial controls, accounting and reporting procedures; monitoring cash flow and working capital requirements; managing human resources administration; and dealing with auditors, insurers and vendors. Mr. Stathopoulos holds a BS degree in Industrial Engineering and an MBA degree in Finance and International Business, both from Columbia University.

     Michael A. Gales became a director in October 1999. Mr. Gales has served as Executive Vice President/Corporate Finance of Andrew, Alexander, Wise & Company, Inc., since June 1999. From 1998 to June 1999, Mr. Gales served as Managing Director of InterBank Capital Group, LLC. Prior to joining InterBank Capital Group, from 1996 Mr. Gales served as Managing Director/Corporate Finance of Janssen-Meyers Associates, LP. From 1990 to 1995, Mr. Gales served as Chief Executive Officer and Chairman of the Board of Anchor Capital Co., LLC. For 13 years prior to 1990, Mr. Gales was in successively senior management roles in international engineering and technology licensing operations focusing on the maritime, petroleum and process industries.

     Seymour G. Siegel became a director in February 2000. Mr. Siegel is a principal in the Siegel Rich Division of Rothstein, Kass & Company, P.C., Certified Public Accountants and Consultants who provide strategic advisory services to businesses including mergers and acquisitions, succession and strategic planning, as well as capital market assistance. From 1974 to 1990, he was senior partner of Siegel Rich & Co., CPAs, P.C. In 1990, the firm merged with M.R. Weiser & Co., a large regional accounting firm, where he remained a senior partner until 1994. Mr. Siegel is a director of Barpoint.com and has been a director of numerous business and charitable organizations. Mr. Siegel is a Certified Public Accountant (inactive).

Board Committees And Compensation

     Outside Board members receive $100 per hour for time expended on behalf of ProtoSource Corporation, including attendance at Board meetings. Our audit committee is composed of Messrs. Stathopoulos, Gales, and Siegel. Our compensation committee is composed of Messrs. Stathopoulos, Gales and Conis.

Employment Agreements


     ProtoSource and William Conis are parties to an employment agreement, dated as of November 1, 1999, which expires on October 31, 2001. The employment agreement provides for a base salary of not less than $175,000 per year, the precise rate to be fixed by our board of directors. Mr. Conis' base salary increases to $200,000 per year once our gross revenues run at the rate of $3,500,000 annually and operating profitability exceeds on an annual basis $600,000 for at least three consecutive months and further increases to $250,000 if our gross revenues run at the rate of $5,000,000 annually and operating profitability on an annual basis exceeds $1,200,000 for at least three consecutive months. The employment agreement also provides for the issuance of 100,000 stock options exercisable at $6.875 per share, subject to a vesting schedule or (i) at any time Protosource is liquidated, purchased, acquired by or merged in to another business entity, (ii) in the event of Mr. Conis' death, or
(iii) in the event the employment agreement is terminated.

     ProtoSource and Ted Triantafilu are parties to an employment agreement, effective as of August 1, 2000, which expires at the end of 27 months from the effective date. The employment agreement provides for a base salary of not less than $130,000 per year, the precise rate to be fixed by our board of directors. The employment agreement also provides for the issuance of 30,000 stock options subject to a three year vesting schedule.

     ProtoSource and Mark Blanchard are parties to an employment agreement, effective as of August 1, 2000, which expires at the end of 27 months from the effective date. The employment agreement provides for a base salary of not less than $104,000 per year, the precise rate to be fixed by our board of directors.

     ProtoSource and Kent Spears are parties to an employment agreement, effective as of August 1, 2000, which expires at the end of 27 months from the effective date. The employment agreement provides for a base salary of not less than $104,000 per year, the precise rate to be fixed by our board of directors.

                           SUMMARY COMPENSATION TABLE

     The following table discloses certain compensation paid to our Chief Executive Officer for the calendar years ended December 31, 1999 and 1998.

                                                                                                   Long Term
                                                                                                   Compensation
Name and Principal                                    Other        Annual       All Other        Awards/Securities
Position                    Year     Salary ($)   Compensation     Bonus      Compensation     Underlying Options(#)
--------                    ----     ----------   ------------     -----      ------------     ---------------------
William Conis, Chief
Executive Officer          1999      $27,259          -            -             -                  100,000
                           1998         -             -            -             -                     -
Raymond J. Meyers,
Former Chief Executive
Officer                    1999     $162,795          -            -             -                   20,000
                           1998     $140,005          -            -             -                     -


Option Grants in 1999

     The following table provides the specified information concerning grants of options to purchase ProtoSource's common stock made during 1999 to the Named Executive Officers.

                                Individual Grants
                                -----------------

                      Number of       Percent of
                      Securities     Total Options
                      Underlying      Granted to      Exercise or
                       Options       Employees in     Base Price      Expiration
Name                   Granted        Fiscal Year      Per Share         Date
----                   -------        -----------      ---------         ----
William Conis          100,000           50.4%          $6.875           2004
Raymond J. Meyers       20,000           10.1%           $6.00           2004

Aggregate Option Exercises and 1999 Year-End Values

     The following table provides the specified information concerning exercises of options to purchase our common stock in 1999 and unexercised options held as of December 31, 1999 by the Named Executive Officers.


                                                   Number of Securities               Value of Unexercised
                                             Underlying Unexercised Options           In-the-Money Options
                                              at December 31, 1999 (shares)         at December 31, 1999 (1)
                                              -----------------------------       ----------------------------
                   Number of
                    Shares
                 Acquired on      Value
     Name          Exercise      Realized     Exercisable     Unexerciseable     Exercisable     Unexerciseable
     ----          --------      --------     -----------     --------------     -----------     --------------
William Conis        -0-           -0-            5,000          110,000                $0              $0
Raymond Meyers       -0-           -0-           36,667           20,000           $91,668          $5,000



The closing stock price of the Common Stock on December 31, 1999, as reported on The Nasdaq SmallCap Market was $6.25.


Compensation Pursuant to Plans

1995 Stock Option Plan

     In November 1994, we adopted a stock option plan which provides for the grant of options intended to qualify as "incentive stock options" and "nonqualified stock options" within the meaning of Section 422 of the United States Internal Revenue Code of 1986. Incentive stock options are issuable only to eligible officers, directors, key employees and consultants of ours.

     The 1994 Plan is administered by the board of directors and terminates in November 2004. We have reserved 150,000 shares of common stock for issuance under the 1994 Plan. Under the 1994 Plan, the board of directors determines which individuals shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of common stock that may be purchased under each option and the option price.

     The board of directors has the power to interpret the 1994 Plan, determine which persons are to be granted options and the amount of such options. The provisions of the Federal Employee Retirement Income Security Act of 1974 do not apply to the 1994 Plan. Shares issuable upon exercise of options will not be purchased in open market transactions but will be issued by us from authorized shares. Payment for shares must be made by optionees in cash from their own funds. No payroll deductions or other installment plans have been established. No reports will be made to optionees under the 1994 Plan except in the form of updated information for the prospectus. There are no assets administered under the 1994 Plan, and, accordingly, no investment information is furnished herewith.

     Shares issuable under the 1994 Plan may be sold in the open market, without restrictions, as free trading securities. No options may be assigned, transferred, hypothecated, or pledged by the option holder. No person may create a lien on any securities under the 1994 Plan, except by operation of law. However, there are no restrictions on the resale of the shares underlying the options.

     As of July 31, 2000, 135,167 options are outstanding.

1999 Executive Officer Stock Option Plan

     In May 1999, the board of directors approved the 1999 Executive Officer Stock Option Plan for the benefit of the executive officers. The 1999 Plan is intended to provide an incentive to individuals to act as executive officers and to maintain a continued interest in our operations. All options under the 1999 Plan will be issued under Section 422A of the Internal Revenue Code, and include qualified and non-qualified stock options.

     The terms of the 1999 Plan provide that we are authorized to grant options to purchase shares of common stock to executive officers upon the majority consent of the board of directors. The option price to be paid by optionees for shares under qualified stock options must not be less than the fair market value of the options shares as reported by the Nasdaq SmallCap Market on the date of the grant. The option price for nonqualified stock options must not be less than 85% of such fair market value. Options must be exercised within six years following the date of grant and the optionee must exercise options during service to us or within three months of termination of such service (12 months in the event of death or disability). The board of directors may extend the termination date of an option granted under the 1999 Plan.

     A total of 150,000 shares of authorized but unissued common stock have been reserved for issuance pursuant to the 1999 Plan of which 100,000 options are currently outstanding, exercisable at $6.875 per share.

     Options under the 1999 Plan may not be transferred, except by will or by the laws of intestate succession. The number of shares and price per share of the options under the 1999 Plan will be proportionately adjusted to reflect forward and reverse stock splits. The holder of an option under the 1999 Plan has none of the rights of a shareholder until shares are issued.

     The 1999 Plan is administered by the board of directors, which has the power to interpret the 1999 Plan, determine which persons are to be granted options and the amount of such options. The provisions of the Federal Employee Retirement Income Security Act of 1974 do not apply to the 1999 Plan. Shares issuable upon exercise of options will not be purchased in open market transactions but will be issued by us from authorized shares. Payment for shares must be made by optionees in cash from their own funds. No payroll deductions or other installment plans have been established.

     Shares issuable under the 1999 Plan may be sold in the open market, without restrictions, as free trading securities. No options may be assigned, transferred, hypothecated or pledged by the option holder. No person may create a lien on any securities under the 1999 Plan, except by operation of law. However, there are no restrictions on the resale of the shares underlying the options. The 1999 Plan will remain in effect until May 2009 but may be terminated or extended by the board of directors.

Director and Officer Indemnification

     Our articles of incorporation provide that we will indemnify our officers, directors and other eligible persons to the fullest extent permitted under the laws of the state of California. We have also entered into indemnification agreements with each of our current directors and executive officers which will provide for indemnification of, and advancement of expenses to, such persons for expenses and liability incurred by them by reason of the fact that they are or were a director, officer, or shareholder of ProtoSource Corporation including indemnification under circumstances in which indemnification and advancement of expenses are discretionary under California law.

     We believe that it is the position of the Securities and Exchange Commission that, insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, the provisions are against public policy as expressed in the Securities Act of 1933 and are, therefore, unenforceable.

                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS



     The following table sets forth the beneficial ownership of ProtoSource Corporation voting securities as of the closing date of this offering, by each person known by us to beneficially own 5% or more of the outstanding shares of our voting securities, each of our directors, our named executive officers, and all directors and executive officers as a group. The applicable percentage is based on 2,734,648 shares outstanding and 4,734,648 shares to be outstanding upon consummation of this offering and the concurrent offering by the selling stockholders. The information set forth in the table and accompanying footnotes has been furnished by the named beneficial owners.


                                    Before Offering                  After Offerings
-------------------------------------------------------------------------------------------
                             Amount and Nature  Percent of   Amount and Nature   Percent of
   Name of Beneficial          of Beneficial       Class       of Beneficial        Class
        Owner (1)              Ownership (2)        (%)        Ownership (2)         (%)
-------------------------------------------------------------------------------------------


William Conis(3)                   70,300          2.5%           70,300            1.5%
-------------------------------------------------------------------------------------------
Andrew Stathopoulos(4)             10,000           *             10,000             *
-------------------------------------------------------------------------------------------
Michael A. Gales(9)                 5,000           *              5,000             *
-------------------------------------------------------------------------------------------
Seymour G. Siegel(5)                2,500           *              2,500             *
-------------------------------------------------------------------------------------------
Mark Blanchard(7)                  43,310           *             43,310             *
-------------------------------------------------------------------------------------------
Theodore Triantafilu(8)              --            --               --               --
-------------------------------------------------------------------------------------------
SHA Cable Holdings(6)             168,200          6.1%             --               --
-------------------------------------------------------------------------------------------
South Ocean, LLC(10)              164,580          6.0%             --               --
-------------------------------------------------------------------------------------------
All officers and directors as a   131,110          4.6%          131,110            2.7%
group (6 persons)
-------------------------------------------------------------------------------------------




--------------------
*    Less than 1%

(1) Except as otherwise indicated, the address of each beneficial owner is c/o ProtoSource Corporation, 2300 Tulare Street, Suite 210, Fresno, CA 93721.

(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to the shares shown. Except where indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them.

(3) Includes presently exercisable options to purchase (i) 10,000 shares at $6.00 per share at any time until October 2003, and (ii) 60,000 shares at $6.875 per share anytime until November 2004. Does not include shares issuable upon exercise of 45,000 options that are not presently exercisable.

(4) Represents stock options to purchase 10,000 shares at $6.00 per share at any time until October 2003. Does not include shares issuable upon the exercise of 5,000 options that are not presently exercisable.

(5) Represents stock options to purchase 2,500 shares at $6.00 per share at any time until February 2005. Does not include shares issuable upon the exercise of 5,000 options that are not presently exercisable.

(6) Includes 4.74% of each individual's shares currently in escrow as collateral for fees owed a consultant, Andrew, Alexander, Wise & Company, Inc. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Alan Docter, Adam Wagner, Rob Israel, Diane Israel, Lynne Israel, Gerald Bedrin, Atti Vilpulla, David Weinberger, John Wagner, Daniel Marx, Paul Beck, Eric Salomon, Steve Marvin and Colin Frey may be deemed a control persons of the shares owned by SHA Cable Holdings.


(7)  Includes 43,310 shares owned by his wife, Virginia M. Blanchard.


(8) Does not include shares issuable upon exercise of 30,000 options that are not presently exercisable.

(9) Represents 5,000 options to purchase shares of common stock at $6.00 per share at anytime until October 2004. Does not include shares issuable upon exercise of 10,000 options that are not exercisable.


(10) Includes 77,959 shares held in the name of Jeanne F. Jennings. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Jeanne F. Jennings and David Jennings may be deemed control persons of the shares owned by such entity.

                          DESCRIPTION OF CAPITAL STOCK

     The units being offer under this prospectus consists of two shares of our common stock and one class B warrant to purchase one share of our common stock. See below for a description of our common stock and class B warrants.

Common Stock

     We are authorized to issue 10,000,000 shares of common stock, of which 2,734,648 shares are currently outstanding. Upon issuance, the shares of common stock are not subject to further assessment or call. The holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Cumulative voting for election of directors is permitted. Subject to the prior rights of any series of preferred stock which may be issued by us in the future, holders of common stock are entitled to receive ratably such dividends that may be declared by the Board of Directors out of funds legally available therefore, and, in the event of the liquidation, dissolution or winding up of us, are entitled to share ratably in all assets remaining after payment of liabilities. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is, and the common stock to be outstanding upon completion of the offering will be, validly issued, fully paid and non-assessable.

Class B Warrants

     Each class B warrant represents the right to purchase one share of common stock at an initial exercise price of $___ per share (130% of the offering price of one share of common stock in this prospectus) for a period of five years from the date hereof. The exercise price and the number of shares issuable upon exercise of the class B warrants will be adjusted upon the occurrence of the following events:

          o    issuance of common stock as a dividend on shares of common stock,
          o subdivisions, reclassifications or combinations of the common stock or similar events.

     The class B warrants do not contain provisions protecting against dilution resulting from the sale of additional shares of common stock for less than the exercise price of the class B warrants or the current market price of our securities and do not entitle class B warrant holders to any voting or other rights as a shareholder until such class B warrants are exercised and common stock is issued.

     Class B warrants may be redeemed in whole or in part at our option after one year from the date hereof, upon 30 days' notice and with the consent of Kashner Davidson Securities Corporation, at a redemption price equal to $.10 per class B warrant if the closing price of our Common Stock on the Nasdaq SmallCap Market (or the Bulletin Board) is at least $ per share (150% of the offering price of one share of common stock in this prospectus) for 20 consecutive trading days, ending not earlier than 15 days before the class B warrants are called for redemption.

     Holders of class B warrants may exercise their class B warrants for the purchase of shares of common stock only if a current prospectus relating to such shares is then in effect and only if such shares are qualified for sale, or deemed to be exempt from qualification under applicable state securities laws. We are required to use our best efforts to maintain a current prospectus relating to such shares of common stock at all times when the market price of the common stock exceeds the exercise price of the class B warrants until the expiration date of the class B warrants, although there can be no assurance that we will be able to do so.

     The shares of common stock issuable on exercise of the class B warrants will be, when issued in accordance with the class B warrants, duly and validly issued, fully paid and non-assessable. At all times that the class B warrants are outstanding, we will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding class B warrants.

     For the term of the class B warrants, the holders thereof are given the opportunity to profit from an increase in the per share market price of our common stock, with a resulting dilution in the interest of all other stockholders. So long as the class B warrants are outstanding, the terms on which we could obtain additional capital may be adversely affected. The holders of the class B warrants might be expected to exercise the class B warrants at a time when we would, in all likelihood, be able to obtain additional capital by a new offering of securities on terms more favorable than those provided by the class B warrants.

Other Warrants

     By a prospectus dated May 13, 1998, we sold 1,137,000 units of our securities at a price of $5.75 per unit. Each unit consisted of one share of common stock, no par value, and one class A common stock purchase warrant. Each class A warrant represents the right to purchase one share of common stock at an exercise price of $6.325 per share through May 13, 2003. The exercise price and the number of shares issuable upon exercise of the class A warrants will be adjusted upon the occurrence of certain events, including the issuance of common stock as a dividend on shares of common stock, subdivisions, reclassifications or combinations of the common stock or similar events. The class A warrants do not contain provisions protecting against dilution resulting from the sale of additional shares of common stock for less than the exercise price of the class A warrants or the current market price of our securities and do not entitle class A warrant holders to any voting or other rights as a shareholder until such class A warrants are exercised and common stock is issued.

     Class A warrants may be redeemed in whole or in part at our option after one year from the prospectus date, upon 30 days notice and with the consent of Andrew, Alexander, Wise & Company, Inc., at a redemption price equal to $.10 per class A warrant if the closing price of our Common Stock on the Nasdaq SmallCap Market (or the Bulletin Board) is at least $8.625 per share for 20 consecutive trading days, ending not earlier than 15 days before the class A warrants are called for redemption.

     Holders of class A warrants may exercise their class A warrants for the purchase of shares of common stock only if a current prospectus relating to such shares is then in effect and only if such shares are qualified for sale, or deemed to be exempt from qualification under applicable state securities laws. We are required to use our best efforts to maintain a current prospectus relating to such shares of common stock at all times when the market price of the common stock exceeds the exercise price of the class A warrants until the expiration date of the class A warrants, although there can be no assurance that we will be able to do so.

     The shares of common stock issuable on exercise of the class A warrants will be, when issued in accordance with the class A warrants, duly and validly issued, fully paid and non-assessable. At all times that the class A warrants are outstanding, we will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding class A warrants.

     For the term of the class A warrants, the holders thereof are given the opportunity to profit from an increase in the per share market price of the our common stock, with a resulting dilution in the interest of all other stockholders. So long as the class A warrants are outstanding, the terms on which we could obtain additional capital may be adversely affected. The holders of the class A warrants might be expected to exercise the class A warrants at a time when we would, in all likelihood, be able to obtain additional capital by a new offering of securities on terms more favorable than those provided by the class A warrants.

Preferred Stock

     We are authorized to issue 5,000,000 shares of preferred stock, none of which is currently outstanding. The preferred stock may, without action by our stockholders, be issued by the Board of Directors from time to time in one or more series for such consideration and with such relative rights, privileges and preferences as the Board may determine. Accordingly, the Board has the power to fix the dividend rate and to establish the provisions, if any, relating to voting rights, redemption rates, sinking fund provisions, liquidation preferences and conversion rights for any series of preferred stock issued in the future. As such, issuance of preferred stock by our Board with voting and/or conversion rights, may adversely affect the voting power and/or equitable rights of our common stockholders. In addition, we will not offer preferred stock to promoters except on the same terms as if is offered to all other existing shareholders or to new shareholders or unless the issuance of such preferred stock is approved by a majority or our independent directors who did not have an interest in the transaction and who had access, at our expense, to counsel.

Use of Preferred Stock As Anti-Takeover Device

     It is not possible to state the actual effect of any authorization of preferred stock upon the rights of holders of common stock until the Board determines the specific rights of the holders of any other series of preferred stock. The Board's authority to issue preferred stock also provides a convenient vehicle in connection with possible acquisitions and other corporate purposes, but could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock. Accordingly, the future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the stockholders and therefore, may be used as an "anti-takeover" device adversely affecting the holders of the common stock and depressing the value of the common stock. We have no current plans to issue any preferred stock.

Transfer Agent And Registrar

     Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, is our transfer agent and warrant agent.

                         SHARES ELIGIBLE FOR FUTURE SALE


     Shares Outstanding and Freely Tradable After Offering. Upon completion of this offering, we will have approximately 4,734,648 shares of common stock outstanding. The 2,000,000 shares underlying the units to be sold by ProtoSource Corporation in this offering will be freely tradable without restriction or limitation under the Securities Act, except for any such shares held by "affiliates" of ProtoSource Corporation, as such term is defined under Rule 144 of the Securities Act, which shares will be subject to the resale limitations under Rule 144.


     Lock-up Agreements. In connection with our acquisition of MicroNet Services, Inc., dated as of November 1, 1999, we issued 74,870 shares of our common stock pursuant to a Stock Purchase Agreement. The parties to the Stock Purchase Agreement agreed not to sell, transfer, or otherwise dispose of any shares of our common stock owned by them for a 36 month period ending on November 1, 2002 (except that with respect to the shares owned by Denise & Stuart Rosenkrantz, $12,500 worth of shares may be sold per fiscal quarter) without our prior written consent. The shares may be released from this lock-up upon: (i) our common stock of the Purchaser closing at or above $15.00 per share for thirty (30) consecutive trading days on any Nasdaq Market; or (ii) our common stock trading 500,000 or more shares per week on average on any Nasdaq Market for thirty (30) consecutive trading days at a closing price not less than $10.00.

     In connection with a bridge financing of $1,500,000, we issued 240,000 shares of our common stock together with Promissory Notes. The parties to the Promissory Notes agreed not to sell, transfer, or otherwise dispose of any shares of our common stock owned by them for a 12 month period from the effective date of this Prospectus without the prior written consent of Andrew, Alexander, Wise & Company, Inc.



     In connection with our acquisition of Suncoast Automation, Inc., dated as of August 22, 2000, we issued 1,303,072 shares of our common stock and will reserve 1,000,000 shares of our common stock, which can be earned out pursuant to a Stock Exchange Agreement. The parties to the Stock exchange Agreement agreed not to sell, transfer, or otherwise dispose of any shares of our common stock owned by them or acquired by them under the terms of the earn out provisions for a 36 month period ending on August 1, 2003 without our prior written consent. The shares may be released from this lock-up upon: (i) the common stock of the purchaser closing at or above $15.00 per share for twenty
(20) consecutive trading days on any Nasdaq Market; (ii) the common stock of ProtoSource trading 500,000 or more shares per week on average on any Nasdaq Market for twenty (20) consecutive trading days at a closing price not less than $10.00; or (iii) we are sold for a market capitalization above $100,000,000 and the acquiring party shall not agree to honor the earn out provisions in the Stock Exchange Agreement.

     Rule 144. In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year, including an affiliate of us, would be entitled to sell, within any three-month period, that number of shares that does not exceed the greater of 1% of the then-outstanding shares of common stock (approximately 47,346 shares after this offering) or the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Commission, provided certain manner of sale and notice requirements and requirements as to the availability of current public information about us is satisfied. In addition, affiliates of ours must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock. As defined in Rule 144, an "affiliate" of an issuer is a person who, directly or indirectly, through the use of one or more intermediaries controls, or is controlled by, or is under common control with, such issuer. Under Rule 144(k), a holder of "restricted securities" who is not deemed an affiliate of the issuer and who has beneficially owned shares for at least two years would be entitled to sell shares under Rule 144(k) without regard to the limitations described above.

     Effect of Substantial Sales on Market Price of Common Stock. We are unable to estimate the number of shares that may be sold in the future by our existing shareholders or the effect, if any, that such sales will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of common stock, or the prospect of such sales, could adversely affect the market price of the common stock.

                                  UNDERWRITING


     Subject to the terms and conditions set forth in the underwriting agreement, the underwriters named below have agreed to purchase from ProtoSource Corporation, and ProtoSource Corporation has agreed to sell to the underwriters, the number of units set forth opposite the underwriter's name below, excluding units set aside for options granted for over-allotments. Kashner Davidson Securities Corporation shall serve as the managing underwriter for the offering.


--------------------------------------------------------------------------------
UNDERWRITERS                                         NUMBER OF UNITS
--------------------------------------------------------------------------------
Kashner Davidson Securities Corporation............
Andrew, Alexander, Wise & Company, Inc. ...........
Total..............................................     1,000,000


--------------------------------------------------------------------------------


     The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase from us all of the units offered hereby. Kashner Davidson Securities Corporation commenced business in 1969. There are no material relationships between our promoters and the managing underwriter.


     The managing underwriter has advised us that it proposes to offer the units purchased by it directly to the public at the public offering set forth on the cover page of this prospectus and to certain dealers at a price that represents a concession of $ per unit. The managing underwriter is committed to purchasing and paying for all of the units if any units are taken. After the initial public offering of the units, the offering price and the selling terms may be changed in the sole discretion of the managing underwriter. The managing underwriter does not intend to sell any of our securities to accounts for which it exercises discretionary authority, however reserves the right to do so.

     We have also granted the managing underwriter an overallotment option, exercisable within 45 days from the date of this prospectus, to purchase from us up to 150,000 units solely to cover overallotments. The managing underwriter is otherwise under no obligation to exercise their overallotment option or purchase any units subject to the overallotment option.

     The managing underwriter shall purchase the units (including units subject to the overallotment option) from us at a price of $ per unit. In addition, we have agreed to pay the managing underwriter a 3% nonaccountable expense allowance on the aggregate initial public offering price of the units, including units subject to the overallotment option.


     We have agreed to issue the underwriter's warrants to the managing underwriter for a consideration of $10. The underwriter's warrants are exercisable at any time in the five-year period commencing one year from the date of this prospectus to purchase up to an aggregate of 100,000 units for $ per unit in cash (165% of the offering price of the units) or on a cashless basis by exchanging the "value" of the existing underwriter's warrants (such "value" based upon the difference between the exercise price and the market price of the underwriter's warrants on the date of exercise). The units which may by purchased upon exercise of the underwriter's warrants consists of two shares of our common stock and one common stock purchase warrant, which entitles its holders to purchase one share of our common stock at 165% of the exercise price of the underwriters warrant.The underwriter's warrants will be restricted from sale, transfer, assignment or hypothecation for a period of one year from the effective date of this offering (i) to an underwriter or a partner or officer of an underwriter (but not directors of the underwriter or selling group) or (ii) by will or operation of law. During the term of the underwriter's warrants, the holder thereof is given the opportunity to profit from an increase in the per share market price of our securities. As long as the underwriter's warrants are outstanding, we may find it more difficult to raise additional equity capital.

At any time at which the underwriter's warrants are likely to be exercised, we would probably be able to obtain additional equity capital on more favorable terms. If we file a registration statement relating to an equity offering under the provisions of the 1933 Act at any time during the seven-year period following the date of this prospectus, the holders of the underwriter's warrants or underlying units will have the right, subject to certain conditions, to include in such registration statement, at our expense, all or part of the underlying units at the request of the holders. Additionally, we have agreed, for a period of five years commencing on the date of this prospectus, on demand of the holders of a majority of the underwriter's warrants or the units issued or issuable thereunder, to register the units underlying the underwriter's warrants one time at our expense. The registration of securities pursuant to the underwriter's warrants may result in substantial expense to us at a time when we may not be able to afford such expense and may impede future financing. The number of units covered by the underwriter's warrants and the exercise price are subject to adjustment under certain events to prevent dilution.

     In connection with the offering, the managing underwriter and selling group members (if any) and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the common stock and warrants. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid or purchase common stock or warrants for the purpose of stabilizing their market prices. The managing underwriter may also create a short position for the account of the managing underwriter by selling more securities in connection with the offering than it is committed to purchase from us and in such case may purchase securities in the open market following completion of the offering to cover all or a portion of such short overallotment option. Any of the transactions described in this paragraph may result in the maintenance of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

     In connection with the Offering, the Underwriter may also purchase and sell the common stock and warrants in the open market. These transactions may include overallotment and stabilizing transactions as described above, and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purposes of preventing or retarding a decline in the market price of the common stock and warrants; and syndicate short positions involve the sale by the underwriter of a greater number of shares of common stock or of warrants than they are required to purchase from us in the offering. The managing underwriter also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the common stock and warrants sold in the offering for their account may be reclaimed by the managing underwriter if such securities are repurchased by the managing underwriter in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the common stock and warrants, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the Nasdaq SmallCap Market.


     We have agreed upon completion of the offering to retain the managing underwriter as financial consultants for a period of one year at a monthly fee of $7,291.66 (a total of $87,500), payable in full upon the closing of the offering. The consulting agreement will not require the managing underwriter to devote a specific amount of time to the performance of its duties thereunder.


     We have agreed to indemnify the managing underwriter against certain liabilities including liabilities under the Securities Act and to contribute in certain events to liabilities incurred by the managing underwriter in connection with the sale of the Units. In the opinion of the Commission, indemnification against liabilities under the Securities Act is against public policy and is therefore unenforceable.

                              CERTAIN TRANSACTION

     There have been no loans to, or material transactions with, any of our affiliates. In the event we enter into any material transactions with our affiliates in the future, our policy is that such transactions must be made on terms that are no less favorable to us than those generally available from unaffiliated third parties. All future material affiliated transactions and loans, and any forgiveness of loans with affiliates, must be approved by a majority of the independent directors who do not have an interest in the transactions and who have access at our expense, to either our counsel or independent legal counsel.

                                  LEGAL MATTERS

     Certain legal matters in connection with the Offering will be passed upon for ProtoSource Corporation by Sichenzia, Ross & Friedman LLP, New York, New York. From time to time, Sichenzia, Ross & Friedman LLP has represented the underwriter in connection with other matters. Snow Becker Krauss P.C., New York, New York, has acted as counsel for the Underwriters in connection with the Offering.

                                     EXPERTS

     Our financial statements as of December 31, 1999 and for the years ended December 31, 1999 and 1998 have been included in this prospectus in reliance on the report of Angell & Deering, independent certified public accountants, as given upon the authority of said firm as experts in accounting and auditing.

     The financial statements for Suncoast Automation, Inc. as of December 31, 1999 and 1998 and for the years December 31, 1999 and 1998 have been included in this prospectus in reliance on the report of Cherry, Bekaert & Holland, L.L.P. given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     ProtoSource Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy or information statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices: Seven World Trade Center, New York, New York 10048, and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.20549, at prescribed rates. In addition, the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

     ProtoSource Corporation has filed with the Commission, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission's web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

                             PROTOSOURCE CORPORATION


                          INDEX TO FINANCIAL STATEMENTS



Financial Statements                                                    Page
--------------------                                                    ----

 Proforma Unaudited Combined Financial Statements of
  ProtoSource Corporation for the nine months ended September
  30, 2000 and for the year ended December 31, 1999                     F-2

 Financial Statements of ProtoSource Corporation as of
  September 30, 2000 (Unaudited) and December 31, 1999 and for
  the nine months ended September 30, 2000 and 1999 (Unaudited)
  and for the years ended December 31, 1999 and 1998                    F-5

 Financial Statements of Suncoast Automation, Inc. as of
  June 30, 2000 (Unaudited) and December 31, 1999 and 1998 and
  for the six months ended June 30, 2000 and 1999 (Unaudited)
  and for the years ended December 31, 1999 and 1998                    F-24

                             PROTOSOURCE CORPORATION
          UNAUDITED PROFORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000


The following unaudited proforma combined statement of operations and per share data gives effect to the acquisition of Suncoast Automation, Inc. ("Suncoast") by ProtoSource Corporation ("Proto") in a transaction accounted for as a purchase. The proforma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been consummated nor is it necessarily indicative of future operating results or financial position. The unaudited proforma statement of operations gives effect to the acquisition as if it had occurred on January 1, 1999. This proforma statement of operations should be read in conjunction with the accompanying notes and related historical financial statements and notes thereto of Proto and Suncoast.


                                                                             Proforma         Proforma
                                                 Proto         Suncoast     Adjustments       Combined
                                              -----------    -----------    -----------     -----------
Revenue                                       $ 1,187,820    $   117,552    $      --       $ 1,305,372

Operating expenses                              2,912,582        487,593           --         3,400,175
                                                                             (1)736,098
Depreciation and amortization                     437,390         49,564     (1)(49,564)      1,173,488
                                              -----------    -----------    -----------     -----------

       Income (Loss) From Operations           (2,162,152)      (419,605)      (686,534)     (3,268,291)
                                              -----------    -----------    -----------     -----------

Other Income (Expense):
  Interest expense                               (882,546)       (28,964)          --          (911,510)
  Interest income and other                        38,730          2,910           --            41,640
                                              -----------    -----------    -----------     -----------

       Total Other Income (Expense)              (843,816)       (26,054)          --          (869,870)
                                              -----------    -----------    -----------     -----------

Income (Loss) Before Provision For
 Income Taxes                                  (3,005,968)      (445,659)      (686,534)     (4,138,161)

Provision for income taxes                          1,279          9,286           --            10,565
                                              -----------    -----------    -----------     -----------

       Net Income (Loss)                      $(3,007,247)   $  (454,945)   $  (686,534)    $(4,148,726)
                                              ===========    ===========    ===========     ===========

Net Income (Loss) Per Basic and
 Diluted Share of Common Stock                $     (1.34)                                  $     (1.23)

Weighted Average Number of Basic and
 Diluted Common Shares Outstanding              2,250,615                                     3,363,458




              The accompanying notes are an integral part of these unaudited proforma combined condensed financial statements.

                                       F-2

                             PROTOSOURCE CORPORATION
          UNAUDITED PROFORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999


The following unaudited proforma combined statement of operations and per share data gives effect to the acquisition of Suncoast by Proto in a transaction accounted for as a purchase. The proforma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been consummated nor is it necessarily indicative of future operating results or financial position. The unaudited proforma statement of operations gives effect to the acquisition as if it had occurred on January 1, 1999. This proforma statement of operations should be read in conjunction with the accompanying notes and related historical financial statements and notes thereto of Proto and Suncoast.


                                                                        Proforma         Proforma
                                           Proto         Suncoast      Adjustments       Combined
                                       ------------    ------------    ------------    ------------
Revenue                                $  1,125,225    $    164,535    $       --      $  1,289,760

Operating expenses                        2,348,141         546,013            --         2,894,154
                                                                       (1)1,207,923
Depreciation and amortization               218,077          31,008      (1)(31,008)      1,426,000
                                       ------------    ------------    ------------    ------------

       Income (Loss) From Operations     (1,440,993)       (412,486)     (1,176,915)     (3,030,394)
                                       ------------    ------------    ------------    ------------

Other Income (Expense):
  Interest expense                          (16,763)        (13,881)           --           (30,644)
  Interest income and other                 164,116          (4,452)           --           159,664
                                       ------------    ------------    ------------    ------------

       Total Other Income (Expense)         147,353         (18,333)           --           129,020
                                       ------------    ------------    ------------    ------------

       Net Income (Loss)               $ (1,293,640)   $   (430,819)   $ (1,176,915)   $ (2,901,374)
                                       ============    ============    ============    ============

Net Income (Loss) Per Basic and
 Diluted Share of Common Stock         $       (.72)                                   $       (.94)

Weighted Average Number of Basic and
 Diluted Common Shares Outstanding        1,789,453                                       3,092,525





              The accompanying notes are an integral part of these unaudited proforma combined condensed financial statements.

                                       F-3

                             PROTOSOURCE CORPORATION
                 NOTES TO UNAUDITED PROFORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS


1. Basis of Presentation
------------------------

     On August 22, 2000, Proto executed a Stock Exchange Agreement (the "Agreement") to purchase all of the outstanding common stock of Suncoast which is effective as of August 1, 2000. The assets acquired consist of property and equipment, accounts receivable, subscriber base, intellectual property rights and various other assets. The purchase price was $7,736,990 consisting of 1,303,072 shares of the Company's common stock. The Company also paid a finders fee of approximately $315,000 in connection with the acquisition and estimated legal expenses and other direct costs of the acquisition of $85,000 resulting in a total purchase price of $8,136,990. The acquisition will be accounted for as a purchase. A summary of the allocation of the purchase price to the specific assets and liabilities acquired is as follows:

     Cash                                                      $    35,290
     Accounts receivable, inventory and
      other current assets                                         343,057
     Property and equipment                                        719,389
     Goodwill                                                    8,238,403
     Less liabilities assumed                                   (1,199,149)
                                                               -----------

          Net Purchase Price                                   $ 8,136,990
                                                               ===========

     In addition, Proto shall deposit 1,000,000 shares of its common stock (the "Earnout Shares") with an Escrow Agent. The shares will be held for a maximum of twenty seven months from the date of the acquisition. The Earnout Shares may be earned by Suncoast's shareholders upon meeting certain subscriber and cash flow provisions over a twenty seven month period.

     The proforma combined condensed statement of operations gives effect to the acquisition of Suncoast in a transaction accounted for as a purchase. The transaction is reflected in the proforma statement of operations as if it occurred at the beginning of the period presented. The operations of Suncoast in the combined condensed statement of operations for the nine months ended September 30, 2000 are for the period from January 1, 2000 to the date of acquisition, August 1, 2000.

2. Proforma Net Income (Loss) Per Share of Common Stock
-------------------------------------------------------

     The proforma net income (loss) per share of common stock is based on the weighted average number of common shares outstanding after giving effect to the shares issued for the acquisition.

3. Proforma Adjustments
-----------------------

     Adjustments to present the proforma combined condensed financial statements are as follows:

     1. Record amortization expense of goodwill and depreciation of property and equipment recorded in the acquisition from the beginning of the period presented to the date of the acquisition. The goodwill is amortized over a seven year life. Also includes reversal of depreciation and amortization expense of Suncoast for the periods presented prior to the date of the acquisition.

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors
ProtoSource Corporation


We have audited the accompanying balance sheet of ProtoSource Corporation as of December 31, 1999 and the related statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ProtoSource Corporation as of December 31, 1999 and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998 in conformity with generally accepted accounting principles.



                                           Angell & Deering
                                           Certified Public Accountants

Denver, Colorado
February 17, 2000, except for
Note 14 as to which the date is
February 22, 2000

                             PROTOSOURCE CORPORATION
                                 BALANCE SHEETS


                                     ASSETS
                                     ------
                                                   September 30,   December 31,
                                                        2000           1999
                                                   ------------    ------------
                                                    (Unaudited)
Current Assets:
  Cash and cash equivalents                        $    240,783    $    677,319
  Accounts receivable:
    Trade, net of allowance for doubtful
     accounts of $21,693 and $39,698                    178,471          97,752
  Employees                                                --             5,000
  Prepaid expenses                                      182,877          38,451
  Inventory                                             258,298            --
                                                   ------------    ------------

        Total Current Assets                            860,429         818,522
                                                   ------------    ------------

Property and Equipment, at cost:
  Equipment                                           1,017,265         979,613
  Furniture                                             170,227         147,533
  Leasehold improvements                                  6,462           6,462
  On-site equipment                                     700,348            --
                                                   ------------    ------------
                                                      1,894,302       1,133,608
  Less accumulated depreciation and amortization       (969,977)       (846,439)
                                                   ------------    ------------

        Net Property and Equipment                      924,325         287,169
                                                   ------------    ------------

Other Assets:
  Goodwill, net of accumulated amortization
   of $345,873 and $32,020                            8,582,107         762,165
  Investment in corporation                           1,340,323       1,800,000
  Debt issuance costs, net of accumulated
   amortization of $803,770                             918,730            --
  Deposits                                               43,758          17,325
  Deferred offering costs                               125,557            --
                                                   ------------    ------------

        Total Other Assets                           11,010,475       2,579,490
                                                   ------------    ------------

        Total Assets                               $ 12,795,229    $  3,685,181
                                                   ============    ============


                     The accompanying notes are an integral
                       part of these financial statements.


                             PROTOSOURCE CORPORATION
                                 BALANCE SHEETS


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

                                                      September 30,  December 31,
                                                          2000          1999
                                                      ------------   ------------
                                                      (Unaudited)
Current Liabilities:
  Accounts payable                                    $    615,796   $     96,639
  Accrued expenses:
    Payroll taxes and wages                                229,544         47,113
    Other                                                   63,134         49,750
  Deferred revenue                                          54,607          6,911
  Current portion of long-term debt                      1,518,670         63,441
                                                      ------------   ------------

        Total Current Liabilities                        2,481,751        263,854
                                                      ------------   ------------

Long-Term Debt, net of current portion above:
  Individuals and other                                  1,610,183           --
  Obligations under capital leases                          71,537         84,460
  Less current portion above                            (1,518,670)       (63,441)
                                                      ------------   ------------

        Total Long-Term Debt                               163,050         21,019
                                                      ------------   ------------

Commitments and contingencies                                 --             --

Stockholders' Equity:
  Preferred stock, no par value; 5,000,000 shares
   authorized, none issued and outstanding                    --             --
  Common stock, no par value; 10,000,000 shares
   authorized, 3,501,586 and 1,879,332 shares
   issued and outstanding                               20,993,125     11,428,924
  Additional paid in capital                               221,324         28,158
  Accumulated deficit                                  (11,064,021)    (8,056,774)
                                                      ------------   ------------

        Total Stockholders' Equity                      10,150,428      3,400,308
                                                      ------------   ------------

        Total Liabilities and Stockholders' Equity    $ 12,795,229   $  3,685,181
                                                      ============   ============


                     The accompanying notes are an integral
                       part of these financial statements.

                                       F-7


                                   PROTOSOURCE CORPORATION
                                   STATEMENTS OF OPERATIONS


                                     Nine Months Ended September 30,  Year Ended December 31,
                                     ------------------------------- --------------------------
                                          2000           1999           1999           1998
                                       -----------    -----------    -----------    -----------
                                               (Unaudited)
Net Revenues:
  Internet service fees and other      $ 1,187,820    $   759,708    $ 1,125,225    $   882,651
                                       -----------    -----------    -----------    -----------

    Total Revenues                       1,187,820        759,708      1,125,225        882,651
                                       -----------    -----------    -----------    -----------

Operating expenses:
  Selling, general and administrative    1,648,738      1,227,716      1,835,744        966,528
  Cost of revenues                         561,503        308,898        494,897        342,042
  Depreciation and amortization            437,390        138,781        218,077        748,917
  Stock compensation expense               141,180           --           17,500         10,658
  Impairment of investment                 561,161           --             --             --
                                       -----------    -----------    -----------    -----------

    Total Operating Expenses             3,349,972      1,675,395      2,566,218      2,068,145
                                       -----------    -----------    -----------    -----------

    Operating Loss                      (2,162,152)      (915,687)    (1,440,993)    (1,185,494)
                                       -----------    -----------    -----------    -----------

Other Income (Expense):
  Interest income                           38,730         77,577         91,866        127,760
  Interest expense                        (882,546)       (20,324)       (16,763)      (705,021)
  Rent and other income                       --          105,000         72,250         73,479
  Loss on disposal of assets                  --             --             --           (6,953)
                                       -----------    -----------    -----------    -----------

    Total Other Income (Expense)          (843,816)       162,253        147,353       (510,735)
                                       -----------    -----------    -----------    -----------

Income (Loss) Before
 Provision For Income Taxes             (3,005,968)      (753,434)    (1,293,640)    (1,696,229)

Provision for income taxes                   1,279           --             --             --
                                       -----------    -----------    -----------    -----------

Net Loss                               $(3,007,247)   $  (753,434)   $(1,293,640)   $(1,696,229)
                                       ===========    ===========    ===========    ===========

Net Loss Per Share of Common Stock:
  Basic                                $     (1.34)   $      (.42)   $      (.72)   $     (1.24)
  Diluted                              $     (1.34)   $      (.42)   $      (.72)   $     (1.24)

Weighted Average Number of
 Common Shares Outstanding:
  Basic                                  2,250,615      1,775,177      1,789,453      1,365,484
  Diluted                                2,250,615      1,775,177      1,789,453      1,365,484


                            The accompanying notes are an integral
                             part of these financial statements.

                                              F-8

                                              PROTOSOURCE CORPORATION
                                   STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                               FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND FOR
                                    THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                                  Common Stock              Additional
                                                           ----------------------------       Paid In     Accumulated
                                                              Shares          Amount          Capital       Deficit
                                                           ------------    ------------    ------------   ------------
Balance at December 31, 1997                                    665,333    $  5,590,455    $       --     $ (5,066,905)

Issuance of common stock and warrants in public
 offering (net of offering costs of $1,166,846)               1,137,000       5,370,904            --             --

Repurchase of common stock for cash                             (15,112)        (77,165)           --             --

Issuance of fractional shares from 1997 stock splits                 79            --              --             --

Compensation from issuance of stock options to Directors           --              --            10,658           --

Net loss                                                           --              --              --       (1,696,229)
                                                           ------------    ------------    ------------   ------------

Balance at December 31, 1998                                  1,787,300      10,884,194          10,658     (6,763,134)

Issuance of common stock upon exercise of stock options          28,334         106,252            --             --

Repurchase of common stock for cash                             (15,112)        (91,522)           --             --

Compensation from issuance of stock options                        --              --            17,500           --

Issuance of common stock in connection with acquisition          78,810         530,000            --             --

Net loss                                                           --              --              --       (1,293,640)
                                                           ------------    ------------    ------------   ------------

Balance at December 31, 1999                                  1,879,332      11,428,924          28,158     (8,056,774)

Issuance of common stock upon exercise of stock options
 (unaudited)                                                     62,122         232,958            --             --

Issuance of common stock in connection with financing
 (unaudited)                                                    240,000       1,500,000            --             --

Return of common stock from adjustment of acquisition
 cost (unaudited)                                                (3,940)        (26,497)           --             --

Issuance of common stock for services (unaudited)                21,000         120,750            --             --

Issuance of common stock in connection with acquisition
 (unaudited)                                                  1,303,072       7,736,990            --             --

Issuance of stock options for services (unaudited)                 --              --           193,166           --

Net loss (unaudited)                                               --              --              --       (3,007,247)
                                                           ------------    ------------    ------------   ------------

Balance at September 30, 2000 (unaudited)                     3,501,586    $ 20,993,125    $    221,324   $(11,064,021)
                                                           ============    ============    ============   ============


                                      The accompanying notes are an integral
                                       part of these financial statements.

                                                        F-9

                                          PROTOSOURCE CORPORATION
                                         STATEMENTS OF CASH FLOWS


                                                 Nine Months Ended September 30,   Year Ended December 31,
                                                 ------------------------------- --------------------------
                                                       2000           1999          1999            1998
                                                   -----------    -----------    -----------    -----------
                                                           (Unaudited)
Cash Flows From Operating Activities:
  Net loss                                         $(3,007,247)   $  (753,434)   $(1,293,640)   $(1,696,229)
  Adjustments to reconcile net loss to net cash
   (used) by operating activities:
    Depreciation and amortization                    1,163,159        138,781        218,077        748,917
    Investment impairment                              561,161           --             --             --
    Provision for bad debts                               --             --           32,198        173,000
    Bad debt recovery                                     --         (105,000)          --             --
    Compensation from issuance of stock options           --             --           17,500         10,658
    Loss on termination of capital lease                  --             --             --            6,953
    Changes in operating assets and liabilities
     net of effects of acquisition:
      Accounts receivable                              (34,658)       (42,408)       (75,851)       (31,609)
      Inventory                                         (9,794)          --             --             --
      Prepaid expenses and other assets                169,790         13,532         57,807        (34,550)
      Accounts payable                                 189,263        (18,587)       (25,079)        25,611
      Accrued liabilities                                3,402          5,286         (2,689)       (14,665)
      Deferred revenue                                  32,492         (4,445)        (6,836)        13,747
                                                   -----------    -----------    -----------    -----------

Net Cash (Used) By Operating Activities               (932,432)      (766,275)    (1,078,513)      (798,167)
                                                   -----------    -----------    -----------    -----------

Cash Flows From Investing Activities:
  Cash received from acquisition                        35,290           --             --             --
  Purchase of property and equipment                   (41,305)       (28,957)       (63,793)       (54,082)
  Payment for termination of capital lease                --             --             --         (150,000)
  Increase in note receivable                         (500,000)          --             --          (24,999)
  Increase in employee receivables                       5,000           --           (5,000)          --
  Receipt of principal on note receivable                 --          105,000           --          250,817
  Deposits                                              (3,241)          --           (1,501)          --
  Investment in corporation                           (101,484)    (1,800,000)    (1,800,000)          --
  Acquisition costs                                   (270,342)          --             --             --
  Cash paid for acquisition                               --             --         (203,985)          --
                                                   -----------    -----------    -----------    -----------

Net Cash Provided (Used) By Investing Activities      (876,082)    (1,723,957)    (2,074,279)        21,736
                                                   -----------    -----------    -----------    -----------

Cash Flows From Financing Activities:
  Proceeds from borrowing                            1,541,028           --             --             --
  Payments on notes payable                            (53,951)       (44,774)       (70,503)      (828,095)
  Issuance of common stock                             232,958           --          106,252      6,537,750
  Offering costs incurred                             (125,557)          --             --       (1,068,323)
  Purchase of common stock                                --          (91,522)       (91,522)       (77,165)
  Debt issuance costs incurred                        (222,500)          --             --             --
                                                   -----------    -----------    -----------    -----------

Net Cash Provided (Used) By Financing Activities     1,371,978       (136,296)       (55,773)     4,564,167
                                                   -----------    -----------    -----------    -----------


                                  The accompanying notes are an integral
                                    part of these financial statements.

                                                   F-10

                                       PROTOSOURCE CORPORATION
                                       STATEMENTS OF CASH FLOWS


                                            Nine Months Ended September 30,    Year Ended December 31,
                                            -------------------------------  --------------------------
                                                   2000           1999           1999          1998
                                               -----------    -----------    -----------    -----------
                                                      (Unaudited)
Net Increase (Decrease) in Cash
 and Cash Equivalents                          $  (436,536)   $(2,626,528)   $(3,208,565)   $ 3,787,736

Cash and Cash Equivalents at
 Beginning of Period                               677,319      3,885,884      3,885,884         98,148
                                               -----------    -----------    -----------    -----------

Cash and Cash Equivalents at
 End of Period                                 $   240,783    $ 1,259,356    $   677,319    $ 3,885,884
                                               ===========    ===========    ===========    ===========

Supplemental Disclosure of Cash
 Flow Information:
  Cash paid during the period for:
   Interest                                    $    40,372    $    20,324    $    16,763    $   222,737
   Income taxes                                       --             --             --            1,600

 Supplemental Disclosure of Noncash
  Investing and Financing Activities:
   Acquisition of equipment under
    capital leases                             $      --      $      --      $      --      $    80,515
   Issuance of common stock in
    connection with acquisition                       --             --          530,000           --
   Issuance of common stock in
    connection with financing                    1,500,000           --             --             --
   Return of common stock from adjustment of
    acquisition cost                                26,497           --             --             --

   Issuance of common stock for acquisition
    of corporation, allocated to on-site
    equipment $719,389, goodwill $7,350,903,
    other current assets $318,057, accounts
    payable and other liabilities $651,359       7,736,990           --             --             --






                                  The accompanying notes are an integral
                                    part of these financial statements.

                                                   F-11

                             PROTOSOURCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


1. Summary of Significant Accounting Policies
---------------------------------------------
     Description of Business
     -----------------------
          ProtoSource Corporation, formerly SHR Corporation, doing business as Software Solutions Company (the "Company"), was incorporated on July 1, 1988, under the laws of the state of California. The Company is an Internet service provider. The Company provides dial-up Internet access, web hosting services and web development services.

     Unaudited Interim Financial Statements
     --------------------------------------
          The financial statements as of September 30, 2000 and for the nine months ended September 30, 2000 and 1999 are unaudited, however, in the opinion of management of the Company, all adjustments (consisting solely of normal recurring adjustments) necessary to a fair presentation of the financial statements for the interim periods have been made.

     Revenue Recognition
     -------------------
          The Company charges customers monthly access fees to the Internet and recognizes the revenue in the month the access is provided. The Company charges customers monthly web hosting fees for maintaining the customers website on its server and recognizes the revenue in the month the service is provided. For certain customers billed in advance, the Company recognizes the revenue over the period the billing covers. Revenue for other services provided, including web development services, are recognized as the service is performed.

     Cash and Cash Equivalents
     -------------------------
          For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

     Property and Equipment
     ----------------------
          Depreciation and amortization of equipment, furniture, leasehold improvements and on-site equipment are computed using the straight-line method over their estimated useful lives. Assets held under capital lease obligations, are amortized using the straight-line method over the shorter of the useful lives of the assets or the term of the lease.

          Classification                        Useful Life in Years
          --------------                        --------------------
          Equipment                                     3-5
          Furniture                                     5-7
          Leasehold improvements                        5-7
          On-site equipment                             5-7

          Depreciation of property and equipment charged to operations was $190,896 and $220,168 for the years ended December 31, 1999 and 1998, respectively.

     Amortization
     ------------
          Goodwill is being amortized using the straight-line method over an estimated useful life of 5 to 15 years.

          Debt issuance costs are being amortized using the straight-line method over the fifteen month term of the loans.

     Investment
     ----------
          The Company's investment is in a privately-held corporation which represents less than a ten percent ownership interest in the corporation. The Company's investment in the corporation is recorded using the cost method of accounting. The Company reviews its investment for impairment whenever events or changes in circumstances indicate that the fair value of its investment is less than its cost or carrying value. An impairment expense is recognized if there is a decline in value below the Company's cost of the investment if the decline is other than temporary. The Company utilizes publicly available market information or other appropriate estimates determined by management to evaluate impairment.

          As of September 30, 2000, an impairment expense of $561,161 was recognized as there was a decline in the investment fair value below its cost which was considered other than temporary. The fair value was based on financial projections and consultation with the Company's investment banker and an outside consultant.

                             PROTOSOURCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


1. Summary of Significant Accounting Policies (Continued)
---------------------------------------------------------
     Stock-Based Compensation
     ------------------------
          The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation". The Company will continue to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees". See Note 8 for pro forma disclosures of net income and earnings per share as if the fair value-based method prescribed by SFAS No. 123 had been applied in measuring compensation expense.

     Long-Lived Assets
     -----------------
          When facts and circumstances indicate that the cost of long-lived assets may be impaired, an evaluation of the recoverability is performed by comparing the carrying value of the assets to the projected future cash flows. Upon indication that the carrying value of such assets may not be recoverable, the Company recognizes an impairment loss by a charge against current operations.

          A forecast showing lack of long-term profitability, a current period operating or cash flow loss combined with a history of operating or cash flow losses are conditions, among others, that would trigger an impairment assessment of the carrying amount of enterprise goodwill. The impairment would be determined using undiscounted cash flows or market appraisals.

     Advertising
     -----------
          The Company advertises primarily through radio, television and print media. The Company's policy is to expense advertising costs, including productions costs, as incurred. Advertising expense was $123,841 and $29,820 for the years ended December 31, 1999 and 1998, respectively.

     Income Taxes
     ------------
          Deferred income taxes are provided for temporary differences between the financial reporting and tax basis of assets and liabilities using enacted tax laws and rates for the years when the differences are expected to reverse.

     Net Income (Loss) Per Share of Common Stock
     -------------------------------------------
          The Company adopted SFAS No. 128, "Earnings Per Share", which specifies the method of computation, presentation and disclosure for earnings per share. SFAS No. 128 requires the presentation of two earnings per share amounts, basic and diluted.

          Basic earnings per share is calculated using the average number of common shares outstanding. Diluted earnings per share is computed on the basis of the average number of common shares outstanding plus the dilutive effect of outstanding stock options using the "treasury stock" method.

          The basic and diluted earnings per share are the same since the Company had a net loss for 1999 and 1998 and the inclusion of stock options and other incremental shares would be antidilutive. Options and warrants to purchase 1,823,000 and 1,673,333 shares of common stock at December 1999 and 1998, respectively were not included in the computation of diluted earnings per share because the Company had a net loss and their effect would be antidilutive.

     Estimates
     ---------
          The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the reported

                             PROTOSOURCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


1. Summary of Significant Accounting Policies (Continued)
---------------------------------------------------------
     Estimates (Continued)
     ---------------------
          amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Reclassifications
     -----------------
          Certain prior period amounts have been reclassified to conform with the current period presentation.

2. Long-Term Debt
-----------------
     Obligations Under Capital Leases
     --------------------------------
          Long-term debt consists of the following:

          15.4% to 23.0% installment notes due in 2000
          to 2001, collateralized by equipment.              $ 84,460
                                                             --------
          Total Long-Term Debt                                 84,460
          Less current portion of long-term debt              (63,441)
                                                             --------

          Long-Term Debt                                     $ 21,019
                                                             ========


          Installments due on debt principal, including the capital leases, at December 31, 1999 are as follows:

                 Year Ending
                 December 31,
                 ------------
                     2000                $63,441
                     2001                 21,019
                                         -------

                     Total               $84,460
                                         =======


3. Income Taxes
---------------
     The components of the provision for income taxes are as follows:

                                                          1999       1998
                                                          ----       ----
          Current:
            Federal                                      $  --      $  --
            State                                           --         --
                                                         ------     ------
              Total                                         --         --
                                                         ------     ------

          Deferred:
            Federal                                         --         --
            State                                           --         --
                                                         ------     ------
              Total                                         --         --
                                                         ------     ------

          Total Provision For Income Taxes               $  --      $  --
                                                         ======     ======


          The provision for income taxes reconciles to the amount computed by applying the federal statutory rate to income before the provision for income taxes as follows:

                             PROTOSOURCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


3. Income Taxes (Continued)
---------------------------
                                                      1999          1998
                                                      ----          ----

          Federal statutory rate                      (25)%         (25)%
          State franchise taxes,
           net of federal benefits                     (4)           (4)
          Valuation allowance                          29            29
                                                     -----         -----

              Total                                   --  %         --  %
                                                     =====         =====


          Significant components of deferred income taxes as of December 31, 1999 are as follows:

          Net operating loss carryforward                 $ 2,291,200
          Vacation accrual                                      4,100
          Allowance for bad debts                              13,600
          Amortization of goodwill                              5,900
          Stock option compensation                             6,000
                                                          -----------

          Total Deferred Tax Asset                          2,320,800
                                                          -----------

          Accelerated depreciation                            (17,300)
                                                          -----------

          Total Deferred Tax Liability                        (17,300)
          Less valuation allowance                         (2,303,500)
                                                          -----------

          Net Deferred Tax Asset                          $      --
                                                          ===========


          The Company has assessed its past earnings history and trends, budgeted sales, and expiration dates of carryforwards and has determined that it is more likely than not that no deferred tax assets will be realized. The valuation allowance of $2,303,500 is maintained on deferred tax assets which the Company has not determined to be more likely than not realizable at this time. The net change in the valuation allowance for deferred tax assets was an increase of $356,200. The Company will continue to review this valuation on a quarterly basis and make adjustments as appropriate.

          At December 31, 1999, the Company had federal and state net operating loss carryforwards of approximately $8,000,000 and $3,800,000, respectively. Such carryforwards expire in the years 2007 through 2019 and 2000 through 2004 for federal and state purposes, respectively.

4. Stockholders' Equity
-----------------------
     Public Stock Offering
     ---------------------
          The closing for the Company's secondary offering occurred on May 20, 1998. The Company sold 1,137,000 units of the Company's securities at $5.75 per unit and paid the Underwriter a 10% commission and a 3% non-accountable expense allowance. Each unit consisted of one share of the Company's common stock and one redeemable common stock purchase warrant. Each warrant is exercisable to purchase one share of common stock at $6.33 per share until May 13, 2003 and may be redeemed by the Company anytime after May 13, 1999 if the closing price of the Company's common stock is at least $8.63 per share for 20 consecutive trading days.

                             PROTOSOURCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


4. Stockholders' Equity (Continued)
-----------------------------------
     Public Stock offering (Continued)
     ---------------------------------
          In connection with the offering, the Company issued the Underwriter a warrant, for $10, to purchase up to 105,000 units which are exercisable at $9.49 per unit (equal to 165% of the public offering price of the Units). The Underwriter's warrant is exercisable through May 13, 2003. The units subject to the Underwriter's warrant are identical to the units sold to the public. The Company has also retained the Underwriter as a financial consultant for a period of one year at a monthly fee of $5,000 (a total of $60,000) which was paid in full upon completion of the Offering. In May 1999, the consulting agreement was extended for an additional two years at $5,000 per month through May 2001.

5. Preferred Stock
------------------
          The authorized preferred stock of the Company consists of 5,000,000 shares, no par value. The preferred stock may be issued in series from time to time with such designation, rights, preferences and limitations as the Board of Directors of the Company may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters as may be determined by the Board of Directors, including without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any), and voting rights. Unless the nature of a particular transaction and applicable statutes require approval, the Board of Directors has the authority to issue these shares without shareholder approval.

6. Stock Options and Warrants
-----------------------------
     Incentive Stock Option Plan
     ---------------------------
          In November 1994, the Company's Board of Directors authorized and the shareholders approved, a stock option plan which provides for the grant of incentive and nonqualified options to eligible officers and key employees of the Company to purchase up to 150,000 shares of the Company's common stock. The purchase price of such shares shall be at least equal to the fair market value at the date of grant. Such options vest at the discretion of the Board of Directors. The stock option plan expires in 2004. Under the Company's stock option plan, outstanding options vest over three years from the grant date and are generally for a six year term.

          The following table contains information on the stock options under the Company's plan for the years ended December 31, 1998 and 1999. The outstanding agreements expire from May 2004 to November 2005.

                                                     Number of  Weighted Average
                                                      Shares     Exercise Price
                                                      ------     --------------
          Options outstanding at December 31, 1997       --          $  --
            Granted                                    56,750          5.75
            Exercised                                    --             --
            Cancelled                                  (2,750)         5.75
                                                     --------        ------

          Options outstanding at December 31, 1998     54,000          5.75
            Granted                                    78,500          6.71
            Exercised                                    --             --
            Cancelled                                 (16,500)         5.75
                                                     --------        ------

          Options outstanding at December 31, 1999    116,000        $ 6.67
                                                     ========        ======

                             PROTOSOURCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


6. Stock Options and Warrants (Continued)
-----------------------------------------
     1999 Executive Officers Stock Option Plan
     -----------------------------------------
          In May 1999, the Company's Board of Directors authorized a stock option plan which provides for the grant of incentive and nonqualified options to eligible officers and directors of the Company to purchase up to 150,000 shares of the Company's common stock. The purchase price of such shares shall be at least equal to the fair market value at the date of grant. Such options vest at the discretion of the Board of Directors. The stock option plan expires in 2009. Under the Company's stock option plan, options are generally for a six year term. The Company had previously granted options to its Chief Executive Officer in 1996 which were added to this stock option plan in May 1999 and are reflected as outstanding at December 31, 1998 in the table below.

          The following table contains information on the stock options under the Company's plan for the year ended December 31, 1999. The outstanding agreements expire from October 2001 to November 2005.

                                                     Number of  Weighted Average
                                                      Shares     Exercise Price
                                                      ------     --------------

          Options outstanding at December 31, 1998     36,667       $  3.75
            Granted                                   100,000          6.88
            Exercised                                    --            --
            Cancelled                                    --            --
                                                      -------       -------

          Options outstanding at December 31, 1999    136,667       $  6.04
                                                      =======       =======


     Financing Warrants
     ------------------
          As a part of a restructuring of its operations in 1996, the Company granted an Underwriter and a financial consulting firm warrants to purchase common stock. The warrants are exercisable at $3.75 per share for a four year period through October 31, 2001. In 1999 28,334 warrants were exercised and as of December 31, 1999, 158,333 warrants are outstanding.

     Severance Warrants
     ------------------
          The Company issued 20,000 warrants to a former officer in connection with termination of his employment. The warrants are exercisable at anytime after January 31, 2000 at $6.00 per share until November 2004.

     Board of Directors Options
     --------------------------
          The Company issued 45,000 stock options to its three Non-Employee Directors in October 1998. The options vest over a three year period and are exercisable at $6.00 per share and the options are for a five year term.

     Warrants From Secondary Offering
     --------------------------------
          The Company issued warrants in connection with a secondary offering of its common stock (Note 4).

7. Commitments and Contingencies
--------------------------------
     Leases
     ------
          The Company leases certain computer equipment and furniture and fixtures under noncancellable capital leases. The Company leases its facilities and certain computer equipment under noncancellable operating leases. The Company's facilities lease contains a five year renewal option.

                             PROTOSOURCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


7. Commitments and Contingencies (Continued)
--------------------------------------------
     Leases (Continued)
     ------------------
          The following is a schedule of future minimum lease payments at December 31, 1999 under the Company's capital leases (together with the present value of minimum lease payments) and operating leases that have initial or remaining noncancellable lease terms in excess of one year:

          Year Ending                  Capital   Operating
          December 31,                 Leases      Leases      Total
          ------------                --------    --------    --------
             2000                     $ 73,678    $ 54,918    $128,596
             2001                       22,375      56,016      78,391
             2002                         --        23,340      23,340
                                      --------    --------    --------

          Total Minimum Lease
           Payments                     96,053    $134,274    $230,327
                                                  ========    ========

          Less amount representing
           interest                    (11,593)
                                      --------

          Present Value of Net
           Minimum Lease Payments     $ 84,460
                                      ========

          Rent expense amounted to approximately $72,081 and $62,703 for the years ended December 31, 1999 and 1998, respectively.

          Leased equipment under capital leases as of December 31, 1999 is as follows:

          Equipment                                         $ 188,738
          Less accumulated amortization                      (125,924)
                                                            ---------

          Net Property and Equipment Under Capital Lease    $  62,814
                                                            =========

8. Stock-Based Compensation Plans
---------------------------------
          In accordance with the provisions of SFAS No. 123, the Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations in accounting for its plans and does not recognize compensation expense for its stock-based compensation plans other than for options granted to non-employees. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under these plans consistent with the methodology prescribed by SFAS No. 123, the Company's net income and earnings per share would be reduced to the following pro forma amounts:

                                                     1999              1998
                                                     ----              ----
          Net Loss:
            As reported                         $  (1,293,640)   $  (1,696,229)
            Pro forma                           $  (1,388,153)   $  (1,732,742)

          Net Loss Per Share of Common Stock:
            As reported                         $        (.72)   $       (1.24)
            Pro forma                           $        (.78)   $       (1.27)

                             PROTOSOURCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


8. Stock-Based Compensation Plans (Continued)
---------------------------------------------
          These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be granted in future years. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following assumptions for the years ended December 31, 1999 and 1998:

                                                1999            1998
                                                ----            ----
          Risk free interest rate               5.99%           5.28%
          Expected life                     5.0 years       5.0 years
          Expected volatility                  38.18%          41.25%
          Expected dividend yield                  0%              0%

          The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in subjective input assumptions can materially affect the fair value estimates, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock-based compensation plans.

          The weighted average fair value price of options granted in 1999 and 1998 was $2.92 and $2.48, respectively.

          The following table summarizes information about the Company's stock-based compensation plans outstanding at December 31, 1999:

                           Options Outstanding Options          Exercisable
                       -----------------------------------  --------------------

                                       Weighted
                                       Average    Weighted              Weighted
            Range of                  Remaining   Average               Average
            Exercise       Number    Contractual  Exercise    Number    Exercise
             Prices     Outstanding   Life-Years    Price   Exercisable   Price
             ------     -----------   ----------    -----   -----------   -----
          $3.75 - 5.50     36,667        1.84       $3.75     36,667      $3.75
          $5.75 - 7.00    216,000        5.59       $6.62     12,500      $5.75
          ------------    -------        ----       -----     ------      -----

          $3.75 - 7.00    252,667        5.05       $6.20     49,167      $4.26
          ============    =======        ====       =====     ======      =====


     Non-Plan Compensation Expense
     -----------------------------
          The Company recorded compensation expense of $17,500 and $10,658 for the years ended December 31, 1999 and 1998, respectively, for the value of certain options granted to officers and Directors of the Company. The valuation of the options and warrants granted to employees is based on the difference between the exercise price and the market value of the stock on the measurement date. The valuation of the options granted to non-employees is estimated using the Black-Scholes option pricing model.

9. Concentration of Credit Risk
-------------------------------
          Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and accounts receivable. The Company places its cash

                             PROTOSOURCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


9. Concentration of Credit Risk (Continued)
-------------------------------------------
          equivalents and short term investments with high credit quality financial institutions and limits its credit exposure with any one financial institution. The Company provides credit, in the normal course of business, to a large number of companies in the Internet services industry. The Company's accounts receivable are due from customers located in California and throughout the United States. The Company performs periodic credit evaluations of its customers' financial condition and generally requires no collateral. The Company maintains reserves for potential credit losses, and such losses have not exceeded management's expectations.

10. Employee Benefit Plan
-------------------------
          Effective May 29, 1997, the Company adopted a 401(K) savings plan for employees who are not covered by any collective bargaining agreement, have attained age 21 and have completed one year of service. Employee and Company matching contributions are discretionary. The Company made matching contributions of $2,364 and $3,070 for the years ended December 31, 1999 and 1998, respectively. Company contributions vest as follows:

                    Years of Service      Percent Vested
                    ----------------      --------------
                           1                    33%
                           2                    66%
                           3                   100%

11. Acquisition
---------------
          On October 28, 1999, the Company purchased the Internet subscriber base and Web hosting subscriber base from MicroNet Services, Inc. ("MicroNet"), a New Haven, Connecticut based Internet service provider. The Company paid cash of $132,500 and issued 78,810 shares of the Company's common stock valued at $530,000. The Company also incurred an additional $38,955 in cash and common stock which is payable in 2000 for certain post-closing adjustments which was accrued in 1999. The Company also incurred legal, accounting, finders fees and other direct costs related to the acquisition of approximately $71,485. The acquisition was accounted for using the purchase method of accounting. Results of the acquired entity are included in the Company's operations commencing on the acquisition date.

          The following presents the unaudited proforma results of operations as if the acquisition of MicroNet occurred on January 1 of each year. The proforma information does not purport to be indicative of the results that actually would have been obtained if the operations had been combined during the years presented and is not intended to be a projection of future results.

                                                        1999            1998
                                                        ----            ----
                                                     (Unaudited)    (Unaudited)

          Net sales                                  $ 1,966,563    $ 1,795,788
          Net income (loss)                           (1,363,349)    (2,026,020)
          Net income (loss) per share of common stock       (.73)         (1.40)


12. Fair Value of Financial Instruments
---------------------------------------
          Disclosures about Fair Value of Financial Instruments for the Company's financial instruments are presented in the table below. These calculations are subjective in nature and involve uncertainties and significant matters of judgment and do not include income tax

                             PROTOSOURCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


12. Fair Value of Financial Instruments (Continued)
---------------------------------------------------
          considerations. Therefore, the results cannot be determined with precision and cannot be substantiated by comparison to independent market values and may not be realized in actual sale or settlement of the instruments. There may be inherent weaknesses in any calculation technique, and changes in the underlying assumptions used could significantly affect the results. The following table presents a summary of the Company's financial instruments as of December 31, 1999:

                                                         1999
                                                 ----------------------
                                                 Carrying    Estimated
                                                  Amount     Fair Value
                                                  ------     ----------
          Financial Assets:
            Cash and cash equivalents            $677,319     $677,319

          Financial Liabilities:
            Long-term debt                         84,460       84,460

          The carrying amounts for cash and cash equivalents, receivables, accounts payable and accrued expenses approximate fair value because of the short maturities of these instruments. The fair value of long-term debt, including the current portion, approximates fair value because of the market rate of interest on the long-term debt and the interest rate implicit in the obligations under capital leases.

13. Proposed Acquisition
------------------------
          In December 1999, the Company entered into a nonbinding letter of intent to acquire certain assets of Innovative Software Designs, Inc. ("Innovative"), an Internet service provider in Minnesota. Innovative has filed for protection from creditors pursuant to chapter eleven of the United States Bankruptcy Code. The Company will acquire Innovative's subscriber base and certain intangible assets for an aggregate purchase price of approximately $2,600,000 plus 50% of Innovative's gross revenues for a period of 90 days following the closing date. $1.6 million of the purchase price shall be paid in cash and $1 million will be paid in shares of the Company's stock at the thirty day average of the closing price of the common stock prior to closing.

14. Proposed Public Stock Offering
----------------------------------
          On February 22, 2000, the Company executed a letter of intent with an Underwriter to offer 800,000 shares of the Company's common stock at approximately $6.25 per share on a firm commitment basis. The Company will also grant the Underwriter an option to purchase an additional 120,000 shares from the Company to cover over-allotments for a period of forty-five days from the effective date of the Registration Statement.

          The Company will pay the Underwriter a commission equal to ten percent of the gross proceeds of the offering and a non-accountable expense allowance equal to three percent of the gross proceeds of the offering. In connection with the offering, the Company has agreed to issue the Underwriter a warrant, for $10, to purchase up to 80,000 shares of common stock. The Underwriter's warrant is exercisable for a period of four years beginning one year from the effective date of the Registration Statement. The exercise price of the Underwriter's warrant shall be an amount equal to 120% of the price of the shares sold to the public. There can be no assurance that the Offering will be successfully completed.

                             PROTOSOURCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


14. Proposed Public Stock Offering (Continued)
----------------------------------------------
          The Underwriter has also agreed to act as placement agent for a minimum $1,000,000 bridge financing on a best efforts basis prior to the public offering described above. The bridge financing is to be in the form of units which would contain promissory notes with interest at 10% to 12%. In addition, each $25,000 unit would contain such number of shares of the Company's common stock equal to $25,000 divided by the closing stock price on the closing date for the bridge financing. The promissory notes will be due at the closing of the above public offering or one year from the date of issuance, whichever occurs first. The Underwriter will be paid a 10% commission and a 3% nonaccountable expense allowance and warrants to purchase up to 10% of the common stock issuable as part of the units at an exercise price equal to 120% of the closing price of the common stock on the day prior to closing.

15. Subsequent Events (Unaudited)
---------------------------------
     Proposed Acquisitions
     ---------------------
          In May 2000, the Company terminated its letter of intent to purchase Innovative.

          On August 22, 2000, the Company acquired all of the outstanding common stock of Suncoast Automation, Inc. ("Suncoast") in exchange for 1,303,072 shares of the Company's common stock, which is valued at approximately $7,736,990. The Company also paid a finders fee of $315,000 in connection with the acquisition and estimates legal expenses and other direct costs of the acquisition to be approximately $85,000. The acquisition will be accounted for as a purchase. In addition, the Company will deposit 1,000,000 shares of its common stock (the "Earnout Shares") with an Escrow Agent. The shares will be held for a maximum of twenty seven months from the date of acquisition. The Earnout Shares may be earned by Suncoast's shareholders upon meeting certain subscriber and cash flow provisions over a twenty seven month period. If the criteria for issuance of the Earnout Shares are met the fair market value of the shares issued will be added to goodwill as an additional element of the cost of Suncoast.

          Results of operations of Suncoast are included in the statement of operations for August and September 2000. Acquired goodwill is being amortized over seven years using the straight line method.

          The following presents the unaudited proforma results of operations as if the acquisition of Suncoast occurred on January 1 of each period. The proforma information does not purport to be indicative of the results that actually would have been obtained if the operations had been combined during the years presented and is not intended to be a projection of future results.

                                         Nine Months Ended       Year Ended
                                         September 30, 2000   December 31, 1999
                                         ------------------   -----------------
                                             (Unaudited)         (Unaudited)

          Net sales                          $ 1,305,372         $ 1,289,760
          Net income (loss)                   (4,148,726)         (2,901,374)
          Net income (loss)
             per share of common stock             (1.23)               (.94)


     Bridge Loan Financing
     ---------------------
          The Company completed a private placement of $1,500,000 of bridge loan financing in May 2000. The bridge financing was in the form of units containing promissory notes with interest at 10%. In addition, each $25,000 unit consisted of 4,000 shares of the Company's common stock which were valued at $6.25 per share. The value of the common stock, commissions and other debt issuance costs will be amortized over the one year term of the notes. The promissory notes are due at the closing of the public offering described below, or one year from the date of issuance, whichever occurs first.

                             PROTOSOURCE CORPORATION
                          NOTES TO FINANCIAL STATEMENTS


15. Subsequent Events (Unaudited) (Continued)
---------------------------------------------
     Proposed Public Stock Offering
     ------------------------------

          The Company entered into a new letter of intent with an Underwriter to offer 1,000,000 units of the Company's securities at approximately $7.00 per unit on a firm commitment basis. Each unit consists of two shares of common stock and one class B common stock purchase warrant. The Company will also grant the Underwriter an option to purchase an additional 150,000 units from the Company to cover over-allotments for a period of forty-five days from the effective date of the Registration Statement.

          The Company will pay the Underwriter a commission equal to ten percent of the gross proceeds of the offering and a non-accountable expense allowance equal to three percent of the gross proceeds of the offering. In connection with the offering, the Company has agreed to issue the Underwriter a warrant, for $10, to purchase up to 150,000 units of the Company's securities. The Underwriter's warrant is exercisable for a period of four years beginning one year from the effective date of the Registration Statement. The exercise price of the Underwriter's warrant shall be an amount equal to 165% of the price of the units sold to the public. There can be no assurance that the Offering will be successfully completed.

16. Segment Information (Unaudited)
-----------------------------------
          The following table details certain financial information for our internet and cable TV operations for the nine months ended September 30, 2000. Prior to the August 2000 acquisition of Suncoast (Note 15) the Company only had internet operations.

                                     Internet        Cable TV      Consolidated
                                   ------------    ------------    ------------

          Revenues                 $  1,155,373    $     32,447    $  1,187,820
          Operating expenses          2,952,782         397,190       3,349,972
                                   ------------    ------------    ------------
          Operating loss             (1,797,409)       (364,743)     (2,162,152)
          Other income (expense)       (844,043)            227        (843,816)
                                   ------------    ------------    ------------
          Loss before provision
            for income taxes         (2,641,452)       (364,516)     (3,005,968)
          Provision for income
            taxes                          --             1,279           1,279
                                   ------------    ------------    ------------
          Net loss                 $ (2,641,452)   $   (365,795)   $ (3,007,247)
                                   ============    ============    ============


          Total assets             $  4,385,579*   $  9,054,637*   $ 12,795,229
                                   ============    ============    ============

* Total assets shown are prior to the elimination of intercompany accounts.

                            SUNCOAST AUTOMATION, INC.

                              Financial Statements
                           December 31, 1999 and 1998


                                    Contents



                                                                        Page
                                                                        ----

Report of Independent Certified Public Accountants                      F-25

Balance Sheets                                                          F-26

Statements of Operations                                                F-27

Statements of Changes in Stockholders' Deficit                          F-28

Statements of Cash Flows                                                F-29

Notes to Financial Statements                                           F-30

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





The Stockholders
Suncoast Automation, Inc.
Oldsmar, Florida


We have audited the accompanying balance sheets of Suncoast Automation, Inc. as of December 31, 1999 and 1998 and the related statements of operations, changes in stockholders' deficit, and cash flows for the year ended December 31, 1999 and the period from inception through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Suncoast Automation, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the year and period then ended, in conformity with generally accepted accounting principles.


/s/  Cherry, Bekaert & Holland, L.L.P.


St. Petersburg, Florida
May 26, 2000, except Notes 5 and 12
  which are dated August 14, 2000


                                   SUNCOAST AUTOMATION, INC.

                                        Balance Sheets

                                                                                December 31,
                                                             June 30,     ----------------------
                                                               2000          1999         1998
                                                             ---------    ---------    ---------
                                                            (unaudited)
Current assets
    Cash                                                     $ 127,651    $   9,541    $     102
    Accounts receivable                                         30,857       62,805         --
    Inventory                                                   13,783       13,783         --
    Prepaid expenses                                            27,838       17,768         --
                                                             ---------    ---------    ---------
           Total current assets                                200,129      103,897          102
                                                             ---------    ---------    ---------

Property and equipment - net                                   645,942      385,247        1,652

Intangible assets - net                                           --         12,035         --
                                                             ---------    ---------    ---------

           Total assets                                      $ 846,071    $ 501,179    $   1,754
                                                             =========    =========    =========


                             Liabilities and Stockholders' Deficit

Current liabilities
    Accounts payable                                         $ 126,019    $ 113,749    $  33,222
    Accrued payroll                                            196,221       76,760         --
    Deferred revenue                                            15,299         --           --
    Accrued interest                                             7,500       24,881         --
    Notes payable                                              550,000      715,000         --
    Stockholder note payable                                    60,183       60,183         --
                                                             ---------    ---------    ---------
           Total current liabilities                           955,222      990,573       33,222

Committments and contingencies                                    --           --           --

Stockholders' deficit
    Preferred stock                                               --           --           --
    Common stock                                                   119          100           85
    Paid in capital                                            781,147        6,812         --
    Accumulated deficit                                       (890,417)    (496,306)     (31,553)
                                                             ---------    ---------    ---------
           Total stockholders' deficit                        (109,151)    (489,394)     (31,468)
                                                             ---------    ---------    ---------

           Total liabilities and
             stockholders' deficit                           $ 846,071    $ 501,179    $   1,754
                                                             =========    =========    =========


                               See notes to financial statements

                                              F-26

                                    SUNCOAST AUTOMATION, INC.

                                     Statements of Operations


                                                                      For the period from inception through
                                           For the six-month periods       December 31, 1998 and for the
                                                ended June 30,             year ended December 31, 1999
                                           -------------------------       ----------------------------
                                             2000            1999             1999             1998
                                           ---------       ---------        ---------       ---------
                                          (unaudited)     (unaudited)
Revenue
    Sales                                  $ 102,253       $  44,841        $ 164,535       $  16,203

Less cost of goods sold                       83,258           1,307           65,236          26,399
                                           ---------       ---------        ---------       ---------

           Gross profit (loss)                18,995          43,534           99,299         (10,196)

Operating expenses
    Selling, general and
      administrative expenses                364,269          80,426          511,785          17,019
                                           ---------       ---------        ---------       ---------


             Loss from operations           (345,274)        (36,892)        (412,486)        (27,215)
                                           ---------       ---------        ---------       ---------

Other income (expense)
    Interest income                            2,423            --              3,718            --
    Interest expense                         (41,964)           --            (13,881)           --
    Other expense                             (9,296)           --             (8,170)           --
                                           ---------       ---------        ---------       ---------

           Total other
           income (expense)                  (48,837)           --            (18,333)           --
                                           ---------       ---------        ---------       ---------

           Net loss                        $(394,111)      $ (36,892)       $(430,819)      $ (27,215)
                                           =========       =========        =========       =========


                                 See notes to financial statements

                                                F-27


                                               SUNCOAST AUTOMATION, INC.

                                    Statements of Changes in Stockholders' Deficit


                                         Preferred stock          Common stock
                                     ----------------------   ----------------------     Paid in  Accumulated
                                        Shares     Amount      Shares       Amount       Capital    Deficit       Total
                                      ---------   ---------   ---------    ---------    ---------   ---------    ---------

Beginning balances                         --     $    --          --      $    --      $    --     $    --      $    --

Issuance of common stock                   --          --        85,000           85         --          --             85

Net income (loss) from inception
through December 31, 1998                  --          --          --           --           --       (27,215)     (27,215)

Distributions in 1998                      --          --          --           --           --        (4,338)      (4,338)
                                      ---------   ---------   ---------    ---------    ---------   ---------    ---------

Balances, December 31, 1998                --          --        85,000           85         --       (31,553)     (31,468)

Exchange of common stock                   --          --       (85,000)         (85)        --          --            (85)

Issuance of common stock                   --          --       100,000          100         --          --            100

Contributions                              --          --          --           --          6,812        --          6,812

Net income (loss) for 1999                 --          --          --           --           --      (430,819)    (430,819)

Distributions in 1999                      --          --          --           --           --       (33,934)     (33,934)
                                      ---------   ---------   ---------    ---------    ---------   ---------    ---------

Balances, December 31, 1999                --          --       100,000          100        6,812    (496,306)    (489,394)

Conversion of note payable                 --          --         9,728           10      774,335        --        774,345

Exercise of options                        --          --         9,000            9         --          --              9

Net loss for the six months
ended June 30, 2000                        --          --          --           --           --      (394,111)    (394,111)
                                      ---------   ---------   ---------    ---------    ---------   ---------    ---------

Balances, June 30,
2000 (unaudited)                           --     $    --       118,728    $     119    $ 781,147   $(890,417)   $(109,151)
                                      =========   =========   =========    =========    =========   =========    =========


                                           See notes to financial statements

                                                         F-28

                                              SUNCOAST AUTOMATION, INC.

                                              Statements of Cash Flows


                                                                                                 For the period from
                                                                                                  inception through
                                                              For the six-month periods     December 31, 1998 and for the
                                                                   ended June 30,           year ended December 31, 1999
                                                              -------------------------     ----------------------------
                                                                 2000           1999            1999            1998
                                                              ---------       ---------       ---------       ---------
Cash flows from operating activities                         (unaudited)     (unaudited)
    Reconciliation of net income to net cash
      used in operating activities
        Net loss                                              $(394,111)      $ (36,892)      $(430,819)      $ (27,130)
        Adjustments to reconcile net income to net
          cash used in provided by operating activities:
           Depreciation and amortization                         49,542             216          31,008              43
           Decrease (Increase) in accounts receivable            31,948            --           (62,805)           --
           Increase in inventories                                 --              --            (6,956)           --
           Increase in prepaid expenses                         (10,070)         (6,000)        (17,768)           --
           Increase (Decrease) in accounts payable               12,270         (32,406)         80,527          33,222
           Increase in accrued expenses and other               176,723            --           101,641            --
                                                              ---------       ---------       ---------       ---------
              Net cash used in operating activities            (133,698)        (75,082)       (305,172)          6,135
                                                              ---------       ---------       ---------       ---------


Cash flows from investing activities
    Capital expenditures                                       (298,192)        (41,784)       (402,568)         (1,695)
                                                              ---------       ---------       ---------       ---------
              Net cash used in investing activities            (298,192)        (41,784)       (402,568)         (1,695)
                                                              ---------       ---------       ---------       ---------


Cash flows from financing activities
    Proceeds from long-term debt borrowings                     550,000          80,000         715,000            --
    Proceeds from stockholder notes payable                        --            83,800          60,183            --
    Debt issuance costs                                            --              --           (24,070)           --
    Distributions to stockholders                                  --           (31,934)        (33,934)         (4,338)
                                                              ---------       ---------       ---------       ---------
              Net cash provided by financing activities         550,000         131,866         717,179          (4,338)
                                                              ---------       ---------       ---------       ---------

              Net increase in cash                              118,110          15,000           9,439             102

Cash at beginning of period                                       9,541             102             102            --
                                                              ---------       ---------       ---------       ---------

Cash at end of period                                         $ 127,651       $  15,102       $   9,541       $     102
                                                              =========       =========       =========       =========

Cash paid for interest                                        $    --         $    --         $    --         $    --
                                                              =========       =========       =========       =========

Non-cash financing activities
    Stockholder contribution of inventory                     $    --         $    --         $   6,812       $    --
                                                              =========       =========       =========       =========


                                          See notes to financial statements

                                                        F-29

                            SUNCOAST AUTOMATION, INC.

                          Notes to Financial Statements

                           December 31, 1999 and 1998


Note 1 - Summary of significant accounting policies
---------------------------------------------------

Financial statement presentation
--------------------------------

The financial statements include the activities of Suncoast Home Automation, Inc. (Home) and Suncoast Automation, Inc. (Auto), collectively known as "the Company", for the period from Home's inception, May 23, 1998 through and as of December 31, 1998. In 1999, the companies merged as described in Note 2 and, accordingly, the activities of Home and Auto are included in the 1999 financial statements.

In management's opinion, the financial information as of and for the six month period ended June 30, 2000 and 1999 which is unaudited, reflects all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial information for those interim periods. Operating results for the six month periods ended June 30, 2000 and 1999, are not necessarily indicative of the results that may be expected in future periods.

Revenue recognition
-------------------

The company recognizes revenue from service contracts in the period in which the service is provided.

Cash equivalents
----------------

For the purpose of the statement of cash flows, Suncoast Automation, Inc. (the Company) considers all short-term debt instruments purchased with a maturity of three months or less to be cash equivalents. At December 31, 1999, the Company owned no cash equivalents.

Allowance for uncollectible accounts
------------------------------------

The Company provides an allowance for uncollectible accounts based upon prior experience and management's assessment of the collectibility of specific accounts. There was no amount provided for uncollectible accounts at December 31, 1999 and 1998. All accounts were deemed collectible.

Inventory
---------

Inventory consists of parts for replacement of existing cable systems and is stated at the lower of cost (first-in, first-out) or market.

Property and equipment
----------------------

Property and equipment are stated at cost. Construction costs, including interest during construction and applicable overhead, are capitalized. Provisions for depreciation are determined on the straight-line method, over the estimated useful lives of the related assets ranging from five to seven years.

                           SUNCOAST AUTOMATION, INC.

                           December 31, 1999 and 1998


Note 1 - Summary of significant accounting policies -continued
--------------------------------------------------------------

Maintenance and repairs are charged to operating expenses as incurred, and renewals and betterments are capitalized. Any gains and losses on the sale of property are reflected in current operations. The Company reviews its long-lived assets and certain identifiable intangibles to be held and used by the Company for impairment whenever events or changes in circumstances indicate their carrying amount may not be recoverable. In so doing, the Company estimates the future net cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future net cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized to reduce the asset to its estimated fair value. Otherwise, an impairment loss is not recognized. Long-lived assets and certain identifiable intangibles to be disposed of, if any, are reported at the lower of carrying amount or fair value less cost to sell.

Intangible assets
-----------------

Intangible assets consist of debt issuance costs. Amortization of debt issuance costs is provided over the term of the loan on a straight line basis which is not materially different from the interest method. Accumulated amortization at December 31, 1999 is $12,035.

Income taxes
------------

Income taxes are accounted for according to Statement of Financial Accounting Standards No. 109, (SFAS 109). The statement requires the use of an asset and liability approach for the recognition of income taxes. Deferred tax assets and liabilities are recorded for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS 109 generally considers all expected future events.

Use of estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            SUNCOAST AUTOMATION, INC.

                           December 31, 1999 and 1998


Note 1 - Summary of significant accounting policies -continued
--------------------------------------------------------------

Advertising
-----------

Advertising costs are expensed as incurred and totaled $1,924 and $0 for the year and period ended December 31, 1999 and 1998, respectively.

Stock option plan
-----------------

The Company applies the provisions of Accounting Principles Board Opinion No. 25 in accounting for the plan and accordingly, no compensation expense has been recognized in connection with the granting of the stock options. In accordance with SFAS No. 123, Accounting for Stock-Based Compensation, the Company adopted the disclosure - only option and elected to apply the provisions of APB No. 25 for financial statement purposes.

Note 2 - Organization and merger
--------------------------------

Suncoast Home Automation, Inc. (Home) incorporated in Florida as an "S" corporation on May 23, 1998. Suncoast Automation, Inc. (Auto) incorporated on June 29, 1999 as a Delaware "C" corporation. On July 8, 1999 a plan of merger was effected with Home whereby Auto was the surviving corporation. The shareholders of Home received one share of Auto for each Home share of stock. A total of 85,000 shares were exchanged. Shareholders of Auto who were also shareholders of Home owned 100% of the outstanding shares of Home prior to the merger and 85% of Auto immediately following the merger. At the time of the merger, Auto had no assets or liabilities and had not begun operations. The merger was accounted for as a transfer between entities under common control similar to a pooling of interests.

Note 3 - Nature of business
---------------------------

The Company, headquartered in Oldsmar, Florida, was incorporated in June 1999 as a Delaware corporation. The Company provides interactive cable television systems and services to the timeshare resort industry. Currently, the Company operates systems, under contracts for generally seven years, in Scottsdale, Arizona, Williamsburg, Virginia, St. Croix, U.S. Virgin Islands and Sint Marteen. The Company also has a service agreement with an amusement park in Orlando, Florida.

                            SUNCOAST AUTOMATION, INC.

                           December 31, 1999 and 1998


Note 4 - Property and equipment
-------------------------------

Property and equipment and related allowance for depreciation are summarized as follows:

                                                                     Useful
                                           1999         1998       Life (yrs.)
                                        ---------    ---------     -----------

     Cable system equipment - on site   $ 352,758    $    --          5 - 7
     Office equipment and furnishings      36,643        1,695            7
     Computers                             14,862         --              5
                                        ---------    ---------
                                          404,263        1,695
     Less accumulated depreciation        (19,016)         (43)
                                        ---------    ---------

     Property and equipment, net        $ 385,247    $   1,652
                                        =========    =========


Note 5 - Note payable
---------------------

Note payable consists of a secured convertible note payable dated July 19, 1999 with interest compounded monthly at 8% per annum. Security for the note includes the Company's rights to and interests in certain agreements and future income derived therefrom. No principal or interest payments are due until maturity, July 19, 2000. The holder of the note has the right to convert the note, any time prior to the maturity date, into approximately ten percent of the Company's outstanding shares. In May 2000, the holder converted this debt into 9,728 shares of common stock. The holder of the note also owns a warrant for the purchase of an additional 6,383 shares of the Company's common stock for $.01 per share. This warrant is exercisable until July, 19, 2009. The holder of the note also has an option to purchase additional common stock up to approximately ten percent of the then existing authorized shares for up to $1.1 million. Interest expense for 1999 was $13,881 which is net of capitalized interest of $11,000.

In May 2000, the Company entered into a senior secured promissory note agreement with Protosource, Inc. for $500,000. The note is payable at the earliest of one year, at the time of any public or private debt offering greater than two million dollars or if the Company's stock is exchanged for another company's stock. Interest is accruing at 12% and is payable at maturity. The note is secured with 91,000 shares of the Company's stock owned by individuals. Protosource, Inc. has also entered into a binding agreement with the Company for the purchase of the Company's stock.

                            SUNCOAST AUTOMATION, INC.

                           December 31, 1999 and 1998


Note 6 - Notes payable - stockholder
------------------------------------

A stockholder of the Company advanced funds to the Company for cash flow needs. There are no stated terms for repayment.

Note 7 - Income taxes
---------------------

The Company has available a net operating loss carryforward, generated in 1999, of approximately $350,000 which will expire in 2019. This net operating loss can be carried forward to reduce future taxable income of an equal amount with a potential tax effect of approximately $140,000. No asset has been recocognized in these financial statements relating to this carryforward due to the uncertainty of the ultimate realization and timing of taxable income to offset. This valuation was recorded because management's estimates of the realization of the benefits are more likely than not to result in less than full utilization of the losses due to the start up nature of the business and having no history of profitable operations. The Company's tax returns, not barred by statute, are subject to audit and possible adjustment.

Note 8 - Lease commitments
--------------------------

The Company leases office space in Oldsmar, Florida under an operating lease for a three year term ending in July 2002 at a base annual rent of $18,000 per year and increased by five percent in each subsequent year. Minimum lease commitments are as follows:

                  Year ending
                  December 31
                  -----------
                      2000                  $18,450
                      2001                   19,373
                      2002                    9,922

Note 9 - Capitalization
-----------------------

The Company is authorized to issue 2,000,000 shares of common stock with a par value of $.001 per share. Common stock issued and outstanding at December 31, 1999 is 100,000 shares. The Company is also authorized to issue 500,000 shares of preferred stock with a par value of $.001 per share. At December 31, 1999 there were no shares of preferred stock issued or outstanding.

                            SUNCOAST AUTOMATION, INC.

                           December 31, 1999 and 1998


Note 10 - Major customers
-------------------------

Approximately seventy percent of the Company's sales for 1999 were to one customer. On May 31, 2000 the parent corporation of this customer filed for protection under current bankruptcy laws. The Company's customer contracts directly with homeowner associations where the service is provided. Accounts receivable from this customer at June 30, 2000 were $28,629 (unaudited). Accounts receivable from this customer at December 31, 1999 were $31,395 all of which was collected in 2000. The Company's customer is a profitable segment of the entity under bankruptcy. The Company has not experienced any cash flow or operational difficulties with this customer and does not anticipate any difficulties in the future due to the contractual relationships between the Company, the customer and the related homeowner associations. Management believes there will be no significant adverse impact on its operations as a result of these actions. The remainder of the Company's sales are to another customer.

Note 11 - Stock option plan
---------------------------

On July 29, 1999, the Company's shareholders approved the Suncoast Automation, Inc. Formation Stock Incentive Plan that provided the issuance of 9,000 options for key employees to purchase the Company's common stock. As of December 31, 1999, 9,000 shares had been awarded under the plan at an exercise price of $.001 per share. The exercise price of each option approximates the fair market value of the Company's common stock at the date of the grants. One half of the options vest on January 1, 2000 and the remaining half vest on January 1, 2001. Certain acceleration clauses exist. The options expire on July 27, 2009. Due to the start up nature of the Company at the grant date of the options, no compensation expense has been assigned to the options, and the fair value of the options granted is considered immaterial.

Note 12 - Liquidity
-------------------

At December 31, 1999, the Company has a deficiency in assets of $490,000, current liabilities of $990,000 and successive years of losses. However, management has taken certain actions to obtain additional capital and improve liquidity. Certain liabilities totaling $740,000 were converted to equity subsequent to December 31, 1999. Also, additional loans were obtained with repayment terms extending beyond 2000. In addition, start up costs and non-recurring expenses were incurred in 1999 which are not anticipated in the future. The Company also has long term contracts for cable services that will produce revenues sufficient to cover operating costs at a minimum funding level. Management has entered into a binding agreement with a third party for the purchase of its stock which will provide access to additional sources of funds. Management believes the conversion of debt to equity already completed, along with existing operating contracts are adequate to fund operations at the current level. Management also believes that other potential sources of funds will provide sufficient capital resources to fund expansion. However, there can be no assurances that such potential sources of funds will be obtained or that they will be adequate to fund expanded operations.

================================================================================






                                 1,000,000 UNITS







                             PROTOSOURCE CORPORATION




                                -----------------

                                   PROSPECTUS

                                -----------------


KASHNER DAVIDSON SECURITIES CORPORATION


                                         ANDREW, ALEXANDER, WISE & COMPANY, INC.

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell those securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the company have not changes such the date hereof.









================================================================================

              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]

                             PROTOSOURCE CORPORATION
                              Cross Reference Sheet


Form SB-2 Item Number and Caption            Captions In Prospectus
---------------------------------            ----------------------

 1.  Front of Registration Statement and
     Outside Front Cover of Prospectus       Cover Page

 2.  Inside Front and Outside Back Cover     Cover Page, Inside Cover Page,
     Pages of Prospectus                     Outside Back Page

 3.  Summary Information and Risk Factors    Prospectus Summary, Risk Factors

 4.  Use of Proceeds                         Use of Proceeds

 5.  Determination of Offering Price         Cover Page, Risk Factors

 6.  Dilution                                Dilution

 7.  Selling Securityholders                 Selling Stockholders, Plan of
                                             Distribution

 8.  Plan of Distribution                    Prospectus Summary, Selling
                                             Stockholders, Plan of Distribution

 9.  Legal Proceedings                       Business

10.  Directors, Executive Officers,          Management, Security Ownership of
     Promoters and Control Persons           Management and Certain Beneficial
                                             Owners

11.  Security Ownership of Certain           Security Ownership of Management
     Beneficial Owners and Management        and Certain Beneficial Owners

12.  Description of Securities               Description of Capital Stock

13.  Interest of Named Experts and Counsel   Legal Matters, Experts

14.  Disclosure of Commission Position on    Management
     Indemnification for Securities Act
     Liabilities

15.  Organization Within Last Five Years     Not Applicable

16.  Description of Business                 Prospectus Summary, Business

17.  Management's Discussion and Analysis    Management's Discussion and
     or Plan of Operation                    Analysis of Financial Condition and
                                             Results of Operations

18.  Description of Property                 Business

19.  Certain Relationships and Related       Not Applicable
     Transactions

20.  Market for Common Equity and Related    Front Cover Page, Description of
     Shareholder Matters                     Capital Stock

21.  Executive Compensation                  Management

22.  Financial Statements                    Financial Statements

23.  Changes in and Disagreements with       Not Applicable
     Accounts on Accounting and Financial
     Disclosure

              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus Subject To Completion


                             PROTOSOURCE CORPORATION


                         435,041 Shares of Common Stock


     This prospectus relates to the possible sale, from time to time, by the selling stockholders of Protosource of up to 435,041 shares of our common stock. Please see the "Selling Stockholders" section in this prospectus for a complete description of all of the selling stockholders.


     There is no underwriter or coordinating broker acting in connection with this offering of common shares by our selling stockholders.

     We will not receive any proceeds from sales by our selling stockholders.

     Concurrently with the commencement of this offering, we are offering by separate prospectus, 1,000,000 units, each unit consisting of 2 shares of our common stock and 1 class B common stock purchase warrant through Kashner Davidson Securities Corporation on a firm commitment basis. The class B common stock purchase warrants entitles the holder to purchase one share of our common stock at an exercise price of $___per share at anytime within a five year period from the date on this prospectus.


     Our common stock is quoted on the Nasdaq SmallCap Market under the symbol "PSCO." On February __, 2001, the last reported price for our common stock on The Nasdaq SmallCap Market was __________.


This investment involves a high degree of risk. See the "Risk Factors" beginning on page__.

     Neither the securities and exchange commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is complete or accurate. Any representation to the contrary is a criminal offense.


              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]

                                  The Offering


Common stock outstanding prior
to this offering......................  2,734,648 shares of common stock



Securities offered by the selling
stockholders in this offering.........  435,041 shares of common stock



Securities offered by Protosource
Corporation in a concurrent
underwritten offering.................  1,000,000 units consisting of two shares of our common stock with no par value
                                        and one class B common stock purchase
                                        warrant.

Common stock to be outstanding
after this offering...................  4,734,648 shares of common stock. In calculating the number of shares, we
                                        included the shares being offered by
                                        Protosource Corporation in a concurrent
                                        underwritten offering by a separate
                                        prospectus

Use of proceeds.......................  We will not receive any proceeds from the sale of securities by the selling
                                        stockholders.

Trading symbols.......................  Our common stock trades on the Nasdaq
                                        SmallCap Market under the symbol PSCO
                                        and our class A common stock purchase
                                        warrants trade under the symbol PSCOW.
                                        Our class B common stock purchase
                                        warrants will trade under the symbol
                                        PSCOZ. The units will not be a traded
                                        security.

     The number of shares of common stock to be outstanding immediately after this offering excludes:

     o 1,137,000 shares of common stock issuable upon the exercise of 1,137,000 class A common stock purchase warrants


     o 1,150,000 shares of common stock issuable upon the exercise of 1,150,000 class B common stock purchase warrants, including underwriter's over-allotment option.

     o 300,000 shares of common stock issuable upon the exercise of the underwriter's warrant and class B common stock purchase warrants

     o 300,000 shares of common stock subject to the underwriter's over-allotment option

     o 649,378 shares of common stock issuable upon the exercise of additional warrants and options

     o 100,000 shares of common stock issuable upon the exercise of options issued in connection with our 1999 Stock Option Plan

     o 135,167 shares of common stock issuable upon the exercise of options issued in connection with our 1994 Stock Option Plan

     o 866,988 shares of common stock issuable upon shareholder approval in connection with the acquisition of Suncoast Automation, Inc.

              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]

                                 USE OF PROCEEDS


     We will not receive any proceeds from the sale of securities by the selling stockholders.

              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]

                              SELLING STOCKHOLDERS

     The following table gives information on the selling stockholders based on the number of outstanding shares of common stock as of September 1, 2000. Please note that a large majority of the selling stockholders shares of common stock are subject to various lock-up agreements. See "Shares Eligible for Future Sale
- Lock-up Agreements."

                                                             No. of
                                                             Shares                         No. of Shares
                                                          Beneficially      No. of Shares    Owned After
Name                                                          Owned            Offered           Sale
----                                                          -----            -------           ----

Raymond J. Meyers(1)                                          22,500            22,500            --
SHA Cable Holdings(2)(3)                                     168,200           168,200            --
South Ocean, LLC(2)(4)                                       164,580           164,580            --
Guy L. Ashley II(2)                                            4,210             4,210            --
George Teichner(2)                                             4,071             4,071            --
Arthur Shinensky(2)                                            4,071             4,071            --
Continental Capital & Equity Corporation(6)                   15,000            15,000            --
Ira and Elizabeth Kanfer, JTWROS (5)                           2,434             2,434            --
Ira Kanfer and Stuart Rosenkrantz, Tenants in Common (5)       1,309             1,309            --
Denise and Stuart Rosenkrantz, JTWROS(5)                      48,666            48,666            --


-----------------


     (1)  Former Chief Executive Officer of Protosource Corporation. Includes
          22,500 options to purchase shares of common stock.



              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]



     (2) Independent third party who received shares of our common stock pursuant to our August 22, 2000 acquisition of Suncoast Automation, Inc. We issued 1,303,072 shares of our common stock and reserved 1,000,000 shares of our common stock, which can be earned out pursuant to a Stock Exchange Agreement. The parties to the Stock exchange Agreement agreed not to sell, transfer, or otherwise dispose of any shares of our common stock owned by them or acquired by them under the terms of the Earn out provisions for a 36 month period ending on August 1, 2003 without our prior written consent.

     (3) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Alan Docter, Adam Wagner, Rob Israel, Diane Israel, Lynne Israel, Gerald Bedrin, Atti Vilpulla, David Weinberger, John Wagner, Daniel Marx, Paul Beck, Eric Salomon, Steve Marvin and Colin Frey may be deemed a control persons of the shares owned by such entity.

     (4) Includes 77,959 shares held in the name of Jeanne F. Jennnings. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Jeanne F. Jennings and David Jennings may be deemed control persons of the shares owned by such entity.

     (5) Independent third party who received shares of our common stock in connection with our November 1, 1999 acquisition of MicroNet Services, Inc. We issued 74,870 shares of our common stock pursuant to a Stock Purchase Agreement. The parties to the Stock Purchase Agreement agreed not to sell, transfer, or otherwise dispose of any shares of our common stock owned by them for a 36 month period ending on November 1, 2002 (except that with respect to the shares owned by Denise & Stuart Rosenkrantz, $12,500 worth of shares may be sold per fiscal quarter) without our prior written consent.

     (6) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, John Manion may be deemed a control person of the shares owned by such entity.

              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]

                              PLAN OF DISTRIBUTION

     Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on the Nasdaq SmallCap Market, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on the Nasdaq SmallCap Market, in negotiated transactions, through a combination of such methods of sale, or otherwise in accordance with applicable law. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both, which compensation may not exceed 8% of the proceeds of the sale of such shares.

     The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commission or discounts under the Securities Act of 1933.

     We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders. The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, to broker-dealers in connection with any sale of their shares.

     We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may the required to make in respect thereof.

              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]

                                TABLE OF CONTENTS


Section                                                              Page Number
-------                                                              -----------

Prospectus Summary
Use of Proceeds
Risk Factors
Price Range of Common Stock
Dividend Policy
Dilution
Capitalization
Selected Financial Data
Management's Discussion and Analysis of Financial Condition
  and Results of Operations
Business
Management
Summary Compensation Table
Selling Stockholders
Plan of Distribution
Security Ownership of Management and Certain Beneficial Owners
Description of Capital Stock
Shares Eligible for Future Sale
Certain Transactions
Experts
Additional Information
Index to Financial Statements

              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]

================================================================================



                                     435,041
                             SHARES OF COMMON STOCK




                             PROTOSOURCE CORPORATION



                                -----------------

                                   PROSPECTUS

                                -----------------


     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this prospectus shall not under any circumstances create any implication that there has not been any change in our affairs since the date hereof; however, any changes that may have occurred are not material to an investment decision. In the event there have been any material changes in our affairs, a post-effective amendment will be filed. We reserve the right to reject any order, in whole or in part, for the purchase of any of the shares offered.


     Until _____, 2001 (25 days after the date of this prospectus), all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.


                   The date of this prospectus is ______, 2001



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our Articles of Incorporation provide that liability of directors to us for monetary damages is eliminated to the full extent provided by California law. Under California law, a director is not personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except for liability arising from (i) any breach of the director's duty of loyalty to us or our shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) authorizing the unlawful payment of a dividend or other distribution on our capital stock or the unlawful purchases of our capital stock, or (iv) any transaction from which the director derived any improper personal benefit.

     The effect of this provision in the Articles of Incorporation is to eliminate the rights of us and our stockholders (through stockholders' derivative suits on behalf of us) to recover monetary damages from a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above. This provision does not limit or eliminate the rights of any stockholder or us to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care or any liability for violation of the federal securities laws.

     The Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for the underwriters' indemnification of us and our directors and officers for certain liabilities arising under the Securities Act or otherwise.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities offered hereby.


Securities and Exchange Commission Registration Fee                     $  7,890
NASD Filing Fee                                                            3,520
Nasdaq Listing Fee                                                        10,000
Boston Stock Exchange Listing Fee                                          1,000
Blue Sky Legal Fees and Expenses                                          25,000
Printing and Engraving Expenses                                           25,000
Transfer Agent's Fees and Expenses                                         5,000
Accounting Fees and Expenses                                              45,000
Legal Fees and Expenses                                                  100,000
Underwriter's Consulting Agreement                                        60,000
Underwriter's Non-Accountable Expense                                    210,000
Miscellaneous Expenses                                                    74,590
                                                                        --------

         Total Estimated Expenses                                       $567,000
                                                                        ========



ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     On November 22, 1999, Sun Hin Enterprises exercised options for 10,000 shares of our common stock.

     On December 16, 1999, Sun Hin Enterprises exercised options for 10,000 shares of our common stock.

     On November 1, 1999, we issued 70,929 shares of our common stock pursuant to a stock purchase agreement in connection with our acquisition of MicroNet Services, Inc.

     On January 28, 2000, Howard Silverman exercised his option for 5,000 shares of our common stock.

     On March 2, 2000, Howard Silverman exercised his option for 10,455 shares of our common stock.

     On March 3, 2000, Raymond Meyers exercised his option for 5,000 shares of our common stock.

     On March 20, 2000, Raymond Meyers exercised his option for 10,000 shares of our common stock.

     On March 31, 2000, we issued 240,000 shares of our common stock to various investors in connection with a Bridge Loan.

     On April 28, 2000, Raymond Meyers exercised his option for 21,667 shares of our common stock.

     In May 2000, Andrew, Alexander, Wise & Co., Inc. acted as placement agent for $1,500,000 of a bridge financing. The short-term financing was in the form of units containing promissory notes with interest at 10%. In addition, each $25,000 unit consisted of 4,000 shares of our common stock. Andrew, Alexander, Wise & Co., Inc. was paid a 10% commission and a 3% non-accountable expense allowance and was issued warrants to purchase up to 10% of the common stock issuable as part of the units at an exercise price equal to 120% of the closing price of the common stock on the day prior to closing.

     On July 31, 2000, we issued 3,941 shares of our common stock to MicroNet Services, Inc. to settle a dispute over shares of our common stock held in escrow in connection with our purchase of certain Assets of MicroNet.

     On August 22, 2000, we issued 1,303,072 shares of our common stock in exchange with the acquisition of 100% of the outstanding shares of common stock of Suncoast Automation, Inc. pursuant a stock exchange agreement.

     On August 31, 2000, we issued 21,000 shares of our common stock to Continental Capital & Equity Corporation for professional services.

     On September 26, 2000, Paul Sloan exercised his option for 10,000 shares of our common stock.

     In December 2000, Andrew, Alexander, Wise & Co., Inc. acted as placement agent for a $175,000 bridge financing. The short-term financing was in the form of a unit containing promissory notes with interest at 10%. In addition, the unit consisted of 50,000 shares of our common stock. Andrew, Alexander, Wise & Co., Inc. was paid a 10% commission and a 3% non-accountable expense allowance and was issued warrants to purchase up to 10% of the common stock issuable as part of the units at an exercise price equal to 120% of the closing price of the common stock on the day prior to closing.

     In January 2001, Andrew, Alexander, Wise & Co., Inc. acted as placement agent for a $175,000 bridge financing. The short-term financing was in the form of a unit containing promissory notes with interest at 10%. In addition, the unit consisted of 50,050 shares of our common stock. Andrew, Alexander, Wise & Co., Inc. was paid a 10% commission and a 3% non-accountable expense allowance and was issued warrants to purchase up to 10% of the common stock issuable as part of the units at an exercise price equal to 120% of the closing price of the common stock on the day prior to closing.

Except as other disclosed, each of the foregoing issuances of securities was made in reliance on Section 4(2) of the Securities Act of 1933, as amended.

ITEM 27. EXHIBITS

EXHIBIT
NUMBER                  DESCRIPTION
------                  -----------


1.01        Underwriting Agreement**

1.02        Underwriter's Warrant Agreement**

1.03        Selected Dealer's Agreement**

1.04        Agreement Among Underwriters**

1.05        Financial Advisory and Investment Banking Agreement

1.06        Class B warrant agreement


2.01        Restated Articles of Incorporation of the Registrant (1)

2.02        By-laws of the Registrant (1)

5.01        Opinion and consent of Sichenzia, Ross & Friedman LLP

10.01       1995 Incentive Stock Option Plan (2)

10.02       Severance Agreement with Raymond Meyers (3)

10.03       Consulting Agreement with Raymond Meyers (3)

10.04       Employment Agreement with William Conis (3)

10.05       Bridge Loan Agreement**

10.06 Asset Purchase Agreement, dated as of October 28, 1999 and effective as of November 1, 1999, by and among MicroNet Services, Inc., Kanfer Associates, Denise Rosenkrantz, James Sette and ProtoSource Corporation (3)

10.07 Stock Exchange Agreement, dated as of August 22, 2000 and effective as of August 1, 2000, by and among ProtoSource Corporation, Suncoast Automation, Inc. and the shareholders of Suncoast Automation, Inc.
            (4)

10.08       Form of Employment Agreement with Theodore Triantafilu (4)

10.09       Form of Employment Agreement with Mark Blanchard (4)

10.10       Form of Employment Agreement with Kent Spears (4)

10.11       1999 Executive Officer Stock Option Plan (5)

10.12 Form of Master Agreement for Construction between Suncoast Automation, Inc. and Walt Disney World**

10.13 Exclusive Cable Development and Programming Services Agreement between Suncoast Automation, Inc. and Sunterra Communications Corporation for Scottsdale Village Mirage**

10.14 Exclusive Cable Development and Programming Services Agreement between Suncoast Automation, Inc. and Sunterra Communications Corporation for Greenspring Plantation and Powhatan Plantation**

10.15 Exclusive Cable Development and Programming Services Agreement between Suncoast Automation, Inc. and Sunterra Communications Corporation for Carambola Beach Estate, Flamingo Beach, and Royal Palm Beach**

10.16 Exclusive Cable Development and Programming Services Agreement between Suncoast Automation, Inc. and Bluegreen Resorts Management, Inc for Laurel Crest, Mountainloft, Shenandoah Crossing and Christmas Mountain Resorts**


10.17 Exclusive Cable Development and Programming Services Agreement between Suncoast Automation, Inc. and Sunterra Communications Corporation for Cypress Point Resort located in Lake Buena Vista, Florida**



10.18       Amendment No. 1 to the Stock Exchange Agreement, dated as of
            August 22, 2000 and effective as of August 1, 2000, by and among ProtoSource Corporation, Suncoast Automation, Inc. and the shareholders of Suncoast Automation, Inc., dated January 15, 2001**




23.01       Consent of Angell & Deering

23.02       Consent of Cherry, Bekaert & Holland, L.L.P.

27.01       Financial Data Schedule of ProtoSource Corporation

27.02       Financial Data Schedule of Suncoast Automation, Inc.**

----------

*    To be filed by amendment.
**   Previously filed.

(1) Incorporated by reference to the Registrant's Registration Statement on Form SB-2/A, as filed with the Commission on May 5, 1998.

(2) Incorporated by reference to the Registrant's Registration Statement on Form SB-2, declared effective by the Commission on February 9, 1995, file number 333-56242.

(3) Incorporated by reference to the Registrant's Form 8-K, as filed with the Commission on November 9, 1999.

(4) Incorporated by reference to the Registrant's Form 8-K, as filed with the Commission on August 31, 2000.

(5) Incorporated by reference to the Registrant's Registration Statement on Form S-8, as filed with the Commission on May 14, 1999, file number 333-78497.


ITEM 28. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file a post-effective amendment to this Registration Statement during any period in which offers or sales are being made:

     (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement of any material change to such information in the Registration Statement.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of this offering.

(3) To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

(4) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, insofar as indemnification for liabilities arising from the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

That, for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES


     Pursuant to the requirements of the Act, we certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of California on February 1, 2001.


PROTOSOURCE CORPORATION

By: /s/ WILLIAM CONIS, CHIEF EXECUTIVE OFFICER
----------------------------------------------
William Conis, Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints William Conis his true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any Amendments thereto and any Registration Statement of the same offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of us in the capacities and on the dates indicated.

         SIGNATURE                     CAPACITY                      DATE
         ---------                     ---------                     ----


/s/ WILLIAM CONIS             Chief Executive Officer, Chief    February 1, 2000
-------------------------     Financial Officer, President,
William Conis                 Director [Principal Executive and
                              Accounting Officer]


/s/ THEODORE TRIANTAFILU      Director, Chief Operating         February 1, 2000
-------------------------     Officer - Suncoast Division
Theodore Triantafilu          and Director


/s/ ANDREW STATHOPOULOS       Director                          February 1, 2000
-------------------------
Andrew Stathopoulos


/s/ MICHAEL A. GALES          Director                          February 1, 2000
-------------------------
Michael A. Gales


/s/ SEYMOUR G. SIEGEL         Director                          February 1, 2000
-------------------------
Seymour G. Siegel